                                               Filed Pursuant to rule 424(b)(5)
                                                  Registration number 333-49625


PROSPECTUS SUPPLEMENT
To Prospectus Dated July 28, 1999

                                  $550,000,000

                         First Chicago Master Trust II
                                     Issuer

             Floating Rate Asset Backed Certificates Series 1999-Y

                               FCC National Bank
                              Seller and Servicer

                                  ------------


                       The Trust will issue--
 Consider              Class A Certificates
 carefully the
 risk factors          Principal amount               $550,000,000
 beginning on page
 10 in the             Certificate rate               One-Month LIBOR
 prospectus.                                          plus 0.20% annually

 A Class A             Interest paid                  Monthly
 Certificate is
 not a deposit and     First interest payment date    September 15, 1999
 neither the Class
 A Certificates        Scheduled principal payment    August 2003 Distribution
 nor the               date                           Date
 underlying
 accounts or           Series termination date        August 2005 Distribution
 receivables are                                      Date
 insured or
 guaranteed by the     Collateral Interest Series 1999-Y
 Federal Deposit
 Insurance             . In the amount of $78,571,429 that is subordinated to
 Corporation or          the Class A Certificates.
 any other
 governmental          The Trust will own--
 agency.
                       . receivables in a portfolio of consumer revolving
 The Class A             credit card accounts;
 Certificates will
 represent             . payments due on or related to those receivables, and
 interests in the
 trust only and        . a Cash Collateral Account in the initial amount of
 will not                $6,285,715 available to make certain payments to the
 represent               Class A Certificates.
 interests in or
 obligations of        This prospectus supplement and the accompanying
 FCC National Bank     prospectus relate to the offering of the Class A
 or any FCC            Certificates only.
 National Bank
 affiliate.

 The Trust will
 own receivables
 only, not the
 credit card
 accounts in which
 the receivables
 arise.

 This prospectus
 supplement may be
 used to offer and
 sell the Class A
 Certificates only
 if accompanied by
 the prospectus.

                                                      Per Class A
                                                      Certificate    Total
                                                      ----------- ------------
               Public Offering Price.................  $1,000.00  $550,000,000
               Underwriting Discount and
                Commissions..........................  $    2.50  $  1,375,000
               Proceeds to Bank......................  $  997.50  $548,625,000

The underwriting discount will be $10.00 per Class A Certificate for up to $3,000,000 initial principal amount of the certificates sold to various noninstitutional investors. To the extent the Class A Certificates are sold to these investors, the actual underwriting discount will be more than, and the proceeds to the Bank from the sale of the Class A Certificates will be less than, the amounts shown above.

Banc One Capital Markets, Inc.
                Bear, Stearns & Co. Inc.
                                 J.P. Morgan & Co.
                                                            Salomon Smith Barney

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 28, 1999

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  We provide information to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Class A Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Class A Certificates.

  This Prospectus Supplement describes the terms of your Class A Certificates in greater detail than our Prospectus. You should read both the Prospectus and this Prospectus Supplement to get a complete description of the terms of your Class A Certificates. If the information in the Prospectus contemplates different or multiple options for a Series of Certificates, please rely on the information in this Prospectus Supplement as to the applicable option. If the Prospectus indicates that a particular provision or term applies to all Certificates, such provision or term will apply to your Class A Certificates.

  We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-46 in this document and under the caption "Index of Terms for Prospectus" beginning on page 63 in the accompanying Prospectus.

  Banc One Capital Markets, Inc. ("BOCM"), an affiliate of FCC National Bank, may buy and sell Certificates in the secondary market as part of its ordinary business as a broker-dealer. BOCM may use this prospectus supplement and the accompanying prospectus in such transactions. BOCM will make any such sales at the prevailing market price at the time of the sale.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF SERIES TERMS....................................................  S-5
SUMMARY OF SERIES PROVISIONS...............................................  S-6
 Offered Securities........................................................  S-6
  Interest Payments........................................................  S-6
  Principal Payments.......................................................  S-6
 The Collateral Interest...................................................  S-7
 Enhancement...............................................................  S-7
 Other Interests in the Trust..............................................  S-7
  Other Series of Certificates.............................................  S-7
  The Seller Certificate...................................................  S-7
 Risks of Certificate Ownership............................................  S-7
 Information About the Receivables.........................................  S-7
 Collections by the Servicer...............................................  S-8
 Allocations and Payments to You and Your Series...........................  S-8
  Allocations of Collections of Finance Charge Receivables.................  S-8
  Allocations of Collections of Principal Receivables...................... S-10
   Revolving Period........................................................ S-11
   Accumulation Period..................................................... S-11
   Rapid Amortization Period............................................... S-11
   Liquidation Events...................................................... S-11
 Shared Principal Collections.............................................. S-12
 Denominations............................................................. S-12
 Registration, Clearance and Settlement.................................... S-12
 Tax Status................................................................ S-12
 ERISA Considerations...................................................... S-13
 Certificate Ratings....................................................... S-13
RECENT DEVELOPMENTS........................................................ S-14
 Merger of Parent Corporation and Proposed Merger of Seller................ S-14
 Industry Litigation....................................................... S-14
 Recent Proposed Legislation............................................... S-14
THE BANK'S CREDIT CARD PORTFOLIO........................................... S-15
 General................................................................... S-15
 Loss and Delinquency Experience........................................... S-15
 Revenue Experience........................................................ S-17
 Interchange............................................................... S-18
THE ACCOUNTS............................................................... S-19
 Billing and Payments...................................................... S-21

                                                                            Page
                                                                            ----
THE SELLER................................................................. S-24
MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS.............................. S-24
DESCRIPTION OF THE CLASS A CERTIFICATES AND THE AGREEMENT.................. S-26
 General................................................................... S-26
 Interest Payments......................................................... S-27
 Principal Payments........................................................ S-28
 Allocation Percentages.................................................... S-29
 Application of Collections................................................ S-30
 Postponement of Accumulation Period....................................... S-31
 Reallocation of Collections............................................... S-31
 Allocation of Funds....................................................... S-32
  Payment of Interest, Fees and Other Items................................ S-32
  Excess Spread; Excess Finance Charge Collections......................... S-33
  Payments of Principal.................................................... S-34
 Shared Collections of Finance Charge Receivables.......................... S-36
 Shared Collections of Principal Receivables............................... S-36
 The Cash Collateral Account............................................... S-37
 Principal Funding Account................................................. S-38
 Reserve Account........................................................... S-38
 Defaulted Receivables; Rebates and Fraudulent Charges..................... S-39
 Final Payment of Principal; Termination of Trust.......................... S-40
 Liquidation Events........................................................ S-41
 Servicing Compensation and Payment of Expenses............................ S-42
 Reports to Class A Certificateholders..................................... S-42
UNDERWRITING............................................................... S-44
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT................................... S-46
ANNEX I: PRIOR ISSUANCES OF CERTIFICATES...................................  A-1

                      [This page intentionally left blank]

 . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, read carefully this entire document and the accompanying Prospectus.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

                            SUMMARY OF SERIES TERMS

Issuer....................  First Chicago Master Trust II (the "Trust").

Title of Security.........  Floating Rate Asset Backed Certificates
                             Series 1999-Y (the "Class A Certificates").

Initial Invested Amount...  $628,571,429

Class A Initial Invested    $550,000,000
 Amount...................

Collateral Initial          $78,571,429
 Invested Amount..........

Class A Certificate         LIBOR plus 0.20% per annum.
 Rate.....................

Distribution Dates........  The fifteenth day of each month (or, if that day is not a business day, the next business
                             day); the first Distribution Date is
                             September 15, 1999.

Class A Scheduled Payment   The August 2003 Distribution Date.
 Date.....................

Controlled Accumulation     For each Distribution Date with respect to
 Amount...................   the Accumulation Period, $45,833,333.33.
                             However, if the commencement of the
                             Accumulation Period is delayed as described under "Description of the Class A
                             Certificates and the Agreement--Postponement of Accumulation Period," the Controlled
                             Accumulation Amount may be higher. The Bank currently believes it is likely that the start of the Accumulation Period will be delayed.

Series Closing Date.......  August 10, 1999.

Series Termination Date...  The August 2005 Distribution Date.

                          SUMMARY OF SERIES PROVISIONS

OFFERED SECURITIES

The Trust is offering the Class A Certificates as part of Series 1999-Y. The Class A Certificates represent an interest in the assets of the Trust. The initial aggregate principal amount of the Class A Certificates is $550,000,000.

Interest Payments

The Class A Certificates will accrue interest for each Interest Period at the Class A Certificate Rate set on the related LIBOR Determination Date.

Interest accrued during each Interest Period will be due on each Distribution Date. Any interest due but not paid on a Distribution Date will be payable on the next Distribution Date together with additional interest at the Class A Certificate Rate plus 2% per annum.

 . Each "Interest Period" begins on and includes a Distribution Date and ends on and excludes the next Distribution Date. However, the first Interest Period will begin on and include August 10, 1999 (the "Series Closing Date") and end on and exclude September 15, 1999, the first Distribution Date.

 . LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. In addition, see "Description of the Class A Certificates and the Agreement-- Interest Payments" in this Prospectus Supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 (or similar replacement page).

 . "LIBOR Determination Dates" are:

 . August 6, 1999, for the period beginning on and including the Series
  Closing Date and ending on and excluding August 16, 1999;

 . August 12, 1999, for the period beginning on and including August 16, 1999 and ending on and excluding September 15, 1999; and

 . the second London business day prior to the first day of each Interest
  Period, for each Interest Period following the first Interest Period.

The following time line shows the relevant dates for the first two Interest Periods.

                          First Two Interest Periods

          Closing                 Interest                     Interest
          Date                    Payment                      Payment
          (8/10/99)               (9/15/99)                    (10/15/99)
-------------------------------------------------------------------------------
LIBOR                   LIBOR                     LIBOR
Set                     Re-set                    Re-set
(8/6/99)                (8/12/99)                 (10/13/99)


Other Interest Periods will follow sequentially after the second Interest Period in the same manner as is shown in the time line.

See "Description of the Class A Certificates and the Agreement--Interest Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain the Class A Certificate Rate for the current and immediately preceding Interest Periods by telephoning FCC National Bank, the Servicer, at
(847) 488-3222.

Principal Payments

You are expected to receive payment of principal in full on the "Class A Scheduled Payment Date" which is August 15, 2003, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See "Maturity and Principal Payment Considerations" in this Prospectus Supplement and in the Prospectus and "Description of the Class A Certificates and the Agreement-- Allocation Percentages" in this Prospectus Supplement.

The final payment of principal and interest on the Class A Certificates will be made no later than August 15, 2005, or, if that date is not a business day, the next business day, called the "Series Termination Date."

See "Description of the Class A Certificates and the Agreement--Principal Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

The Trust is also issuing an interest in the assets of the Trust that is subordinated to the Certificates called the "Collateral Interest." The initial size of the Collateral Interest is $78,571,429, representing 12.5% of the initial aggregate principal amount of the Certificates and the Collateral Interest. As a subordinated interest, the Collateral Interest is a form of Enhancement for the Class A Certificates. The Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of certificates.

The Collateral Interest is not being offered through this Prospectus Supplement and the accompanying Prospectus.

ENHANCEMENT

Enhancement for your Series is for your Series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

Subordination of the Collateral Interest provides Enhancement for the Class A Certificates. The Collateral Interest must be reduced to zero before the Class A Invested Amount will suffer any loss of principal or interest. Any funds on deposit in the Cash Collateral Account will also provide Enhancement for the Class A Certificates. Initially the Cash Collateral Account will hold $6,285,715. The Cash Collateral Account must be reduced to zero before the Class A Invested Amount will suffer any loss of principal or interest. For a description of the events which may lead to a reduction of the Class A Invested Amount and the Collateral Interest, see "Description of the Class A Certificates and the Agreement--Reallocation of Collections," "--The Cash Collateral Account" and "--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus Supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The Trust has issued other Series of certificates and expects to issue additional Series of certificates. When issued by the Trust, the certificates of each of those Series also represent an interest in the assets of the Trust. You can review a summary of each Series previously issued and currently outstanding under the caption "Annex I: Prior Issuance of Certificates" included at the end of this Prospectus Supplement. The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Certificateholders.

The Seller Certificate

FCC National Bank initially will own the "Exchangeable Seller's Certificate," which represents the remaining interest in the assets of the Trust not represented by the Class A Certificates, the Collateral Interest and the other interests issued by the Trust. The Seller's interest does not provide credit enhancement for your Series or any other Series.

RISKS OF CERTIFICATE OWNERSHIP

Investing in the Class A Certificates does involve certain risks to investors. You should review and consider the principal risks of such an investment which are described in the accompanying Prospectus. See "Risk Factors" in the accompanying Prospectus.

INFORMATION ABOUT THE RECEIVABLES

The Trust assets include Receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from the Seller's credit card account portfolio.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are (a) the related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders and (b) for your Series, certain amounts of fees, called Interchange, collected through MasterCard and VISA.

Recoveries on previously charged-off Receivables will also be included as Finance Charge Receivables for your Series.

See "The Bank's Credit Card Portfolio--Interchange" and "--Loss and Delinquency Experience" in this Prospectus Supplement and "The Bank's Credit Card Business--Interchange" in the accompanying Prospectus.
-------
* MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

COLLECTIONS BY THE SERVICER

The Servicer, which is the Bank, initially, will collect payments on the Receivables and will deposit those collections in a trust account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are written off as uncollectible, called the Investor Default Amount, among:
 . your Series, based on the size of the Invested Amount (initially
  $628,571,429);
 . other outstanding Series, based on the size of their respective interests in the Trust; and
 . the holder of the Exchangeable Seller's Certificate, based on the size of the
  First Chicago Interest.
The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:
 . holders of the Class A Certificates, based on the Class A Invested Amount
  (initially $550,000,000); and
 . the holder of the Collateral Interest, based on the Collateral Invested
  Amount (initially $78,571,429).

See the following chart and "Description of the Class A Certificates and the Agreement--Allocation Percentages" in this Prospectus Supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the First Chicago Interest, to any Series, including your Series, or to holders of the Class A Certificates or the Collateral Interest.

[Chart showing manner in which Trust Assets are allocated between the Series offered by the Prospectus Supplement, other Series and the First Chicago Interest, and then how assets allocated to the offered Series are further allocated to the Class A Certifications and the Collateral Interest, all as described on page S-8. The text on such page describes the flow in a step-by-step basis.]

                          Allocation of Trust Assets

                                --------------
                                 Trust Assets
                                --------------
    --------------              --------------          ---------------
     Other Series                Your Series             First Chicago
                                                           Interest
    --------------              --------------          ---------------
              ----------------------       ---------------------
               Class A Certificates         Collateral Interest
              ----------------------       ---------------------

You are entitled to receive payments of interest and principal based upon allocations to your Series. The "Invested Amount," which is the basis for allocations to your Series, is the sum of (a) the Class A Invested Amount and
(b) the Collateral Invested Amount. The "Class A Invested Amount" and the "Collateral Invested Amount" will initially equal the outstanding principal amount of the Class A Certificates and the Collateral Interest. The Invested Amount will decline as a result of principal payments and may decline due to the charging off of Receivables or other reasons. If the Invested Amount declines, amounts allocated and available for payment to your Series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of the Class A Certificates and the Agreement-- Reallocation of Collections" in this Prospectus Supplement.

Allocations of Collections of Finance Charge Receivables

The following chart demonstrates the manner in which collections of Finance Charge Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Finance Charge Receivables for your Series are allocated, based on varying percentages, among the Class A Invested Amount and the Collateral Invested Amount.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
 Certificates are applied to cover the interest payment due to the Class A Certificates, the monthly servicing fee due to the Servicer and the Class A Certificates' portion of the Investor Default Amount.

Collections of Finance Charge Receivables allocated to the Collateral Interest are treated as Excess Spread and are applied in Step 3. This occurs because of the Collateral Interest's subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and applied, in the following priority, to cover:

 . the interest payment due to the Class A Certificates, the monthly servicing fee due to a successor Servicer and the Class A Certificates' portion of the Investor Default Amount, each to the extent not covered in Step 2; and

 . reimbursement of certain prior reductions of the Class A Invested Amount.

Remaining Excess Spread is then applied, in the following priority, to cover, among other things:

 . the interest payment due to the Collateral Interest;

 . the Collateral Interest's portion of the Investor Default Amount;

 . reimbursement of reductions of the Collateral Interest if it is below its minimum required amount;

 . funding, if necessary, of the Cash Collateral Account if it is below its minimum required amount;

 . the monthly servicing fee, plus any servicing fee previously due but still unpaid, to the extent not previously covered;

 . funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any; and

 . other amounts owing to the Collateral Interest.

See "Description of the Class A Certificates and the Agreement--Application of Collections" in this Prospectus Supplement.

           Allocations of Collections of Finance Charge Receivables

                  ----------------------------------------
                         Collections of Finance Charge
                     Receivables allocated to Your Series
                    --------------------------------------

------                   ----------------                  -------------------
Step 1                   Class A Invested                  Collateral Interest
------                        Amount
                         ----------------                  -------------------

------        ----------------------------------
Step 2        1. Class A Interest Payment
------        2. Monthly Servicing Fee
              3. Class A Investor Default Amount
              ----------------------------------

------                                 -------------
Step 3                                 Excess Spread
------                                 -------------

                          ------------------------------------------
                          1. Class A Interest Payment
                          2. Monthly Servicing Fee for Successor
                             Servicer
                          3. Class A Investor Default Amount
                          4. Reimburse Class A Invested Amount
                          5. Apply Remaining Excess Spread to
                             Collateral Interest and other Items as
                             Described Above in the Accompanying Text
                          -------------------------------------------

[Chart showing step-by-step manner in which Allocations of Collections of Principal Receivables are made as described on pages S-8 and S-9. The text on such pages describes step-by-step the collection flow represented by the table.]

Allocations of Collections of Principal Receivables

The following chart demonstrates the manner in which collections of Principal Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Principal Receivables for your Series are allocated, based on varying percentages, among the Class A Invested Amount and the Collateral Interest.

Step 2: Collections of Principal Receivables allocated to the Collateral
 Interest may be reallocated and made available to pay amounts due to the Class A Invested Amount that have not been paid by either the Class A Certificates' share of collections of Finance Charge Receivables or Excess Spread. Certain such collections which are reallocated for the Class A Certificates will not be made part of Class A Available Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 above are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Class A Available Principal Collections as described in the following paragraph.

Class A Available Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. Alternatively, the Class A Available Principal Collections may be paid to the Seller, the Collateral Interest or to other Series. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period or the Rapid Amortization Period, as described below.

As Class A Principal Collections are accumulated for the Class A Certificates, the minimum required credit enhancement (i.e. the Collateral Interest) will decrease, and Class A Available Principal Collections will be paid to the holder of the Collateral Interest to the extent of this decrease.

See "Maturity and Principal Payment Considerations" and "Description of the Class A Certificates and the Agreement--Application of Collections" and "-- Allocation of Funds" in this Prospectus Supplement.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series, to the extent necessary, or to the Seller.

              Allocations of Collections of Principal Receivables

                     ------------------------------------
                     Collections of Principal Receivables
                           Allocated to Your Series
                     ------------------------------------

------             -----------------------             -------------------
Step 1             Class A Invested Amount             Collateral Interest
------             -----------------------             -------------------

------                                          --------------------------------
Step 2                                          Reallocation for Class A, if any
------                                          --------------------------------

------        ---------------------------        ----------------------------
Step 3        Class A Available Principal        Shared Principal Collections
------               Collections                      from Other Series
              ---------------------------        ----------------------------

                   ----------------------------------------
                   1. Class A Principal Payment
                   2. Collateral Interest Principal Payment
                   ----------------------------------------

------        ------------------------------         ------
Step 4        Shared Principal Collections           Seller
------        for Other Series, if necessary         ------
              ------------------------------

[Chart showing step-by-step manner in which Allocations of Collections of Principal Receivables are made as described on page S-10. The text on such page described step-by-step the collection flow represented by the table.]

Revolving Period: The Certificates will have a period of time, called the "Revolving Period," when the Trust will not pay, or accumulate, principal for Certificateholders. In general, during the Revolving Period, the Trust will pay available principal to other Series or the holder of the Exchangeable Seller's Certificate. See "Description of the Class A Certificates and the Agreement-- Principal Payments" and "--Application of Collections" in this Prospectus Supplement.

The Revolving Period starts on the Series   Closing Date and ends on the
earlier to begin of:

 . the Accumulation Period; or
 . the Rapid Amortization Period.

Accumulation Period: During the period called the "Accumulation Period," each month the Servicer will deposit a specified amount in the Principal Funding Account to be used to pay the Class A Certificates on the Class A Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to other Series or the holder of the Exchangeable Seller's Certificate. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of the Class A Certificates and the Agreement--Principal Payments" and "--Application of Collections" in this Prospectus Supplement. For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of the Class A Certificates and the Agreement--Principal Funding Account" in this Prospectus Supplement.

On the Class A Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay the Class A Invested Amount.

You should be aware that there may not be sufficient amounts available to pay principal of the Class A Invested Amount in full on the Class A Scheduled Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Class A Scheduled Payment Date or if a Liquidation Event occurs, the Rapid Amortization Period will begin, and the timing of your principal payments could change. See "Maturity and Principal Payment Considerations" in this Prospectus Supplement and in the accompanying Prospectus.

The Accumulation Period is scheduled to begin on the first day of the Due Period related to the September 2002 Distribution Date but in some cases may be delayed to no later than the first day of the Due Period related to the August 2003 Distribution Date. See "Description of the Class A Certificates and the Agreement--Postponement of Accumulation Period" in this Prospectus Supplement.

The Accumulation Period will end when any one of the following occurs:

 . the Invested Amount is paid in full; or . a Rapid Amortization Period begins.

Rapid Amortization Period: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the Class A Invested Amount and (b) if the Class A Invested Amount is paid in full, the Collateral Invested Amount. These payments will begin on the first Distribution Date for the Rapid Amortization Period.

The Rapid Amortization Period will begin if a Liquidation Event occurs and will end when any one of the following occurs:

 . the Invested Amount is paid in full; or . the Series Termination Date.

Liquidation Events: Certain adverse events called Liquidation Events might lead to the start of a Rapid Amortization Period and the end of either the Revolving Period or the Accumulation Period.

A Liquidation Event for your Series will include the following events:

 . the Seller does not make any required payment or deposit;

 . the Seller materially violates any other obligation or agreement if the Seller does not remedy the violation within 60 days after it has received written notice;

 . the Seller provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after the Seller has received written notice and (b) you continue to be materially and adversely affected following such 60-day period;

 . the average yield on the Receivables is below a minimum level called the Base
  Rate for three consecutive monthly billing periods;

 . the Seller fails to transfer additional assets to the Trust when required;

 . certain defaults by the Servicer that have a material adverse effect on you;

 . you are not paid in full on the Class A Scheduled Payment Date;

 . certain events of insolvency or receivership relating to the Seller; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these Liquidation Events, see "Description of the Class A Certificates and the Agreement--Liquidation Events" in this Prospectus Supplement. In addition, see "Description of the Certificates and the Agreement--Liquidation Events" in the accompanying Prospectus for a discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

SHARED PRINCIPAL COLLECTIONS

To the extent that collections of Principal Receivables allocated to your Series are not needed to make payments or deposits to the Principal Funding Account for your Series, these collections will be applied to cover principal shortfalls for certain other Series. Any reallocation for this purpose will not reduce your Series's Invested Amount. In addition, you may receive the benefits of collections of Principal Receivables and certain other amounts allocated to other Series to the extent those collections are not needed for those other Series. See "Description of the Class A Certificates and the Agreement--Shared Collections of Principal Receivables" in this Prospectus Supplement and in the accompanying Prospectus.

DENOMINATIONS

Beneficial interests in the Class A Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Class A Certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Class A Certificates in fully registered, certificated form are issued. See "Description of the Certificates and the Agreement--Definitive Certificates" in the accompanying Prospectus.

You may elect to hold your Class A Certificates through DTC, in the United States, or Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedelbank or Euroclear will be made in DTC through the relevant depositaries of Cedelbank or Euroclear. See "Description of the Certificates and the Agreement--Book-Entry Registration" in the accompanying Prospectus.

We expect that the Class A Certificates will be delivered in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about August 10, 1999.

TAX STATUS

Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Seller ("Tax Counsel"), is of the opinion that under existing law your Class A

Certificates will be characterized as debt for Federal income tax purposes. Under the Agreement, you and the Seller will agree to treat your Class A Certificates as debt for Federal, state and local income tax purposes and franchise tax purposes. Tax Counsel is also of the opinion that under existing law the Trust will not be characterized for Federal income tax purposes as an association (or publicly traded corporation) taxable as a corporation. In addition, based on the issue price of the Class A Certificates, their weighted average life, and the application of the original issue discount ("OID") rules as described under the caption "U.S. Federal Income Tax Consequences--Taxation of Interest Income of Certificateholders" in the Prospectus, the Class A Certificates will not be issued with OID. See "U.S. Federal Income Tax Consequences" in the accompanying Prospectus for additional information concerning such tax opinions and the application of Federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in the accompanying Prospectus, the Class A Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

The Class A Certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization. See "Certificate Ratings" in the accompanying Prospectus for a discussion of the primary factors upon which the ratings are based.

                              RECENT DEVELOPMENTS

Merger of Parent Corporation and Proposed Merger of Seller

  Effective October 2, 1998, First Chicago NBD Corporation, the parent corporation of FCC National Bank (the "Bank" or the "Seller"), merged with and into BANK ONE CORPORATION, a Delaware corporation ("BANK ONE"). Immediately prior to such merger, BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), also merged with and into BANK ONE, which had been a subsidiary of BANC ONE prior to such merger. BANK ONE is a bank holding company headquartered in Chicago, Illinois and registered under the Bank Holding Company Act of 1956, as amended.

  Through its banking subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services and also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing. BANK ONE's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and its telephone number is (312) 732-4000.

  BANK ONE has received approval from the Office of the Comptroller of the Currency to merge First USA Bank, N.A., an affiliated national banking association, into the Seller which would be the surviving bank. If such a merger occurs, the surviving bank will be renamed First USA Bank, National Association. While such a merger may occur during the third quarter of 1999, it is subject to the satisfaction of certain conditions, including the conditions set forth in the Agreement, and there can be no assurance that such merger will take place.

Industry Litigation

  In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in federal court in Manhattan against VISA U.S.A., Inc. ("VISA") and MasterCard International Incorporated ("MasterCard International") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. The Bank is unable to predict what the effect of such lawsuit may ultimately be on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and may result in adverse consequences for members of the two associations such as the Bank.

Recent Proposed Legislation

  In March 1999, bills were introduced into the United States Senate and the House of Representatives containing proposed amendments to the Truth in Lending Act specifically related to credit card issues. The bills, although not identical in scope, generally seek, among other things, to prohibit the imposition of, or an increase in, any periodic rates or fees under certain circumstances, including "inactivity" fees, over limit fees for transactions approved by the credit card issuer and fees on cardholders who routinely pay monthly balances in full. Both bills also require additional disclosure to credit cardholders in various circumstances, including certain specific disclosure when "teaser" rates are offered to a consumer, upon a proposed increase of periodic rates or fees or upon the issuance of balance transfer checks.

  The Seller cannot predict whether these bills (whether in their present form or a modified form) or any other similar legislation may ultimately be enacted as law. Depending on whether or not legislation is enacted, such legislation may, in part, limit the ability of the Seller and Servicer to impose or change periodic charges and fees on certain accounts. The Seller cannot predict what the effect of such a limitation might be on its credit card business.

                       THE BANK'S CREDIT CARD PORTFOLIO

General

  The interests in receivables (the "Receivables") conveyed or to be conveyed to the Trust by FCC National Bank (the "Bank" or the "Seller") pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990 (as amended and supplemented from time to time, the "Agreement"), between the Bank, as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), have been or will be generated from transactions made by holders of certain Classic VISA, VISA Gold and Platinum VISA credit card accounts and certain Standard MasterCard, Gold MasterCard and Platinum MasterCard credit card accounts. These accounts were generated under the VISA or MasterCard International programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers (the "Accounts"). Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. For a further description of the Bank's credit card business, see "The Bank's Credit Card Business" in the Prospectus.

Loss and Delinquency Experience

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for substantially all VISA and MasterCard consumer revolving credit card accounts owned at the dates indicated by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown. As of the end of the May 1999 Due Period, the Receivables in the Accounts represented substantially all receivables in the Bank's Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below for the Bank's Portfolio. In particular, the addition of new receivables may reduce loss and delinquency rates. Receivables in newly originated accounts generally have lower delinquency and loss rates for some initial period (generally during the first 24 months) than receivables in more seasoned accounts. After such initial period, delinquency and loss rates generally peak and begin to stablize. There can be no assurance that the addition of receivables in newly originated accounts will reduce delinquency or loss rates or that such receivables will follow the delinquency and loss pattern described above. The addition of these receivables in newly originated accounts to the Bank's Portfolio increases the outstanding receivables balance for such portfolio which is the denominator used to calculate the percentages in the following three tables.

                   Loss Experience for the Bank's Portfolio

                           Three Months Ended
                                March 31,                      Year Ended December 31,
                         ---------------------------     -------------------------------------
                            1999            1998            1998         1997         1996
                         -----------     -----------     -----------  -----------  -----------
                                                               (Dollars in thousands)
Average Receivables
 Outstanding(1)......... $16,432,619     $16,168,915     $15,867,232  $15,921,105  $15,817,914
Gross Charge-
 offs(2)(3).............     205,750         346,956       1,282,642    1,422,367    1,134,427
Gross Charge-offs as a
 Percentage of Average
 Receivables
 Outstanding(3).........        5.01%(4)        8.58%(4)        8.08%        8.93%        7.17%
Recoveries(5)........... $    39,231     $    24,735     $   105,412  $    90,051  $    65,857
Net Charge-offs(6)......     166,519         322,221       1,177,230    1,332,316    1,068,570
Net Charge-offs as a
 Percentage of Average
 Receivables
 Outstanding............        4.05%           7.97%           7.42%        8.37%        6.76%

--------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Gross Charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(3) The figures for the three months ended March 31, 1999, reflect the implementation of certain changes in the Seller's charge-off policies with respect to the accounts of bankrupt cardholders. Such changes effectively delayed the charging off of certain accounts for up to four months from the prior policy and had the effect of decreasing reported charge-offs for four Due Periods which are reflected primarily in the figures for the first quarter of 1999. After this quarter, the Seller expects charge-offs to increase to a figure more consistent with that reported in prior periods.
(4) On an annualized basis.
(5) Recoveries are included in the Trust effective for the June 1998 Due Period. Recoveries are reported with a one-month lag.
(6) Reflects Gross Charge-offs after Recoveries.

  Charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding increased during the yearly periods of 1996 and 1997, while decreasing during 1998, due, in part, to certain strategies employed by the Bank to increase the cardholder base which the Bank believes, in turn, will result in the increase of overall revenues for the Bank's Portfolio in the future. In addition, generally during such periods, consumer debt service burden and defaults increased as a result of the growing consumer debt levels coupled with stagnant real wage growth. In the near term, losses are expected to remain at elevated levels throughout the industry as consumer debt service burdens remain high, competition for creditworthy customers remains intense and national bankruptcy filings continue to climb. The Bank continues to review credit limits, to close high-risk unprofitable accounts, to tighten new account solicitation criteria, and to review policies and procedures for delinquency management and collections. Losses are also affected by other factors including competitive behavior and social conditions. The loss rates for the Bank's Portfolio could increase in the future if economic conditions were to worsen and could continue to increase for several months even after such conditions begin to improve. The loss rates set forth above do not reflect the reversal of unpaid fees and finance charges at the time a charge-off occurs.

  The decrease in charge-offs for the Bank's Portfolio during the first quarter of 1999, is due, primarily, to certain recent changes made to the Seller's charge-off policies. In November 1998, the Seller modified its charge-off policies with respect to accounts of cardholders who notify the Seller that such cardholder has filed for bankruptcy to align such policies with those of other affiliates of ONE. Previously, the Seller charged off the receivables in such an account within a few days of the notification of such a bankruptcy filing. Under its current policy, the Seller charges off the receivables in an account of such a cardholder on the first day of the month following the third billing date of such account after the notification of such bankruptcy filing, unless the receivables would charge off earlier due to the Seller's usual delinquency charge-off policies. This change decreased charged-off receivables reported for the Bank's Portfolio for the first four Due Periods after its implementation since the recognition of losses for Accounts held by cardholders filing for bankruptcy generally will be delayed by approximately four months. This change was primarily recognized in the reported charge-off figures for the first quarter of 1999. After such period, the Seller expects that charge-offs will increase to figures more consistent with that reported for the prior periods.

  In February 1999, the Federal Financial Institutions Examination Council (the "FFIEC") issued revised uniform retail credit classification and account management policies (the "FFIEC Revised Policies") which are applicable to financial institutions such as the Seller. Generally, these revised policies require that the Seller charge off receivables in accounts of cardholders filing for bankruptcy within 60 days of receiving notification of such a filing from the bankruptcy court. The Seller anticipates that this revised policy will require a modification to its current bankruptcy charge-off policy and will increase reported charge-offs as such policy is implemented since certain bankruptcy filings will be recorded as charge offs earlier than under its current policy.

  Effective for the June 1998 Due Period, the Seller began transferring on a monthly basis amounts collected or otherwise realized on recoveries of charged-off Accounts to the Trust. Any recoveries so transferred during a Due Period are generally treated as collections of Finance Charge Receivables for the related Distribution Date. These recoveries are generated only from collections received on Defaulted Receivables which were charged off while included in the assets of the Trust.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. Accounts that are 30 to 89 days delinquent generally are reaged if the sum of the payments received in the previous four months is equal to the sum of the two oldest minimum payments. An account can be reaged so long as these criteria are met. Upon reaging the account is deemed current and is no longer included as a delinquent account. A reaged account which subsequently becomes delinquent would not be charged off until the 180th day of delinquency after such reaging.

  The FFIEC Revised Policies also detail criteria which must be met before a financial institution such as the Bank may reage an account. Under the revised policies, an account may be reaged if the borrower shows a renewed willingness to repay the outstanding amount owed, the account has been in existence for at least nine months, and the borrower has made at least three minimum consecutive monthly payments or paid an equivalent lump sum amount. In addition, an account cannot be reaged more than once within any 12-month period or more than twice within a five-year period.

  The entire reaging process is executed by the Bank's operating system based on the preset criteria allowing for no manual intervention in the process. In addition to automatic reaging, account closure and usage restrictions are also system controlled and are not subject to manual intervention. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. There is no limit on the number of accounts which the Bank may reage. The Bank may terminate, alter or modify its reaging process at any time and anticipates modifying its reaging process to conform to the FFIEC Revised Policies. The delinquency information in the following tables reflects the application of the Bank's then current reaging process. The Bank's current reaging process does not have a material impact on the delinquency and loss information presented on the Bank's Portfolio in this Prospectus Supplement.

                Average Delinquencies for the Bank's Portfolio

                              Average of
                          Three Months Ended
                              March 31,                        Average of Twelve Months Ended December 31,
                       ------------------------ --------------------------------------------------------------------------
                                 1999                     1998                     1997                     1996
                       ------------------------ ------------------------ ------------------------ ------------------------
                       Delinquent               Delinquent               Delinquent               Delinquent
   Payment Status        Amount   Percentage(1)   Amount   Percentage(1)   Amount   Percentage(1)   Amount   Percentage(1)
   --------------      ---------- ------------- ---------- ------------- ---------- ------------- ---------- -------------
                        (Dollars
                           in
                       thousands)
30-59 days
 delinquent..........   $246,095      1.50%      $245,332      1.54%      $277,903      1.75%      $269,088      1.70%
60-89 days
 delinquent..........    157,805      0.96        142,668      0.90        153,659      0.96        131,223      0.83
90 days delinquent or
 more................    312,024      1.90        259,622      1.64        294,796      1.85        251,258      1.59
                        --------      ----       --------      ----       --------      ----       --------      ----
  Total..............   $715,924      4.36%      $647,622      4.08%      $726,358      4.56%      $651,569      4.12%
                        ========      ====       ========      ====       ========      ====       ========      ====

--------
(1) The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the applicable period.

  Delinquencies as a percentage of average receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed with respect to the table set forth above for Loss Experience for the Bank's Portfolio. However, the charge-off policy changes implemented by the Seller with respect to accounts of bankrupt cardholders do not affect delinquency rates.

Revenue Experience

  The gross revenues from monthly periodic charges and fees billed to cardholders on the Bank's Portfolio for each of the three years in the period ended December 31, 1998, and for each of the three-month periods ended March 31, 1999 and March 31, 1998, respectively, are set forth in the following table.

  The historic gross revenue figures in the table are calculated on an as-billed basis and represent amounts billed to cardholders in each billing cycle before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes or other expenses. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of periodic charges and fees may exceed cash as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of periodic charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that, during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from periodic charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic charges on principal receivables, the amount of the annual membership fees, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic charges on purchases, fees and finance charges and changes in the delinquency rate on the Receivables.

                  Revenue Experience for the Bank's Portfolio

                            Three Months Ended
                                 March 31,                      Year Ended December 31,
                          ---------------------------     -------------------------------------
                             1999            1998            1998         1997         1996
                          -----------     -----------     -----------  -----------  -----------
                                            (Dollars in thousands)
Average Receivables
 Outstanding(1).........  $16,432,619     $16,168,915     $15,867,232  $15,921,105  $15,817,914
Finance Charges and Fees
 Billed.................      690,758         682,212       2,799,459    2,765,923    2,610,937
Average Finance Charges
 and Fees Billed(2).....        16.81%(3)       16.88%(3)       17.64%       17.37%       16.51%

--------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.
(2) Average Finance Charges and Fees Billed is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding and does not include revenue attributable to Interchange.
(3) On an annualized basis.

  The revenues for the Bank's Portfolio shown in the Revenue Experience table are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. Currently, substantially all Receivables in the Trust are assessed a variable periodic charge. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts.

  Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such accounts is generally 5.9% or 6.9% per annum, a rate which is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. Fluctuations in the prime interest rate and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

  Throughout the periods shown above, the Bank made certain changes in the charges and fees assessed on the accounts. The Bank is currently waiving annual fees and offering a lower variable interest rate on certain selected accounts. Commencing in mid-1996, the Bank introduced certain other changes including performance-based pricing whereby certain delinquent accounts are assessed a higher periodic rate. In 1998 and 1999, the Bank made other pricing changes including increasing certain fees payable on accounts. The Bank has no basis to predict how these changes and any future changes in the terms of accounts may affect the revenue for the Bank's Portfolio. See "The Accounts-- Billing and Payments" herein.

Interchange

  Pursuant to the terms of the Series 1999-Y Supplement, the Seller will transfer to the Trust the Floating Allocation Percentage of Interchange attributable to cardholder charges for merchandise and services in the Accounts. Interchange allocable to Series 1999-Y in an amount equal to 1/12 of the product of 1.25% per annum and the Adjusted Invested Amount with respect to each Due Period will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See "Description of the Class A Certificates and the Agreement--Servicing Compensation and Payment of Expenses." Interchange in excess of the portion thereof required to be used exclusively to pay the Servicer part of such Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Series 1999-Y Supplement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer) will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

                                 THE ACCOUNTS

  The Receivables arising from the Accounts as of the end of the May 1999 Due Period totaled $16,630,469,988 and included $16,175,668,949 of Principal Receivables. The Accounts had an average Principal Receivables balance of $1,318 and an average credit limit of $8,199. The aggregate total Receivables balance as a percentage of the aggregate total credit limit was 16.58%.

  The Receivables arising from the Accounts as of the end of the June 1999 Due Period totaled $16,588,834,208 and included $16,129,621,329 of Principal Receivables.

  The following tables summarize the Accounts by various criteria as of the end of the May 1999 Due Period. Approximately 5,399,938 cardholder accounts included in the Accounts as of the end of the May 1999 Due Period are accounts with respect to which the cardholder has been upgraded to a gold or platinum account. The upgraded accounts may have certain additional features, including higher credit limits, which are not generally included in the original accounts. For some period of time (not exceeding three years), both the original and upgraded accounts are active for a particular cardholder although the original account is eventually closed. Upon any cardholder upgrade, the receivables balance in the original account is transferred to the upgraded account (which account is considered to have the same account opening date as the original account) and any new receivables created on the original account are immediately transferred to the upgraded account. In addition, pursuant to the ordinary operating procedures of the Bank, accounts which expire and have no outstanding balance are not removed immediately from the Bank's Portfolio, but rather are removed periodically from the Bank's Portfolio and therefore may still be included as an Account for some period of time after expiration. As of the end of the May 1999 Due Period, approximately 2,870,654 expired accounts with a credit balance or no balance were included in the Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after the end of the May 1999 Due Period.

                  Composition of Accounts by Account Balances

                                         Percentage                  Percentage
                                          of Total                    of Total
                              Number of  Number of    Receivables    Receivables
       Account Balance         Accounts   Accounts    Outstanding    Outstanding
       ---------------        ---------- ---------- ---------------  -----------
Credit Balance(1)............    155,063     1.26%  $   (37,004,976)    (0.22)%
No Balance(2)................  5,314,075    43.29                 0      0.00
$0.01 to $1,499.99...........  3,449,555    28.10     1,514,745,395      9.12
$1,500.00 to $2,999.99.......  1,080,783     8.80     2,387,475,654     14.35
$3,000.00 to $4,499.99.......    832,224     6.78     3,109,692,634     18.70
$4,500.00 to $9,999.99.......  1,343,110    10.95     8,431,183,899     50.69
$10,000 or more..............    100,519     0.82     1,224,077,382      7.36
                              ----------   ------   ---------------    ------
  Total...................... 12,275,329   100.00%  $16,630,169,988    100.00 %
                              ==========   ======   ===============    ======

--------
(1) Credit Balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

                    Composition of Accounts by Credit Limit

                                         Percentage                 Percentage
                                          of Total                   of Total
                              Number of  Number of    Receivables   Receivables
        Credit Limit           Accounts   Accounts    Outstanding   Outstanding
        ------------          ---------- ---------- --------------- -----------
$0.01 to $1,499.99...........    399,966     3.26%  $    92,845,777     0.56%
$1,500.00 to $2,999.99.......    233,060     1.90       281,492,851     1.70
$3,000.00 to $4,499.99.......    557,138     4.54       733,666,577     4.41
$4,500.00 to $9,999.99.......  6,459,917    52.62     8,338,717,262    50.13
$10,000 or more(1)...........  4,625,248    37.68     7,183,447,521    43.20
                              ----------   ------   ---------------   ------
Total........................ 12,275,329   100.00%  $16,630,169,988   100.00%
                              ==========   ======   ===============   ======

--------
(1) Maximum current credit limit on an Account is $75,000.

                   Composition of Accounts by Payment Status

                                         Percentage                 Percentage
                                          of Total                   of Total
                              Number of  Number of    Receivables   Receivables
       Payment Status          Accounts   Accounts    Outstanding   Outstanding
       --------------         ---------- ---------- --------------- -----------
Current(1)................... 12,093,389    98.51%  $15,878,740,274    95.48%
30-59 days delinquent........     81,084     0.66       299,154,688     1.81
60-89 days delinquent........     37,691     0.31       150,949,113     0.90
90 days delinquent or more...     63,165     0.52       301,325,913     1.81
                              ----------   ------   ---------------   ------
Total........................ 12,275,329   100.00%  $16,630,169,988   100.00%
                              ==========   ======   ===============   ======

--------
(1) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                         Composition of Accounts by Age

                                     Percentage                 Percentage
                                      of Total                   of Total
                          Number of  Number of    Receivables   Receivables
          Age              Accounts   Accounts    Outstanding   Outstanding
          ---             ---------- ---------- --------------- -----------
Not more than 6 months..     824,468     6.72%  $ 1,402,261,947     8.43%
Over 6 months to 12
months..................     727,764     5.93     1,030,949,033     6.20
Over 12 months to 24
months..................   1,283,318    10.45     1,501,654,581     9.03
Over 24 months to 48
months..................   2,497,236    20.34     3,517,204,170    21.15
Over 48 months..........   6,942,543    56.56     9,178,100,257    55.19
                          ----------   ------   ---------------   ------
Total...................  12,275,329   100.00%  $16,630,169,988   100.00%
                          ==========   ======   ===============   ======

                    Geographic Composition of the Accounts

                                                          Percentage Percentage
                                                           of Total   of Total
                                                          Number of  Receivables
State                                                      Accounts  Outstanding
-----                                                     ---------- -----------
California...............................................    13.84%     17.59%
Illinois.................................................     7.77       8.76
New York.................................................     7.44       6.63
Texas....................................................     5.41       5.65
Florida..................................................     5.85       5.09
Colorado.................................................     2.72       3.60
Pennsylvania.............................................     4.44       3.48
New Jersey...............................................     3.88       3.38
Michigan.................................................     3.49       3.22
Ohio.....................................................     3.45       2.93
Washington...............................................     2.06       2.37
Virginia.................................................     2.26       2.29
Massachusetts............................................     2.66       2.19
Indiana..................................................     2.24       2.02
Maryland.................................................     1.99       1.93
Georgia..................................................     1.94       1.92
Oregon...................................................     1.49       1.71
Missouri.................................................     1.89       1.69
North Carolina...........................................     1.83       1.66
Minnesota................................................     2.23       1.65
Arizona..................................................     1.47       1.59
Tennessee................................................     1.73       1.57
Connecticut..............................................     1.35       1.23
Hawaii...................................................     0.75       1.10
Iowa.....................................................     1.23       1.02
Louisiana................................................     1.04       1.02
Alabama..................................................     1.05       1.00
All Other(1).............................................    12.50      11.71
                                                            ------     ------
   Total.................................................   100.00%    100.00%
                                                            ======     ======

--------
(1) States, United States territories and possessions and foreign countries with less than 1.00% of Total Receivables Outstanding.

Billing and Payments

  The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The following is information on the current billing and payment characteristics of the Accounts.

  Monthly billing statements are sent by the Bank to cardholders. Commencing with a cardholder's billing date in April or May 1999, a cardholder generally is required to make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that is past due), but not less than the greater of $10 or the sum of the amount of the finance charge (due to periodic rates) plus any fees (excluding any annual fee) billed to the Account for the billing period plus $1, and (ii) any amount that is past due (unless its inclusion in the minimum payment is waived in accordance with the Servicer's guidelines). Previously, each month, a cardholder generally had to make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that was past due), but not less than the greater of $10 or the amount of the finance charge (due to periodic rates) billed to the Account for the billing period, plus (ii) any amount that was past due (unless its inclusion in the minimum payment was waived in accordance with the Servicer's guidelines).

  In either instance, balances under $10 must be paid in full. In addition, if the new balance in the Account less the minimum payment amount computed as described above exceeds the assigned credit limit, the difference between such amounts may be added to the required minimum payment shown on the monthly billing statement.

   Commencing with a cardholder's billing date in September 1996, a daily periodic charge is assessed on the Accounts. Finance charges due to periodic rates for a billing cycle are computed by applying the applicable daily periodic rates to the related daily balances and then adding the resulting sums for each day in the billing cycle. The daily periodic rates are determined by dividing the applicable annual percentage rates for such billing cycle by 365 (366 in a leap year). The daily balances of purchases, advances, fees and finance charges (on which finance charges at the applicable daily periodic rates are computed) are determined separately by taking the beginning balance of purchases, advances, or fees and finance charges, adding any new purchases, advances, fees and finance charges that accrued or were posted that day, and subtracting any payments or credits applied that day to such purchases, advances, fees and finance charges. Effective for the June 1998 cardholder billing statement, daily periodic charges are not assessed on purchases and fees posted in a billing cycle if all balances shown on the billing statement for the prior billing cycle are paid in full by the cardholder's payment due date for such billing statement. Prior to September 1996, a monthly periodic charge was assessed on the Accounts. The monthly periodic charge was calculated by multiplying the finance charge balance in an Account by the applicable monthly periodic rate. The finance charge balance was the average daily balance owing on the Account during the billing period including in its calculation any fees charged to the Account by the Bank and any billed but unpaid finance charge.

  Under the current calculation method using a daily periodic charge for each Account, the actual number of days in a billing cycle for an Account effects the total finance charges billed for the Account for such billing cycle. Prior to this change in calculation methodology, the actual number of days in any billing cycle was not relevant to the amount billed since finance charges were computed and billed based on a monthly periodic charge applied to the average daily balance during the billing period. Thus, the amount of collections of Finance Charge Receivables for any Due Period may be effected to some extent by the actual number of days in the billing cycle related to such Due Period. Generally, collections for a Due Period are related to the Account billing cycles ending in the immediately preceding month.

  Currently, substantially all Receivables in the Trust are assessed a variable periodic charge. With respect to Receivables arising in the variable rate Accounts, the periodic rate assessed is equal on a per annum basis to the interest rate index plus a spread. The interest rate index is determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the first day of the month in which the beginning date of the billing period occurs (or if that day is a Saturday, Sunday or holiday, the prior business day). The current periodic rate assessed on Receivables arising in most standard fixed rate Accounts is 19.8% per annum, although certain fixed rate Accounts are assessed at lower rates.

  The spread on variable rate Accounts ranges generally from 4.9% to 12.9% per annum. The Bank offers certain new non-affinity Accounts a fixed rate monthly periodic charge on purchases for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such Accounts is generally 5.9% or 6.9% per annum. Upon conversion to a variable rate, the periodic charge is computed as described above for variable rate Accounts.

  Commencing in 1996, the Bank began assessing certain delinquent Accounts a higher periodic rate than nondelinquent Accounts. In 1999, the Bank assesses one of the following periodic rates on certain delinquent Accounts depending on the past performance of such Account: (a) a variable periodic rate equal to the greater of (i) the prime rate (as determined as described above) plus a spread of 12.99% (or, in certain cases, 15.99%) or (ii) 19.8% per annum, or
(b) a fixed periodic rate of either 24.99% or 26.99% per annum. If such an Account subsequently makes all required minimum payments for six consecutive billing periods, the periodic rate decreases to the prime rate plus a spread of 9.9% except that the periodic rate for cash advances will not be less than 19.8% per annum.

  By the terms of the most recent cardholder agreements governing the Accounts, the Bank may change the periodic rate at any time upon written notice to the cardholders.

  Substantially all preapproved Accounts, which are not part of an affinity program, have not been assessed an annual membership fee; in addition, over the last few years, the Bank generally with respect to non-affinity Accounts has not assessed or has waived the annual fee for most other new Accounts and also has waived the annual fee for certain other selected Accounts. The annual membership fee when assessed on Accounts ranges generally from $12 to $100, in the case of certain affinity Accounts. Annual fees, to the extent assessed on the Accounts, will be included in the Receivables transferred to the Trust. The Bank may expand or discontinue the fee waiver program or institute other similar programs in the future.

  The Bank generally charges Accounts miscellaneous additional fees, including: (i) a late fee not to exceed $29 (or $35 for certain delinquent accounts), which generally is assessed on accounts if the Bank does not receive the required minimum monthly payment by the 25th day immediately following the billing date shown on the monthly billing statement; (ii) a returned payment check fee not to exceed $29, for each cardholder check received by the Bank and not paid by the cardholder's bank; (iii) an over-limit fee not to exceed $29, if the new balance of an Account (less new periodic charges and fees imposed on the current billing statement) exceeds the cardholder's stated credit limit on the billing date; (iv) a returned convenience check fee equal to $29, if a convenience check is returned unpaid because it exceeds a cardholder's available credit at the time it is presented to the Bank for payment, if the convenience check is expired or if the cardholder's account is delinquent at the time the convenience check is presented to the Bank for payment; and (v) a cash advance fee equal to 3.0% of the cash advance transaction amount (with a minimum fee of $5.00) for balance transfers, cash advances obtained from a financial institution or an automatic teller machine, cash advances obtained by writing a check on an Account and for cash equivalent transactions. From time to time, the Bank has waived, and may continue to waive, the cash advance fee for certain cash advance transactions including certain balance transfers. Any of the fees described herein may be waived or modified at any time. Currently, the above-described fees may not be charged on certain Accounts or may be charged at lower rates or under different terms in certain circumstances. See "Risk Factors--Consumer Protection Laws May Affect Servicer's Ability to Collect Payments on Receivables" in the Prospectus.

  The Bank has offered and, in the future, may continue to offer a reduced rate for purchases and cash advances to certain accounts for a limited period of time. Commencing in 1994, the Bank also introduced an initial fixed rate/variable rate Account described above. The Bank may expand or discontinue any of these programs or institute other similar programs in the future.

                                  THE SELLER

  As of March 31, 1999, and based on the Consolidated Reports of Condition and Income (the "Call Report") of the Seller at such date, the Seller had total deposits of approximately $995 million, total assets of approximately $11.3 billion, net income (for the first quarter of 1999) of approximately $164 million and total equity capital of approximately $1.3 billion. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  The Series 1999-Y Supplement provides that the holders of Class A Certificates ("Class A Certificateholders") will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Liquidation Event which results in the commencement of the Rapid Amortization Period. Although it is anticipated that principal payments will be made to the Class A Certificateholders in an amount equal to the Class A Invested Amount on the Class A Scheduled Payment Date, no assurance can be given in that regard. On each Distribution Date during the Accumulation Period prior to the payment of the Class A Invested Amount, an amount equal to the lesser of (a) the Controlled Deposit Amount, (b) an amount ("Class A Available Principal Collections") equal to the sum of (i) the Class A Principal Percentage of the Fixed Allocation Percentage of all collections of Principal Receivables in respect of the applicable Due Period, (ii) the amount of any Unallocated Principal Collections allocable to the Certificates on deposit in the Collection Account on such Distribution Date, (iii) the amount of certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments in respect of such other Series, and (iv) certain other amounts that are treated as Class A Available Principal Collections in accordance with the Series 1999-Y Supplement, and (c) the Class A Adjusted Invested Amount prior to the deposits with respect to such Distribution Date, will be deposited into the Principal Funding Account established by the Servicer until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Invested Amount. Although the Seller expects that there will be sufficient funds on each Distribution Date of the Accumulation Period to pay the Controlled Deposit Amount on such date, no assurance can be given in this regard. The actual rate of payment of principal will depend, among other factors, on the rate of repayment and the rate of default by cardholders. If the amount required to pay the Class A Invested Amount in full is not available on the Class A Scheduled Payment Date, a Liquidation Event will occur.

  In the event of the occurrence of a Liquidation Event, the Rapid Amortization Period will begin on the first day of the Due Period in which such Liquidation Event occurs. If a Liquidation Event occurs during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Distribution Date following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Class A Available Principal Collections until the earlier date on which the Class A Certificates have been paid in full and the Series Termination Date. Further, principal payable to Class A Certificateholders on the Distribution Date following a sale, disposition or other liquidation of the Receivables (or interests therein) in the event of an insolvency event as described herein under "Description of the Class A Certificates and the Agreement--Liquidation Events" or in connection with the Series Termination Date as described herein under "Description of the Class A Certificates and the Agreement--Final Payment of Principal; Termination of Trust," will be equal to the Class A Invested Amount. A "Liquidation Event" occurs, with respect to the Certificates, either automatically or after a specified period after notice, upon (i) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (ii) material breaches of certain representations, warranties or covenants of the Seller, (iii) certain insolvency events involving the Seller, (iv) the average Portfolio Yield for any three consecutive Due Periods being less than the average of the Base Rates for the related Interest Periods, (v) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (vi) a failure by the Seller to convey the Receivables in Additional Accounts to the Trust when required by the Agreement, (vii) failure to pay the Class A Invested Amount on the Class A Scheduled Payment Date, or (viii) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders. The term "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction the numerator of which is equal to (a) the Floating Allocation Percentage of the amount of the Finance Charge Receivables (including Interchange) collected during such Due Period, calculated on a cash basis, plus (b) Principal Funding Investment Proceeds for such Due Period, plus (c) the amount, if any, withdrawn from the Reserve Account and included in Class A Available Funds for the Distribution Date relating to such Due Period, minus (d) the Investor Default Amount for such Due Period, and the denominator of which is the Invested Amount for the Distribution Date related to such Due Period. The term "Base Rate" means, with respect to any Interest Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) Class A Monthly Interest, (ii) Collateral Monthly Interest and (iii) the Monthly Servicing Fee, and the denominator of which is the Invested Amount as of the end of the day on the first day of such Interest Period. Although the Seller believes that the likelihood of a Liquidation Event occurring is remote, there can be no assurance that a Liquidation Event will not occur. See "Description of the Class A Certificates and the Agreement--Liquidation Events" herein.

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts but do not include Interchange.

           Cardholder Monthly Payment Rates for the Bank's Portfolio

                                         Three Months
                                            Ended
                                          March 31,   Year Ended December 31,
                                         ------------ -------------------------
                                             1999      1998     1997     1996
                                            -----     -------  -------  -------
Lowest..................................    22.50%      20.93%   19.31%   19.92%
Highest.................................    27.01       25.84    23.07    21.86
Monthly Average.........................    25.19       24.34    21.93    20.99

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which Class A Certificateholders can expect principal allocated on the basis of the Class A Principal Percentage of the Fixed Allocation Percentage to be paid during the Accumulation Period into the Principal Funding Account, will be similar to the historical experience set forth above. In addition, since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any additional Series might not have an impact on the timing of payments made into the Principal Funding Account or received by Class A Certificateholders. Further, if a Liquidation Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with this Series during a Rapid Amortization Period could significantly reduce the duration of such period for the Class A Certificates. See "Description of the Class A Certificates and the Agreement--Shared Collections of Principal Receivables" herein.

  The designation by the Seller of additional accounts and the transfer of such receivables in the new accounts to the Trust also may affect the payment rate. The Seller is permitted to designate additional accounts and, under certain circumstances, is required to designate new accounts to maintain a certain amount of Receivables in the Trust. Such a designation may become necessary, if, for example, the Seller (or the relevant relationship party) terminates an affinity or other type of incentive program, and the Seller decides to remove the Receivables generated through such program from the Trust. The new accounts so designated and the receivables added to the Trust may have different terms and conditions than the Accounts and Receivables already in the Trust and may perform differently over time than the Accounts and the Receivables.

  Because there may be a slow-down in the payment rate with respect to the Accounts or a Liquidation Event may occur which would initiate a Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates to the final payment of the Class A Invested Amount will equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience. As described under "Description of the Class A Certificates and the Agreement--Postponement of Accumulation Period," the Servicer may shorten the Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Scheduled Payment Date.

           DESCRIPTION OF THE CLASS A CERTIFICATES AND THE AGREEMENT

  The Class A Certificates and the Collateral Interest (collectively the "Certificates") will be issued pursuant to the Agreement and the Supplement relating thereto (the "Series 1999-Y Supplement") entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "Description of the Certificates and the Agreement--Exchanges" in the Prospectus. As used herein, the term "Series 1999-Y" refers to the Class A Certificates and the Collateral Interest, and the term "Certificateholders" refers to the holders of the Class A Certificates and the holder of the Collateral Interest, while the term "Series" refers to any series issued by the Trust, including Series 1999-Y. The following summary describes certain terms of the Agreement and the Series 1999-Y Supplement and is qualified in its entirety by reference to the Agreement and the Series 1999-Y Supplement. See "Description of the Certificates and the Agreement" in the Prospectus for additional information concerning the Class A Certificates and the Agreement. Only the Class A Certificates are being offered hereby.

General

  The Trust's assets will be allocated to either the interest of the Class A Certificateholders, the interest of the holder of the Collateral Interest (the "Collateral Interest Holder"), the interests of the holders of other outstanding Series or the interest of the Seller (the last being referred to as the "First Chicago Interest").

  Each Class A Certificate evidences an undivided interest in the Trust assets allocated to the Class A Certificateholders and represents the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Invested Amount. The Class A Invested Amount will, except if there are unreimbursed Class A Investor Charge-Offs, remain fixed at the Class A Initial Invested Amount during the Revolving Period. The Class A Invested Amount is subject to reduction as a result of allocating Defaulted Receivables to the Class A Certificates when amounts available from Excess Spread, the Cash Collateral Account and Reallocated Principal Collections have been exhausted and the Collateral Invested Amount has been reduced to zero. During the Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Defaulted Receivables for each Due Period, the Class A Invested Amount will be further reduced by the amount on deposit in the Principal Funding Account from time to time.

  The Collateral Interest will be issued on the Series Closing Date to the Collateral Interest Holder in the Collateral Initial Invested Amount (the Collateral Initial Invested Amount, together with the Class A Initial

Invested Amount, is referred to herein as the "Initial Invested Amount"). The Collateral Invested Amount will form a portion of the Enhancement available to the Class A Certificateholders.

Interest Payments

  Payments of interest and principal will be made on each related Distribution Date to Class A Certificateholders in whose names the Class A Certificates were registered on the last day of the calendar month preceding such Distribution Date (each, a "Record Date"). Interest will be distributed to Class A Certificateholders on the 15th day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), commencing September 15, 1999. Class A Monthly Interest will be distributed to Certificateholders in an amount equal to the product of
(i)(a) the actual number of days in the related Interest Period divided by 360, times (b) the Class A Certificate Rate for the related Interest Period and (ii) the Class A Invested Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Series Closing Date). Interest will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Class A Monthly Interest due but not paid on any Distribution Date will be due on the next succeeding Distribution Date with additional interest on such amount at the Class A Certificate Rate plus 2% per annum. Interest payments will be derived from collections allocated to Finance Charge Receivables available to the Class A Certificates (including Excess Spread and Excess Finance Charge Collections allocable to Series 1999-Y) and, if necessary, withdrawals from the Cash Collateral Account and Reallocated Principal Collections. Interest payments during the Accumulation Period will also be derived from Principal Funding Investment Proceeds and, if necessary as described herein, withdrawals from the Reserve Account. See "--Principal Funding Account" and "--Reserve Account."

  The Class A Certificate Rate will be 0.20% per annum above the rate for deposits in United States dollar deposits ("LIBOR") determined as set forth below.

  The Servicer will determine LIBOR for the period beginning on and including the Series Closing Date and ending on and excluding August 16, 1999 on the second London business day prior to the Series Closing Date. The Servicer will determine LIBOR for the period beginning on and including August 16, 1999 and ending on and excluding September 15, 1999, on August 12, 1999. The Servicer will determine LIBOR for each Interest Period thereafter on the second London business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London business day is any day on which banks in London and New York are open for the transaction of international business. The Servicer will determine LIBOR in accordance with the following provisions:

    (i) On each LIBOR Determination Date, the Servicer will determine LIBOR on the basis of the rate for deposits in United States dollars for the Interest Period following the LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices); or

    (ii) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by at least two of the Reference Banks at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for the Interest Period following such LIBOR Determination Date. "Reference Banks" means four major banks in the London interbank market selected by the Servicer. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625% per annum); or

    (iii) If, on the LIBOR Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum (rounded as aforesaid) that the Servicer determines to be either
  (x) the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on the relevant LIBOR Determination Date for one-month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Servicer, being so made or (y) in the event the Servicer can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on such LIBOR Determination Date to leading European banks for one-month United States dollar deposits; or

    (iv) If, on the LIBOR Determination Date, the banks selected as aforesaid by the Servicer are not quoting as described in paragraph (iii) above, LIBOR for such Interest Period will be LIBOR as determined on the previous LIBOR Determination Date (or LIBOR as determined with respect to the Series Closing Date, in the case of the first LIBOR Determination Date).

  The Class A Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Servicer at (847) 488-3222.

Principal Payments

  No principal payments are scheduled to be made to the Class A Certificateholders prior to the Class A Scheduled Payment Date. Monthly principal distributions to either the Principal Funding Account or to Class A Certificateholders will begin on the first Distribution Date following the Due Period in which either the Accumulation Period or the Rapid Amortization Period, respectively, commences. For each Due Period from and including the Series Closing Date, up to and including the day prior to the day on which the Accumulation Period or the Rapid Amortization Period commences (the "Revolving Period"), collections of Principal Receivables allocable to the Class A Certificateholders will be paid, subject to certain limitations, to the Seller, to the Collateral Interest Holder or to other Series.

  The accumulation period with respect to the Certificates (the "Accumulation Period") is scheduled to begin on the first day of the Due Period relating to the September 2002 Distribution Date (subject to postponement as described below under "--Postponement of Accumulation Period"). Unless a Liquidation Event has occurred, the Accumulation Period will end on the earliest of (i) the commencement of the Rapid Amortization Period and (ii) the date on which the Invested Amount has been paid in full. On each Distribution Date relating to the Accumulation Period, the Servicer will deposit into the Principal Funding Account an amount equal to the least of (a) Class A Available Principal Collections, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Invested Amount prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date, or earlier upon the commencement of the Rapid Amortization Period. During the period beginning on the earlier of the first day of the Due Period in which a Liquidation Event occurs or is deemed to occur and continuing to and including the earlier of
(a) the date on which the Invested Amount has been paid in full and (b) the Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the Class A Certificateholders will no longer be paid to the Seller, to the Collateral Interest Holder (except in certain circumstances when an Enhancement Surplus exists) or to other Series or deposited into the Principal Funding Account but instead will be distributed to the Class A Certificateholders. On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Class A Available Principal Collections for such Distribution Date in an amount up to the Class A Invested Amount. See "--Liquidation Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

  The Class A Certificates will initially be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The interests of holders of beneficial interests in the Class A Certificates ("Certificate Owners") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described under "Description of the Certificates and the Agreement--Definitive Certificates" in the Prospectus, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates. All references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

  Class A Certificateholders may hold their Certificates through DTC in the United States or Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are customers or participants in such systems. Cede, as nominee for DTC, will hold the global Class A Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates and Agreement--General," "--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

Allocation Percentages

  Pursuant to the Agreement, during each Due Period the Servicer will allocate between Series 1999-Y, any other Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange and recoveries) and Defaulted Receivables will be allocated at all times to Series 1999-Y, and collections of Principal Receivables will be allocated during the Revolving Period with respect to Series 1999-Y and generally paid to the Seller or, in certain circumstances, to the Collateral Interest Holder or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During the Accumulation Period or Rapid Amortization Period for Series 1999-Y, collections of Principal Receivables will be allocated to Series 1999-Y based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period for Series 1999-Y and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

  As used herein, the following terms have the following meanings:

  "Adjusted Invested Amount" means, for any date of determination, an amount equal to the sum of (a) the Class A Adjusted Invested Amount and (b) the Collateral Invested Amount.

  "Class A Adjusted Invested Amount" means, for any date of determination, an amount equal to the Class A Invested Amount, minus the Principal Funding Account Balance on such date.

  "Class A Floating Percentage" means, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Invested Amount for such Distribution Date and the denominator of which is the Adjusted Invested Amount for such Distribution Date.

  "Class A Invested Amount" means, for any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date.

  "Class A Principal Percentage" means, with respect to any Distribution Date
(i) relating to the Revolving Period for Series 1999-Y, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date and (ii) relating to the Accumulation Period or the Rapid Amortization Period for Series 1999-Y, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period for Series 1999-Y, and the denominator of which is the Invested Amount as of such day.

  "Collateral Floating Percentage" means, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount for such Distribution Date, and the denominator of which is the Adjusted Invested Amount for such Distribution Date.

  "Collateral Invested Amount" means, for any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates to avoid the occurrence of a Class A Investor Charge-Off, minus (c) the amount of Collateral Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date; provided, however, that the Collateral Invested Amount may not be reduced below zero.

  "Collateral Principal Percentage" means, with respect to any Distribution Date (i) relating to the Revolving Period for Series 1999-Y, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount for such Distribution Date, and the denominator of which is the Invested Amount for such Distribution Date and (ii) relating to the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period for Series 1999-Y, and the denominator of which is the Invested Amount as of such day.

  "Invested Amount" means, with respect to any date of determination, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Collateral Invested Amount.

  "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during the Accumulation Period or the Rapid Amortization Period for Series 1999-Y the Fixed Allocation Percentage; and (b) when used with respect to Principal Receivables during the Revolving Period for Series 1999-Y and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

  "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

Application of Collections

  The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the related Transfer Date at which time such collections are applied as described below and under "Description of the Certificates and the Agreement--Application of Collections" in the Prospectus.

  Throughout the existence of the Trust, the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of Collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for Series 1999-Y, the Servicer will allocate to the

Seller or, in certain circumstances, to other Series, from collections an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date) and will exclude any such collections to be applied as Collateral Monthly Principal.

  On each Determination Date with respect to the Accumulation Period for Series 1999-Y, the Servicer will allocate to the Seller or, in certain circumstances, to other Series, from collections an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the related Controlled Deposit Amount, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date) and will exclude any such collections to be applied as Collateral Monthly Principal.

  On each Distribution Date with respect to a Rapid Amortization Period, the Servicer will distribute all collections in respect of Principal Receivables allocable to Series 1999-Y with respect to the related Due Period in payment of principal on the Certificates (as more fully described below under "-- Allocation of Funds").

Postponement of Accumulation Period

  The Accumulation Period is scheduled to commence on the first day of the Due Period relating to the September 2002 Distribution Date. However, the Servicer may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to the conditions set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months and if no Liquidation Event has occurred and is continuing with respect to any other Series. On the Determination Date with respect to the August 2002 Distribution Date, the Servicer will determine the "Class A Accumulation Period Length," which is the number of months expected to be required fully to fund the Class A Initial Invested Amount no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables allocated to all outstanding Series (which may exclude certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to the certificateholders of all outstanding Series (which may exclude certain Series) that are not expected to be in their revolving period during the Accumulation Period. If the Class A Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Closing Date. The length of the Accumulation Period will not be less than one month.

Reallocation of Collections

  With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iv) if there is a successor Servicer not affiliated with the Seller, the Monthly Servicing Fee for such Distribution Date and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the Class A Available Funds (as defined below under "--Allocation of Funds"). If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y and available for such purpose will be used to fund the

Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charge Collections and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable to the Collateral Interest for the related Due Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount which will have the effect of reducing the Collateral Invested Amount. If Reallocated Principal Collections with respect to the related Due Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges."

  Reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased to the extent of Excess Spread and Excess Finance Charge Collections and Reallocated Principal Collections available for such purpose on each Distribution Date. See "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections."

Allocation of Funds

  The Servicer shall apply, or shall instruct the Trustee (or the Paying Agent, in the case of distributions to Class A Certificateholders) to apply, Class A Available Funds, Collateral Available Funds, Class A Available Principal Collections and Collateral Principal Collections on each Distribution Date to make the following distributions from the Collection Account for such Distribution Date.

  Payment of Interest, Fees and Other Items.

    (a) An amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following order of priority:

      (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

      (ii) an amount equal to the Monthly Servicing Fee with respect to Series 1999-Y, for such Distribution Date will be distributed to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Class A Available Principal Collections for such Distribution Date; and

      (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charges Collections" below;

  provided, however, that in the event that there are insufficient funds to pay in full the amounts distributable pursuant to clauses (i), (ii) and
  (iii) above (before giving effect to any Excess Spread or withdrawal from the Cash Collateral Account, application of Reallocated Principal Collections or reduction in the Collateral Invested Amount for such purpose), such amounts shall be paid on a pro rata basis.

    (b) An amount equal to the Collateral Available Funds with respect to such Distribution Date will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections" below.

  "Class A Available Funds" means, with respect to any Due Period, an amount equal to the Class A Floating Percentage of the Floating Allocation Percentage of collections of Finance Charge Receivables (including any amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Series 1999-Y Supplement).

  "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the Class A Invested Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Invested Amount at the applicable Class A Certificate Rate for the Interest Period from the Series Closing Date through, but excluding, September 15, 1999.

  "Collateral Available Funds" means, with respect to any Due Period, an amount equal to the Collateral Floating Percentage of the Floating Allocation Percentage of Finance Charge Receivables (including any amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Series 1999-Y Supplement).

  "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the Interest Period and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Invested Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the initial Collateral Invested Amount at the applicable Collateral Rate for the Interest Period from the Series Closing Date through, but excluding, September 15, 1999.

  "Collateral Rate" means a rate not greater than LIBOR plus 1.25% per annum.

  "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a) (iv) and clause (b) above under "--Payment of Interest, Fees and Other Items."

  Excess Spread; Excess Finance Charge Collections. On each Distribution Date, the Trustee will apply or cause the Servicer to apply Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y with respect to the related Due Period to make the following distributions in the following order of priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (a) (i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items," in that order of priority; provided, however, that no payment shall be made to fund a deficiency pursuant to such clause (a) (ii) unless there is a successor Servicer not affiliated with the Seller;

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Class A Available Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

    (c) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to amounts that were due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Rate ("Collateral Additional Interest") will be distributed to the Collateral Interest Holder for application in accordance with the agreement between the Collateral Interest Holder, the Seller, the Servicer and the Trustee (the "Loan Agreement");

    (d) an amount equal to the Collateral Default Amount for such Distribution Date will be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

    (e) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (b) and (c) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed, including pursuant to the Loan Agreement) will be applied in accordance with the Loan Agreement;

    (f) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) will be deposited into the Cash Collateral Account;

    (g) an amount equal to any unpaid portion of the Monthly Servicing Fee with respect to Series 1999-Y for such Distribution Date, plus the amount of any such Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date will be distributed to the Servicer;

    (h) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates pursuant to the Series 1999-Y Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account; and

    (i) the balance will be applied in accordance with the Loan Agreement.

  Payments of Principal. On each Distribution Date, the Trustee will apply or cause the Servicer to apply Class A Available Principal Collections and Collateral Principal Collections in the following order of priority:

    (a) on each Distribution Date with respect to the Revolving Period for Series 1999-Y, all such Class A Available Principal Collections which are not allocated at the option of the Seller as part of Collateral Monthly Principal to make a payment with respect to the Collateral Interest will be allocated to the Seller or to other Series;

    (b) on each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period for Series 1999-Y, all such Class A Available Principal Collections will be distributed or deposited in the following order of priority:

      (i) an amount equal to Class A Monthly Principal will be (x) deposited into the Principal Funding Account during the Accumulation Period to be distributed to the Class A Certificateholders on the Class A Scheduled Payment Date (or, if applicable, the first Distribution Date of the Rapid Amortization Period) or (y) distributed to the Class A Certificateholders during the Rapid Amortization Period; and

      (ii) the balance, if any, will be paid to the Collateral Interest Holder, the Seller or to other Series;

    (c) on each Distribution Date with respect to the Revolving Period for Series 1999-Y, Collateral Principal Collections will be distributed or deposited in the following order of priority:

      (i) an amount equal to Collateral Monthly Principal for such Distribution Date will be applied in accordance with the Loan
    Agreement; and

      (ii) the balance, if any, will be treated as Class A Available Principal Collections and applied as described in clause (a) above;

    (d) on each Distribution Date with respect to the Accumulation Period for Series 1999-Y, Collateral Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Collateral Monthly Principal will be applied in accordance with the Loan Agreement; and

      (ii) the balance, if any, will be treated as Class A Available Principal Collections and applied as described in clause (b) above; and

    (e) on each Distribution Date with respect to the Rapid Amortization Period, Collateral Principal Collections will be treated as Class A Available Principal Collections and applied as described in clause
  (b) above.

  "Class A Available Principal Collections" means, with respect to any Distribution Date, the sum of (a) the Class A Principal Percentage of the Invested Percentage of collections of Principal Receivables, (b) the amount, if any, of Unallocated Principal Collections on deposit in the Collection Account allocated to the Certificates, (c) Excess Principal Collections allocated to the Certificates and (d) any other amounts which are to be treated as Class A Available Principal Collections in accordance with the Series 1999-Y Supplement.

  "Class A Monthly Principal" means, on each Distribution Date beginning with the earlier to occur of (i) the first Distribution Date to occur with respect to any Rapid Amortization Period for Series 1999-Y and (ii) the first Distribution Date to occur with respect to the Accumulation Period for Series 1999-Y, an amount equal to Class A Available Principal Collections; provided, however, that for each Distribution Date with respect to the Accumulation Period (unless and until a Liquidation Event is deemed to have occurred), Class A Monthly Principal shall not exceed the Controlled Deposit Amount for such Distribution Date; provided, further, that with respect to any Distribution Date, Class A Monthly Principal shall not exceed the Class A Adjusted Invested Amount.

  "Collateral Monthly Principal" means, on each Distribution Date, an amount calculated as follows:

    (i) on any Distribution Date prior to the Distribution Date on which the Class A Invested Amount is paid in full, the lesser of (A) the sum of (x) Collateral Principal Collections with respect to such Distribution Date and
  (y) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date; and

    (ii) on the Distribution Date on which the Class A Invested Amount is paid in full, the sum of (A) Collateral Principal Collections with respect to such Distribution Date and (B) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date;

notwithstanding the foregoing, prior to the occurrence of a Liquidation Event and under certain limited circumstances specified in the Series 1999-Y Supplement, "Collateral Monthly Principal" shall mean for any applicable Distribution Date, the sum of (I) Collateral Principal Collections with respect to such Distribution Date and (II) Class A Available Principal Collections not applied to Class A Monthly Principal on such Distribution Date; provided, however, that an amount not less than the Collateral Monthly Principal as so calculated is deposited into the Cash Collateral Account on such Distribution Date.

  "Collateral Principal Collections" means, with respect to any Due Period, the Collateral Principal Percentage of the Invested Percentage of Collections of Principal Receivables, plus any other amounts which are to be treated as Collateral Principal Collections in accordance with the provisions of the Series 1999-Y Supplement, minus the amount of Reallocated Principal Collections with respect to such Due Period applied for the benefit of the Class A Certificates.

  "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Accumulation Period, $45,833,333.33; provided, however, that if the Servicer elects to postpone the commencement of the Accumulation Period as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period will be an amount determined by the Servicer such that the sum of the Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class A Initial Invested Amount.

  "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount.

  "Deficit Controlled Accumulation Amount" means, on the first Distribution Date with respect to the Accumulation Period for Series 1999-Y, the excess, if any, of the Controlled Accumulation Amount over the amount of Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Accumulation Period for Series 1999-Y, the excess, if any, of the Controlled Deposit Amount over the amount of Class A Monthly Principal for such Distribution Date.

  Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

  The paying agent (the "Paying Agent") will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

Shared Collections of Finance Charge Receivables

  To the extent that collections of Finance Charge Receivables allocated to the Certificates are not needed to make payments to Certificateholders or other payments required in respect of Series 1999-Y, such collections may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to certain other Series (including Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S, Series 1997-T, Series 1997-U, Series 1998-V, Series 1999-W, Series 1999-X and certain subsequently issued Series). To the extent collections of Finance Charge Receivables allocated to certain other Series (including Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S, Series 1997-T, Series 1997-U, Series 1998-V, Series 1999-W, Series 1999-X and certain subsequently issued Series) are not needed to make payments required in respect of each such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to Series 1999-Y and to other Series experiencing shortfalls. There can be no assurance that such Excess Finance Charge Collections will be available to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to the Class A Certificates. To the extent Excess Finance Charge Collections are also allocated to other Series, the pro rata share of such Excess Finance Charge Collections available to the Class A Certificates will be reduced.

Shared Collections of Principal Receivables

  To the extent that collections of Principal Receivables allocated to the Certificates are not needed to make payments to the Certificateholders or deposits into the Principal Funding Account, such collections may be applied to cover principal payments due to or for the benefit of any other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates.

  Similarly, certain collections of Principal Receivables allocated to other Series (including Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S, Series 1997-T, Series 1997-U, Series 1998-V, Series 1999-W, Series 1999-X and certain subsequently issued Series), to the extent such collections are not needed to make payments to or for the benefit of such other Series ("Excess Principal Collections"), will be applied, if necessary, to cover Class A Monthly Principal due to Class A Certificateholders (and Collateral Monthly Principal due to the Collateral Interest Holder). There can be no assurance that such Excess Principal Collections will be available to cover Class A Monthly Principal due on any Distribution Date. Such Excess Principal Collections may also be allocated to other Series (including Series 1994-J, Series 1994-K, Series 1994-L, Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S, Series 1997-T, Series 1997-U, Series 1998-V, Series 1999-W, Series 1999-X and certain subsequently issued Series). To the extent such Excess Principal Collections are also allocated to other Series, the pro rata share of such Excess Principal Collections allocated to the Certificates will be reduced.

The Cash Collateral Account

  The Trust will have the benefit of an account (the "Cash Collateral Account"), which will be held with the trust department of The First National Bank of Chicago for the benefit of the Certificateholders. Funds on deposit in the Cash Collateral Account will be invested in Eligible Investments.

  The Cash Collateral Account will have an initial Available Cash Collateral Amount of $6,285,715. On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of (i) the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account on such Distribution Date) and (ii) the Required Cash Collateral Amount. The "Required Cash Collateral Amount" means, on any date of determination, the Required Enhancement Amount less the Collateral Invested Amount. The "Required Enhancement Amount" with respect to any Distribution Date means the greater of (i) the product of (a) the Adjusted Invested Amount related to such Distribution Date and (b) 13.5% and (ii) the sum of (a) $6,285,715 and (b) the product of (I) two and (II) the excess, if any, of $6,285,715 over the amount on deposit in the Cash Collateral Account with respect to such Distribution Date; provided, however, that (i) if any withdrawal is made from the Cash Collateral Account in respect of the Class A Required Amount or if a Liquidation Event occurs or if there are certain reductions in the Collateral Invested Amount, the Required Enhancement Amount for such Distribution Date shall equal the Required Enhancement Amount for the Distribution Date immediately preceding the occurrence of such withdrawal, such Liquidation Event or such reduction, (ii) in no event shall the Required Enhancement Amount exceed the Class A Adjusted Invested Amount on any such date, and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of any of the Certificates for which such Rating Agency furnishes a rating and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Liquidation Event or an event that, after the giving of notice or the lapse of time, would constitute a Liquidation Event to occur.

  For each Distribution Date, a withdrawal may be made from the Cash Collateral Account in an amount up to the lesser of (i) the sum of the Class A Required Amount and any unreimbursed Class A Investor Charge-Offs (to the extent such sum has not been paid from Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y) and (ii) the Available Cash Collateral Amount, to fund the unpaid portion of the Class A Required Amount and unreimbursed Class A Investor Charge-Offs.

  Under certain circumstances specified in the Loan Agreement, the Seller will have the option to elect to deposit certain amounts held pursuant to the Loan Agreement into the Cash Collateral Account, which will result in a reduction of the Collateral Invested Amount. Any such election will have the effect of converting all or a portion of the Enhancement in the form of the Collateral Invested Amount into Enhancement in the form of amounts on deposit in the Cash Collateral Account. The amount of such reduction of the Collateral Invested Amount for any given Distribution Date will not exceed the Collateral Monthly Principal.

  In addition, under certain limited circumstances specified in the Series 1999-Y Supplement and prior to the occurrence of a Liquidation Event, the Seller may elect to deposit Collateral Monthly Principal (as determined in accordance with clauses (I) and (II) of the definition thereof appearing under "--Allocation of Funds" above) into the Cash Collateral Account, which will result in a reduction of the Collateral Invested Amount. Any such election will have the effect of converting all or a portion of the Enhancement in the form of the Collateral Invested Amount into Enhancement in the form of amounts on deposit in the Cash Collateral Account.

  On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections to the extent described above under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections" to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. In addition, if on any Distribution Date, after taking into account all distributions, deposits and withdrawals to be made for such date, the amount on deposit in the Cash Collateral Account and the Collateral Invested Amount exceeds the Required Enhancement Amount for the next succeeding Distribution Date (such excess, the "Enhancement Surplus"), the Collateral Invested Amount may be reduced. The amount of such reduction will not exceed the Collateral Monthly Principal for such Distribution Date.

Principal Funding Account

  Pursuant to the Series 1999-Y Supplement, the Servicer will establish and maintain with an Eligible Institution, which initially shall be The First National Bank of Chicago, the principal funding account as a segregated trust account held for the benefit of the Class A Certificateholders (the "Principal Funding Account"). Principal will be deposited in the Principal Funding Account on each Distribution Date with respect to the Accumulation Period as described above under "--Allocation of Funds--Payments of Principal." Funds on deposit in the Principal Funding Account (the "Principal Funding Account Balance") will be invested to the following Transfer Date in Eligible Investments.

  Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be included in Class A Available Funds and will be used to pay interest on the Class A Certificates in an amount equal to, for each Interest Period, the product of (i) (a) the actual number of days in the related Interest Period divided by 360, times (b) the Class A Certificate Rate for the related Interest Period and (ii) the Principal Funding Account Balance allocable to the Class A Invested Amount for the Due Period related to such Interest Period (the "Class A Covered Amount"). If, for any Interest Period, the Principal Funding Investment Proceeds are less that the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be withdrawn, to the extent available, from the Reserve Account and such amount will be included in Class A Available Funds to be applied to the payment of Class A Monthly Interest. If withdrawals from the Reserve Account cannot cover the Class A Principal Funding Shortfall, then Excess Spread, Reallocated Principal Collections and withdrawals from the Cash Collateral Account will also be available as described herein to meet such deficiency. Such available amounts at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

  The Principal Funding Account Balance, if any, will be distributed to the Class A Certificateholders on the Class A Scheduled Payment Date or, if earlier, on the first Distribution Date with respect to the Rapid Amortization Period. If the Principal Funding Account Balance (including any deposits thereto for such Distribution Date) is insufficient to pay the Class A Invested Amount in full on the Class A Scheduled Payment Date, a Liquidation Event will be deemed to have occurred and the Rapid Amortization Period will commence.

Reserve Account

  Pursuant to the Series 1999-Y Supplement, the Servicer will establish and maintain with an Eligible Institution, which initially shall be The First National Bank of Chicago, the reserve account as a segregated trust account held for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Accumulation Period and for the first Distribution Date during any Rapid Amortization Period occurring after the Reserve Account Funding Date. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Servicer or the Trustee acting pursuant to the

Servicer's directions, will apply Excess Spread and Excess Finance Charge Collections to the extent described above under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections" to increase the amount on deposit in the Reserve Account to the extent such amount on deposit is less than the Required Reserve Account Amount. The "Reserve Account Funding Date" will be the June 2002 Distribution Date.

  The "Required Reserve Account Amount" for any Distribution Date after the Reserve Account Funding Date will be equal to (a) 0.25% of the Class A Invested Amount or (b) any other amount designated by the Seller; provided that if such designation is of a lesser amount, the Seller shall have provided the Collateral Interest Holder and the Trustee with written notice from each Rating Agency that such designation will not result in the reduction or withdrawal of the then current rating of any of the Certificates for which such Rating Agency furnishes a rating and the Seller shall then have delivered to the Collateral Interest Holder and the Trustee a certificate of any authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Liquidation Event or an event that after the giving of notice or the lapse of time, would constitute a Liquidation Event to occur. For each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, any excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount will be withdrawn and will be distributed to or at the direction of the Seller.

  Provided that the Reserve Account has not been terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the next succeeding Transfer Date by the Servicer or the Trustee at the direction of the Servicer, in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or distributed to or at the direction of the Seller.

  On or before each of the Distribution Dates with respect to the Accumulation Period and the first Distribution Date with respect to a Rapid Amortization Period, funds, if any, on deposit in the Reserve Account will be withdrawn from the Reserve Account and included in Class A Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of the Class A Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date; provided, however, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. The amount available to be withdrawn from the Reserve Account for any Distribution Date (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

  The Reserve Account will be terminated following the earliest to occur of
(a) the date on which the Class A Certificates are paid in full, (b) the first Distribution Date with respect to a Rapid Amortization Period, and (c) the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposits therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to or at the direction of the Seller. Any amounts withdrawn from the Reserve Account and distributed to or at the direction of the Seller at the termination of the Reserve Account as described above will not be available for distribution to the Class A Certificateholders.

Defaulted Receivables; Rebates and Fraudulent Charges

  The term "Investor Default Amount" means, for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date and the amount of Defaulted Receivables.

  A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating

Percentage for such Distribution Date and the Investor Default Amount. An amount equal to the Class A Investor Default Amount will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y or from amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above under "--Allocation of Funds--Payments of Interest, Fees and Other Items" and "--Reallocation of Collections."

  On each Distribution Date, if the Class A Investor Default Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1999-Y, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Collateral Invested Amount (to the extent not already reduced as a result of a Collateral Charge-Off with respect to such Distribution Date) will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y and available for such purpose as described under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections."

  A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Distribution Date in an amount equal to the product of the Collateral Floating Percentage for such Distribution Date and the Investor Default Amount. On each Distribution Date, if the Collateral Default Amount exceeds the Excess Spread and Excess Finance Charge Collections allocable to Series 1999-Y and available to cover such amount as described above under "--Allocation of Funds--Excess Spread; Excess Finance Charge Collections," the Collateral Invested Amount will be reduced by the amount of such excess (a "Collateral Charge-Off"). If the Collateral Invested Amount has been reduced by the amount of any Collateral Charge-Offs, the Collateral Interest Holder will thereafter be reimbursed for such Collateral Charge-Offs on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Collateral Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1999-Y and available for such purpose as described under "--Allocation of Funds-- Excess Spread; Excess Finance Charge Collections."

Final Payment of Principal; Termination of Trust

  The Class A Certificates will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Adjusted Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. The repurchase price of the Certificates will be equal to the Adjusted Invested Amount plus accrued and unpaid interest on the Certificates through, and including, the day preceding the Distribution Date with respect to which the repurchase occurs. In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the August 2005 Distribution Date. In the event that the Adjusted Invested Amount is greater than zero on the August 2005 Distribution Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the Series 1999-Y Supplement, in an amount up to 110% of the Adjusted Invested Amount of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables will be paid, pro rata to the Class A Certificateholders, then to the Collateral Interest Holder, on the Series Termination Date, as final payment of the Certificates.

Liquidation Events

  The Revolving Period for Series 1999-Y will continue through the end of the Due Period relating to the August 2002 Distribution Date and the Accumulation Period will begin at such time, unless a Liquidation Event occurs or the Servicer elects to postpone the commencement of the Accumulation Period as described herein under "--Postponement of Accumulation Period." A Rapid Amortization Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A "Liquidation Event" with respect to the Certificates refers to any of the following events:

    (i) failure on the part of the Seller (a) to make any payment or deposit on the date required under the Agreement or the Series 1999-Y Supplement (or within the applicable grace period which will not exceed five business days), (b) duly to observe or perform in any material respect the covenant of the Seller not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of the Seller, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice;

    (ii) any representation or warranty made by the Seller in the Agreement or the Series 1999-Y Supplement or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Liquidation Event described in this clause (ii) shall not be deemed to occur if the Seller has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (iii) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (iv) the average Portfolio Yield for any three consecutive Due Periods is less than the average of the Base Rates for the related Interest Periods;

    (v) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (vi) after any applicable grace period, a failure by the Seller to convey Additional Accounts to the Trust when required by the Agreement;

    (vii) the Class A Invested Amount is not paid in full on the Class A Scheduled Payment Date; or

    (viii) any Servicer Default occurs which would have a material adverse effect on the Certificateholders.

  In the case of any event described in clause (i), (ii) or (viii), a Liquidation Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders of such Series evidencing undivided interests aggregating not less than 50% of the Invested Amount of such Series, by written notice to the Seller and the Servicer (and to the Trustee, if given by such Certificateholders) declare that a Liquidation Event has occurred as of the date of such notice. In the case of any event described in clause (iii) or (v), a Liquidation Event with respect to all Series, and in the case of any event described in clause (iv), (vi) or (vii), a Liquidation Event with respect to only Series 1999-Y, will be deemed to have occurred without any notice or other action on the part of the Trustee or the applicable Certificateholders immediately upon the occurrence of such event. The Rapid Amortization Period for Series 1999-Y will commence on the first day of the Due Period in which a Liquidation Event occurs or is deemed to occur. Monthly distributions of principal to the Class A Certificateholders will begin on the first Distribution Date following such Due Period in the manner described herein. See "--Allocation of Funds." Thus, Class A Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Class A Certificates. If a Liquidation Event occurs and the Federal Deposit Insurance Corporation (the "FDIC") is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of the Rapid Amortization Period.

  In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of any Preexisting Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series 1995-M, Series 1995-N, Series 1995-O, Series 1995-P, Series 1996-Q, Series 1996-R, Series 1996-S, Series 1997-T, Series 1997-U, Series 1998-V, Series 1999-W, Series 1999-X, Series 1999-Y and any subsequently or contemporaneously issued Series, unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the invested amount of each Preexisting Series and each class of each such Series (including a majority in interest in each collateral interest) (unless otherwise specified in the related Supplement), each holder of an interest in the First Chicago Interest and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the Prospectus for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

Servicing Compensation and Payment of Expenses

  The portion of the Servicing Fee allocable to Series 1999-Y on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) 2.00% per annum and (b) the Adjusted Invested Amount with respect to the related Due Period. A portion of the Monthly Servicing Fee equal to 1/12 of the product of 1.25% per annum and the Adjusted Invested Amount with respect to the related Due Period will be paid solely from Interchange allocable to Series 1999-Y, before such Interchange is used for any other purpose. A portion of the Monthly Servicing Fee equal to 1/12 of the product of 0.75% per annum and the Adjusted Invested Amount with respect to the related Due Period will be paid from collections of Finance Charge Receivables allocable to the Certificates. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest or to other Series. The Monthly Servicing Fee will be paid each month from the Collection Account; provided, however, that in the event there are insufficient collections of Finance Charge Receivables (excluding amounts payable from Excess Spread or the Cash Collateral Account) available to make the distribution of the Class A Monthly Interest, the Class A Investor Default Amount and the portion of the Monthly Servicing Fee payable from such funds, such Class A Monthly Interest, Class A Investor Default Amount and Monthly Servicing Fee will be paid on a pro rata basis to the extent of such funds. If a successor Servicer has been appointed, Excess Spread may be used, and withdrawals from the Cash Collateral Account may be made, if there are insufficient collections of Finance Charge Receivables available to the Certificates to pay the portion of the Monthly Servicing Fee of such successor Servicer payable from such funds.

Reports to Class A Certificateholders

  On each Distribution Date, there will be forwarded to each Class A Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Class A Certificates; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates;
(v) the Invested Amount, the Adjusted Invested Amount, the Class A Invested Amount, the Class A Adjusted Invested Amount, the Collateral

Invested Amount, the Class A Floating Percentage, the Class A Principal Percentage and the Invested Percentages; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount and the Class A Investor Default Amount for such Distribution Date;
(viii) the amount of Class A Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Class A Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such Distribution Date; (x) the Available Cash Collateral Amount and the Collateral Invested Amount at the close of business on such Distribution Date; (xi) the Class A Required Amount, if any, for such Distribution Date; (xii) the amount of Excess Spread and Reallocated Principal Collections, if any, available with respect to such Distribution Date; (xiii) the amount, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested Amount as of the end of the day on the Record Date; (xiv) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Class A Invested Amount to the Class A Initial Invested Amount); (xv) the existing Deficit Controlled Accumulation Amount; and (xvi) the amount, if any, withdrawn from the Principal Funding Account for such Distribution Date.

  On or before January 31 of each calendar year, beginning with 2000, there will be furnished to each person who at any time during the preceding calendar year was a Class A Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Class A Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Class A Certificateholders to prepare their tax returns. See "U.S. Federal Income Tax Consequences" in the Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement dated June 7, 1999 and a Terms Agreement dated July 28, 1999 (such agreements, collectively, the "Underwriting Agreement") between the Seller and the underwriters named below (collectively, the "Underwriters"), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates as set forth opposite its name:

                                                                    Principal
                                                                    Amount of
                                                                     Class A
                             Underwriters                          Certificates
                             ------------                          ------------
     Banc One Capital Markets, Inc................................ $137,500,000
     Bear, Stearns & Co. Inc......................................  137,500,000
     J.P. Morgan Securities Inc...................................  137,500,000
     Salomon Smith Barney Inc. ...................................  137,500,000
                                                                   ------------
       Total...................................................... $550,000,000
                                                                   ============

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated. The Seller has been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.150% of the principal amount of the Class A Certificates. Underwriters may allow and such dealers may reallow a concession 0.056% of such principal amount.

  The Seller will receive proceeds of approximately $548,625,000 from the sale of the Class A Certificates (representing 99.750% of the principal amount of each Class A Certificate) after paying the underwriting discount of $1,375,000 (representing 0.250% of the principal amount of each Class A Certificate). The underwriting discount will be 1.00% for up to $3,000,000 initial principal amount of the Class A Certificates sold to various noninstitutional investors. To the extent that Class A Certificates are sold to these investors, the actual underwriting discount will be more than, and the proceeds to the Seller from the sales of the Class A Certificates will be less than, the amounts stated above and on the cover page of this Prospectus Supplement. Additional offering expenses are estimated to be $550,000.

  The Underwriting Agreement provides that the Seller will indemnify the several Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  Banc One Capital Markets, Inc. ("BOCM") is an affiliate of the Seller. Any obligations of BOCM are the sole obligations of BOCM and do not create any obligations on the part of any of its affiliates.

  BOCM may from time to time purchase or acquire a position in the Class A Certificates and may, at its option, hold or resell such Class A Certificates. BOCM expects to offer and sell previously issued Class A Certificates in the course of its business as a broker-dealer. BOCM may act as a principal or agent in such transactions. The accompanying Prospectus and this Prospectus Supplement may be used by BOCM in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Accounts.............................................................       S-15
Accumulation Period.................................................. S-11, S-28
Adjusted Invested Amount.............................................       S-29
Agreement............................................................       S-15
Available Cash Collateral Amount.....................................       S-37
Available Reserve Account Amount.....................................       S-39
BANC ONE.............................................................       S-14
BANK ONE.............................................................       S-14
Bank................................................................. S-14, S-15
Bank's Portfolio.....................................................       S-15
Base Rate............................................................       S-25
BOCM.................................................................  S-2, S-44
Call Report..........................................................       S-24
Cash Collateral Account..............................................       S-37
Cede.................................................................       S-28
Cedelbank............................................................ S-12, S-29
Certificate Owners...................................................       S-28
Certificateholders...................................................       S-26
Certificates.........................................................       S-26
Class A Accumulation Period Length...................................       S-31
Class A Additional Interest..........................................       S-32
Class A Adjusted Invested Amount.....................................       S-29
Class A Available Funds..............................................       S-33
Class A Available Principal Collections.............................. S-24, S-35
Class A Certificateholders...........................................       S-24
Class A Certificate Rate.............................................        S-5
Class A Certificates.................................................        S-5
Class A Covered Amount...............................................       S-38
Class A Floating Percentage..........................................       S-29
Class A Initial Invested Amount......................................        S-5
Class A Invested Amount..............................................  S-8, S-29
Class A Investor Charge-Off..........................................       S-40
Class A Investor Default Amount......................................       S-39
Class A Monthly Interest.............................................       S-33
Class A Monthly Principal............................................       S-35
Class A Principal Funding Investment Shortfall.......................       S-38
Class A Principal Percentage.........................................       S-30
Class A Required Amount..............................................       S-31
Class A Scheduled Payment Date.......................................   S-5, S-6
Collateral Additional Interest.......................................       S-33
Collateral Available Funds...........................................       S-33
Collateral Charge-Off................................................       S-40
Collateral Default Amount............................................       S-40
Collateral Floating Percentage.......................................       S-30
Collateral Initial Invested Amount...................................        S-5
Collateral Interest..................................................        S-7
Collateral Interest Holder...........................................       S-26
Collateral Invested Amount...........................................  S-8, S-30
Collateral Monthly Interest..........................................       S-33
Collateral Monthly Principal.........................................       S-35
Collateral Principal Collections.....................................       S-35
Collateral Principal Percentage......................................       S-30
Collateral Rate......................................................       S-33
Controlled Accumulation Amount.......................................  S-5, S-35

Term                                                                        Page
----                                                                        ----
Controlled Deposit Amount............................................       S-36
Deficit Controlled Accumulation Amount...............................       S-36
Distribution Date....................................................  S-5, S-27
DOJ..................................................................       S-14
DTC.................................................................. S-12, S-28
Enhancement Surplus..................................................       S-38
Euroclear............................................................ S-12, S-29
Excess Finance Charge Collections....................................       S-36
Excess Principal Collections.........................................       S-36
Excess Spread........................................................       S-33
Exchangeable Seller's Certificate....................................        S-7
FDIC.................................................................       S-41
FFIEC................................................................       S-16
FFIEC Revised Policies...............................................       S-16
Finance Charge Receivables...........................................        S-7
First Chicago Interest...............................................       S-26
First Chicago Percentage.............................................       S-30
Fixed Allocation Percentage..........................................       S-29
Floating Allocation Percentage.......................................       S-29
Initial Invested Amount..............................................  S-5, S-27
Interest Period......................................................        S-6
Invested Amount......................................................  S-8, S-30
Invested Percentage..................................................       S-30
Investor Default Amount..............................................       S-39
LIBOR................................................................       S-27
LIBOR Determination Date.............................................  S-6, S-27
Liquidation Event.................................................... S-24, S-41
Loan Agreement.......................................................       S-33
MasterCard International.............................................       S-14
Monthly Servicer Report..............................................       S-42
Monthly Servicing Fee................................................       S-42
OID..................................................................       S-13
Participants.........................................................       S-29
Paying Agent.........................................................       S-36
Portfolio Yield......................................................       S-25
Principal Funding Account............................................       S-38
Principal Funding Account Balance.................................... S-24, S-38
Principal Funding Investment Proceeds................................       S-38
Principal Receivables................................................        S-7
Rapid Amortization Period............................................ S-11, S-28
Reallocated Principal Collections....................................       S-32
Receivables..........................................................       S-15
Record Date..........................................................       S-27
Reference Banks......................................................       S-27
Required Cash Collateral Amount......................................       S-37
Required Enhancement Amount..........................................       S-37
Required Reserve Account Amount......................................       S-39
Reserve Account......................................................       S-38
Reserve Account Funding Date.........................................       S-39
Revolving Period..................................................... S-11, S-28
Seller............................................................... S-14, S-15
Series...............................................................       S-26

Term                                                                        Page
----                                                                        ----
Series Closing Date.................................................... S-5, S-6
Series 1999-Y..........................................................     S-26
Series 1999-Y Supplement...............................................     S-26
Series Termination Date................................................ S-5, S-6
Tax Counsel............................................................     S-12
Telerate Page 3750.....................................................     S-27
Trust..................................................................      S-5
Trustee................................................................     S-15
Underwriters...........................................................     S-44
Underwriting Agreement.................................................     S-44
VISA...................................................................     S-14

                                    ANNEX I

                        PRIOR ISSUANCES OF CERTIFICATES

  The table below sets forth the principal characteristics of the 15 Series heretofore issued by the Trust that are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact BANK ONE CORPORATION. BANK ONE CORPORATION will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Document for any previous publicly-issued Series. Requests should be addressed to BANK ONE CORPORATION, One First National Plaza, Chicago, Illinois 60670, Attention: Investor Relations (312) 732-4812.

Series 1994-J

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.22% per
                                          annum, but in no event in excess
                                          of 12% per annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $166,666,667
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the December 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-J)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral              $27,083,333
  Amount............................
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     January 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

Series 1994-K

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     LIBOR plus a spread of 0.1875%
                                          per annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $291,666,667

  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67

  Controlled Amortization Date......     First day of the Due Period
                                          relating to the March 1999
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-K)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral              $48,333,333
  Amount............................
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

Series 1994-L

  Initial Principal Amount..........     $500,000,000
  Certificate Rate..................     7.15% per annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $291,666,667
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Controlled Amortization Amount....     $41,666,666.67
  Controlled Amortization Date......     First day of the Due Period
                                          relating to the March 1999
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1994-L)
  Enhancement.......................     Cash Collateral Account
  Remaining Cash Collateral              $38,333,333
  Amount............................
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $25,000,000

Series 1995-M

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.24% per
                                          annum

  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572

  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables

  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the November 2001
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-M)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     December 2003 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

Series 1995-N

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.16% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $137,902,557 (including
                                          Collateral Interest)
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the November 1998
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-N)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     December 2000 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

Series 1995-O

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.23% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572

  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the January 2002
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-O)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

Series 1995-P

  Initial Principal Amount..........     $571,428,572 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.18% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $571,428,572
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $41,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the January 2000
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1995-P)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $71,428,572
  Amount............................
  Initial Cash Collateral Amount....     $5,714,286
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     February 2002 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $28,571,428

Series 1996-Q

  Initial Principal Amount..........     $1,028,571,429 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.13% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $1,028,571,429
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $75,000,000
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the March 2001
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1996-Q)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $128,571,429
  Amount............................
  Initial Cash Collateral Amount....     $10,285,714
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     April 2003 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $51,428,571

Series 1996-R

  Initial Principal Amount..........     $457,142,858 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.07% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Current Principal Amount..........     $380,071,565
  Class A Controlled Amortization        $33,333,333.33
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date..............................      relating to the June 1999
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely for Interchange allocable
                                          to Series 1996-R)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested
  Amount............................     $57,142,858

  Initial Cash Collateral Amount....     $4,571,429
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     July 2001 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $22,857,142

Series 1996-S

  Initial Principal Amount..........     $800,000,000 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.125% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $800,000,000
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Amortization        $116,666,666.67
  Amount............................
  Class A Controlled Amortization        First day of the Due Period
  Date .............................      relating to the July 2002
                                          Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1996-S)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $100,000,000
  Amount............................
  Initial Cash Collateral Amount....     $8,000,000
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     August 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Invested Amount is
                                          reduced to an amount less than
                                          or equal to $40,000,000
Series 1997-T

  Initial Principal Amount..........     $685,714,286 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.07% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $685,714,286
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Accumulation        $50,000,000, except that, if the
  Amount............................      commencement of the Accumulation
                                          Period is postponed, as
                                          permitted for such series, the
                                          Controlled Accumulation Amount
                                          may be higher

  Accumulation Period Commencement       First day of the Due Period
   Date.............................      relating to the October 1999
                                          Distribution Date, which may be
                                          delayed to no later than the
                                          first day of the Due Period
                                          relating to the September 2000
                                          Distribution Date
  Class A Scheduled Payment Date....     September 2000 Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1997-T)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $85,714,286
   Amount...........................
  Initial Cash Collateral Amount....     $6,857,143
  Minimum First Chicago Interest         7% (or such lower percentage
   Percentage.......................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     October 2002 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Adjusted Invested
                                          Amount is reduced to an amount
                                          less than or equal to
                                          $34,285,715

Series 1997-U
  Initial Principal Amount..........     $457,142,858 (including
                                          Collateral Interest)

  Class A Certificate Rate..........     LIBOR plus a spread of 0.115% per
                                          annum

  Scheduled Interest Payment             The fifteenth day of each month
   Dates............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)

  Current Principal Amount..........     $457,142,858

  Invested Percentage of Principal       Principal Amount at the end of
   Receivables......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables

  Class A Controlled Accumulation        $33,333,333.33, except that, if
   Amount...........................      the commencement of the
                                          Accumulation Period is
                                          postponed, as permitted for such
                                          series, the Controlled
                                          Accumulation Amount may be
                                          higher

  Accumulation Period Commencement       First day of the Due Period
   Date.............................      relating to the November 2001
                                          Distribution Date, which may be
                                          delayed to no later than the
                                          first day of the Due Period
                                          relating to the October 2002
                                          Distribution Date

  Class A Scheduled Payment Date....     October 2002 Distribution Date

  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1997-U)

  Enhancement.......................
                                         Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested
   Amount...........................     $57,142,858

  Initial Cash Collateral Amount....     $4,571,429

  Minimum First Chicago Interest         7% (or such lower percentage
   Percentage.......................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     November 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Adjusted Invested
                                          Amount is reduced to an amount
                                          less than or equal to
                                          $22,857,142

Series 1998-V

  Initial Principal Amount..........     $1,142,857,143 (including
                                          Collateral Interest)
                                         LIBOR plus a spread of 0.28% per
  Class A Certificate Rate..........      annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $1,142,857,143
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Accumulation        $83,333,333.34, except that, if
  Amount............................      the commencement of the
                                          Accumulation Period is
                                          postponed, as permitted for such
                                          series, the Controlled
                                          Accumulation Amount may
                                          be higher
  Accumulation Period Commencement       First day of the Due Period
  Date .............................      relating to the November 2000
                                          Distribution Date, which may be
                                          delayed to no later than the
                                          first day of the Due Period
                                          relating to the October 2001
                                          Distribution Date
  Class A Scheduled Payment Date....     October 2001 Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1998-V)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $142,857,143
  Amount............................
  Initial Cash Collateral Amount....     $11,428,572
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     October 2003 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Adjusted Invested
                                          Amount is reduced to an amount
                                          less than or equal to
                                          $57,142,857
Series 1999-W

  Initial Principal Amount..........     $857,142,857 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.11% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)

  Current Principal Amount..........     $857,142,857
                                         Principal Amount at the end of
  Invested Percentage of Principal        the Revolving Period divided by
  Receivables.......................      the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Accumulation        $62,500,000, except that, if the
  Amount............................      commencement of the Accumulation
                                          Period is postponed, as
                                          permitted for such series,
                                          the Controlled Accumulation
                                          Amount may be higher
  Accumulation Period Commencement       First day of the Due Period
  Date .............................      relating to the April 2001
                                          Distribution Date, which may be
                                          delayed to no later than the
                                          first day of the Due Period
                                          relating to the March 2002
                                          Distribution Date
  Class A Scheduled Payment Date....     March 2002 Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1999-W)
  Enhancement.......................     Collateral Interest and Cash
                                          Collateral Account
  Initial Collateral Invested            $107,142,857
  Amount............................
  Initial Cash Collateral Amount....     $8,571,429
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     March 2004 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Adjusted Invested
                                          Amount is reduced to an amount
                                          less than or equal to
                                          $42,857,142


Series 1999-X

  Initial Principal Amount..........     $857,142,857 (including
                                          Collateral Interest)
  Class A Certificate Rate..........     LIBOR plus a spread of 0.15% per
                                          annum
  Scheduled Interest Payment             The fifteenth day of each month
  Dates.............................      (or, if such day is not a
                                          business day, the next
                                          succeeding business day)
  Current Principal Amount..........     $857,142,857
  Invested Percentage of Principal       Principal Amount at the end of
  Receivables.......................      the Revolving Period divided by
                                          the greater of Aggregate
                                          Principal Receivables or the sum
                                          of all numerators specified for
                                          all Series in respect of
                                          Principal Receivables
  Class A Controlled Accumulation        $62,500,000, except that, if the
  Amount............................      commencement of the Accumulation
                                          Period is postponed, as
                                          permitted for such series,
                                          the Controlled Accumulation
                                          Amount may be higher
  Accumulation Period Commencement       First day of the Due Period
  Date .............................      relating to the July 2002
                                          Distribution Date, which may be
                                          delayed to no later than the
                                          first day of the Due Period
                                          relating to the June 2003
                                          Distribution Date

  Class A Scheduled Payment Date....     June 2003 Distribution Date
  Monthly Servicing Fee.............     2.00% (of which 1.25% is payable
                                          solely from Interchange
                                          allocable to Series 1999-X)
                                         Collateral Interest and Cash
  Enhancement.......................      Collateral Account
  Initial Collateral Invested            $107,142,857
  Amount............................
  Initial Cash Collateral Amount....     $8,571,429
  Minimum First Chicago Interest         7% (or such lower percentage
  Percentage........................      acceptable to the Rating
                                          Agencies)
  Series Termination Date...........     June 2005 Distribution Date
  Repurchase Terms..................     Optional repurchase by the Seller
                                          on any Distribution Date on or
                                          after the Adjusted Invested
                                          Amount is reduced to an amount
                                          less than or equal to
                                          $42,857,142

PROSPECTUS

                         First Chicago Master Trust II
                                     Issuer
                               FCC National Bank
                              Seller and Servicer


                           ASSET BACKED CERTIFICATES



 Consider
 carefully the
 risk factors
 beginning on page        The Trust--
 10 in this
 prospectus.              . may periodically issue asset backed certificates
                            in one or more series with one or more classes;
A certificate is            and
not a deposit and
neither the               . will own--
certificates nor
the underlying                . receivables in a portfolio of consumer
accounts or                     revolving credit card accounts;
receivables are
insured or                    . payments due on those receivables; and
guaranteed by the
Federal Deposit               . other property described in this prospectus
Insurance                       and in the accompanying prospectus supplement.
Corporation or
any other                 The Certificates--
governmental
agency.
                          . will represent interests in the trust and will be
The certificates            paid only from the trust assets;
will represent
interests in the          . offered with this prospectus will be rated in one
trust only and              of the four highest rating categories by at least
will not                    one nationally recognized rating organization;
represent
interests in or           . may have one or more forms of enhancement; and
obligations of
FCC National Bank         . will be issued as part of a designated series
or any FCC                  which may include one or more classes of
National Bank               certificates and enhancement.
affiliate.
                          The Certificateholders--
The Trust will
own receivables           . will receive interest and principal payments from
only, not the               a varying percentage of credit card account
credit card                 collections.
accounts in which
the receivables
arise.

This prospectus
may be used to
offer and sell
any series of
certificates only
if accompanied by
the prospectus
supplement for
that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 28, 1999

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                      ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

  . the timing of interest and principal payments;

  . financial and other information about the Receivables;

  . information about enhancement for each Class;

  . the ratings for each Class; and

  . the method for selling the Certificates.

  If this Prospectus indicates that a particular provision or term applies to all Certificates, such provision or term will apply to your Series of Certificates. If the information contained in this Prospectus contemplates different or multiple options for a Series of Certificates, please rely on the information in the Prospectus Supplement for your Series of Certificates as to the options which apply to your Series. You should read both this Prospectus and the Prospectus Supplement for your Series of Certificates to get a complete description of the terms of your Class A Certificates.

  You should rely only on the information provided in this Prospectus and in the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted.

  We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 63 in this Prospectus.

  Banc One Capital Markets, Inc. ("BOCM"), an affiliate of FCC National Bank, may buy and sell Certificates in the secondary market as part of its ordinary business as a broker-dealer. BOCM may use this prospectus and the accompanying prospectus supplement in such transactions. BOCM will make any such sale at the prevailing market price at the time of the sale.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY........................................................    5
 The Trust and the Trustee................................................    5
 Trust Assets.............................................................    5
 Risks of Certificate Ownership...........................................    5
 Information about the Receivables........................................    5
 Collections by the Servicer..............................................    6
 Allocation of Trust Assets...............................................    6
 Other Series.............................................................    6
 Interest Payments on the Certificates....................................    6
 Principal Payments on the Certificates...................................    7
 Revolving Period.........................................................    7
 Controlled Accumulation Period...........................................    7
 Controlled Amortization Period...........................................    7
 Principal Amortization Period............................................    7
 Rapid Accumulation Period................................................    8
 Rapid Amortization Period................................................    8
 Liquidation Events.......................................................    8
 Shared Excess Finance Charge Collections.................................    8
 Shared Principal Collections.............................................    8
 Credit Enhancement.......................................................    8
 Optional Repurchase......................................................    9
 Tax Status...............................................................    9
 Certificate Ratings......................................................    9
 Exchange Listing.........................................................    9
RISK FACTORS..............................................................   10
 Limited Ability to Resell Certificates By Investors......................   10
 Potential Priority of Certain Liens May Interfere with Payments to the
  Trust...................................................................   10
 Possible Effects of Insolvency of the Seller May Affect Payments and
  Maturity of Certificates................................................   10
 Seller's Ability to Change Terms of the Receivables May Impact Payment
  Patterns of the Accounts................................................   12
 Consumer Protection Laws May Affect Servicer's Ability to Collect
  Payments on Receivables.................................................   12
 Uncertain Timing of Payments on Receivables Affecting Payments to
  Certificateholders......................................................   13
 Competition in Credit Card Industry May Affect Seller's Ability to
  Generate Receivables....................................................   13
 Subordination Delaying or Reducing Payments to Subordinated Classes or
  Series..................................................................   14
 Inclusion of Delinquent Receivables May Increase Charge-offs Allocated to
  Certificateholders......................................................   14
 Mismatch of Interest Rates Charged on Accounts and Paid on Certificates
  May Affect Payments to Certificateholders...............................   14
 Issuance of Additional Series by the Trust May Impact Payments on Other
  Series..................................................................   15

                                                                           Page
                                                                           ----
 Economic Factors May Influence Cardholder Payment Rates and Patterns.....  15
 New Accounts Added to Trust May Perform Differently than Current
  Accounts................................................................  15
 Limited Nature of Certificate Rating.....................................  15
THE TRUST.................................................................  16
THE BANK'S CREDIT CARD BUSINESS...........................................  16
 General..................................................................  16
 Description of FDR.......................................................  18
 Collection Efforts.......................................................  18
 Loss and Delinquency Experience..........................................  18
 Revenue Experience.......................................................  19
 Interchange..............................................................  20
 Competition in the Credit Card Industry..................................  20
 Year 2000 Readiness Disclosure...........................................  21
THE ACCOUNTS..............................................................  22
 General..................................................................  22
 Billing and Payments.....................................................  23
THE SELLER................................................................  23
USE OF PROCEEDS...........................................................  24
MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS.............................  24
DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT.........................  25
 General..................................................................  25
 Book-Entry Registration..................................................  26
 Definitive Certificates..................................................  29
 Interest Payments........................................................  30
 Principal Payments.......................................................  30
 Conveyance of Receivables................................................  31
 Exchanges................................................................  31
 Covenants, Representations and Warranties................................  33
 Addition of Accounts.....................................................  34
 Removal of Accounts......................................................  35
 Collection Account.......................................................  35
 Other Trust Accounts.....................................................  36
 Funding Period...........................................................  36
 Paired Series............................................................  37
 Allocation Percentages...................................................  37
 Application of Collections...............................................  38
 Discount Option..........................................................  39
 Shared Collections of Finance Charge Receivables.........................  39
 Shared Collections of Principal Receivables..............................  39
 Defaulted Receivables; Rebates and Fraudulent Charges....................  40
 Defeasance...............................................................  40
 Final Payment of Principal; Termination of Trust.........................  41
 Liquidation Events.......................................................  41
 Indemnification..........................................................  42

                                                                            Page
                                                                            ----
 Collection and Other Servicing Procedures.................................  43
 Servicer Covenants........................................................  43
 Servicing Compensation and Payment of Expenses............................  44
 Certain Matters Regarding the Servicer....................................  44
 Servicer Default..........................................................  44
 Reports to Certificateholders.............................................  45
 Evidence as to Compliance.................................................  46
 Conveyance of Accounts....................................................  46
 Amendments................................................................  47
 List of Certificateholders................................................  47
 The Trustee...............................................................  47
ENHANCEMENT................................................................  48
 General...................................................................  48
 Subordination.............................................................  48
 Cash Collateral Account...................................................  49
 Collateral Interest.......................................................  49
 Letter of Credit..........................................................  49
 Surety Bond or Insurance Policy...........................................  49
 Interest Rate Swap........................................................  50
 Spread Account............................................................  50
 Reserve Account...........................................................  50
CERTIFICATE RATINGS........................................................  50
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  51
 Transfer of Receivables...................................................  51
 Certain Matters Relating to Receivership..................................  51
 Consumer Protection Laws..................................................  52

                                                                           Page
                                                                           ----
U.S. FEDERAL INCOME TAX CONSEQUENCES......................................  53
 General..................................................................  53
 Opinions.................................................................  53
 Characterization of the Certificates as Indebtedness.....................  54
 Taxation of Interest Income of Certificateholders........................  54
 Sale of a Certificate....................................................  55
 Tax Characterization of the Trust........................................  56
 FASIT Legislation........................................................  57
 Foreign Investors........................................................  57
STATE AND LOCAL TAXATION..................................................  58
ERISA CONSIDERATIONS......................................................  59
PLAN OF DISTRIBUTION......................................................  61
LEGAL MATTERS.............................................................  61
REPORTS TO CERTIFICATEHOLDERS.............................................  62
WHERE YOU CAN FIND MORE INFORMATION.......................................  62
INDEX OF TERMS FOR PROSPECTUS.............................................  63
ANNEX 1: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.... A-1

                               PROSPECTUS SUMMARY

  . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Certificates, read carefully this entire document and the accompanying Prospectus Supplement.

  . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

THE TRUST AND THE TRUSTEE

First Chicago Master Trust II (the "Trust") was formed as of June 1, 1990 under a Pooling and Servicing Agreement (the "Agreement") between FCC National Bank (the "Bank" or the "Seller"), as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Trust is a master trust under which one or more Series will be issued through a Series Supplement to the Agreement. Any Series may consist of one or more Classes. Any Class or Series may be offered other than by this Prospectus; for example, they may be offered in a private placement. The Trust may only engage in the following activities:

 . acquiring and holding specified assets;

 . issuing and making payments on the Asset Backed Certificates (the
   "Certificates") and other interests in the Trust; and

 . engaging in related activities.

TRUST ASSETS

The Seller has transferred to the Trust the Receivables in certain VISA(R) and MasterCard(R)* consumer revolving credit card Accounts. All new Receivables generated in the Accounts will be transferred automatically to the Trust. The total amount of Receivables in the Trust will fluctuate daily as new Receivables are generated and payments are received on existing Accounts. Additional similar assets may be transferred to the Trust. Under certain circumstances, the Seller may be required to transfer additional similar assets to the Trust. See "The Accounts" and "Description of the Certificates and the Agreement--Addition of Accounts" in this Prospectus.
--------
* VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

The Trust assets also include payments due on the Receivables and other proceeds of the Receivables, including payments on receivables which have been previously charged off as uncollectible.

Additional Trust assets may include:

 . rights to certain fees the Bank receives through VISA and MasterCard called
   Interchange;

 . monies deposited in certain of the Trust's bank accounts and investments of those monies; and

 . "Enhancements," including any credit enhancement, guaranteed rate agree-ment, maturity liquidity facility, tax protection agreement, interest rate swap or cap, cash collateral account, collateral interest, currency swap or other similar arrangement.

The Seller may remove, subject to certain limitations and conditions, Receiv-ables that it transferred to the Trust. See "Description of the Certificates and the Agreement--Removal of Accounts" in this Prospectus.

RISKS OF CERTIFICATE OWNERSHIP

Investing in the Certificates does involve certain risk to an investor. You should consider and review the principal risks of such an investment which are described in this Prospectus. See "Risk Factors" in this Prospectus.

INFORMATION ABOUT THE RECEIVABLES

The Receivables arise in Accounts selected from the Bank's credit card portfolio based on criteria established in the Agreement and applied on the date of their selection.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are the related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders.

Certain Interchange may be treated as collections of Finance Charge Receivables for a Series. Recoveries on charged-off Receivables are also treated as collections of Finance Charge Receivables. See "The Bank's Credit Card Business--Interchange" and "--Loss and Delinquency Experience" in this Prospectus.

COLLECTIONS BY THE SERVICER

The Bank services the Receivables under the Agreement. In limited cases, the Bank may resign or be removed and either the Trustee or a third party may be appointed as the new servicer. The Bank, or any new servicer, is called the "Servicer." The Servicer receives a servicing fee from the Trust for each Series. See "The Seller" in this Prospectus.

The Servicer receives collections on the Receivables, deposits those collections in a trust account and keeps track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables. The Servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The Trust assets will be allocated to the holders of the Certificates and other interests of each Series. The "Exchangeable Seller's Certificate" represents the remaining interest in the assets of the Trust not represented by the Certificates and other Series interests issued by the Trust. If there is more than one Class in a Series, there may be a further allocation of Trust assets among each Class.

The Servicer will allocate (a) collections of Finance Charge Receivables and Principal Receivables and (b) Receivables in Accounts written off as uncollect-ible to each Series based upon a varying percentage called the "Invested Per-centage," as described in the accompanying Prospectus Supplement.

The aggregate amount of Principal Receivables allocated to a Series establishes the "Invested Amount" for that Series. The "First Chicago Amount" will be the aggregate amount of Principal Receivables in the Trust not allocated to any Se-ries.

Certificateholders are only entitled to amounts allocated to their Series equal to the interest and principal payments on their Certificates. See "Description of the Certificates and the Agreement--General" and "--Allocation Percentages" in this Prospectus.

OTHER SERIES

The Trust previously has issued other Series of Certificates and expects to continue to issue additional Series. For a description of the principal terms of the outstanding Series, see "Annex I: Prior Issuances of Certificates" to the Prospectus Supplement.

INTEREST PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of interest as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to Enhancement.

Each Class of Certificates may have a fixed, a floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the Certificates, each called a "Distribution Date."

If interest is paid less frequently than monthly, collections of Finance Charge Receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the Rating Agencies until paid to Certificateholders. Interest payments for any Series of Certificates will be funded from collections of Finance Charge Receivables allocated to the Series, any applicable Enhancement and, if and to the extent specified in the accompa-nying Prospectus Supplement, monies earned while collections were invested pending payment to the Certificateholders. See "Description of the Certificates and the Agreement--Application of Collections," "--Shared Collections of Fi-nance Charge Receivables" and "Enhancement" in this Prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of principal as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to Enhancement.

Revolving Period

Each Class of Certificates will begin with a period called a "Revolving Period" during which the Trust will not pay, or accumulate, principal for the related Certificateholders. The Trust will usually pay available principal to the holder of the Exchangeable Seller's Certificate but may pay amounts due to holders of Certificates of other Series. The Revolving Period for a Class starts on the date that Class is issued and ends at the start of an amortization period or an accumulation period.

Following the Revolving Period, each Class of Certificates will have one or a combination of the following periods in which:

 . principal is accumulated in specified amounts and paid on a scheduled date
   (a "Controlled Accumulation Period");

 . principal is paid in fixed amounts at scheduled intervals (a "Controlled
   Amortization Period");

 . principal is paid in varying amounts at scheduled intervals (a "Principal
   Amortization Period");

 . principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (a "Rapid Accumulation Period");

 . principal is paid in varying amounts each month following certain adverse events (a "Rapid Amortization Period").

Controlled Accumulation Period

If a Class of Certificates has a Controlled Accumulation Period, the Trust is expected to pay available principal to those Certificateholders on a specific date stated in the accompanying Prospectus Supplement called the "Scheduled Payment Date." If the Series has more than one Class, each Class may have a different priority for payment. For a period of time prior to the Scheduled Payment Date, the Trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously depos-ited. If amounts sufficient to pay the Invested Amount for a Class have not been accumulated by the Scheduled Payment Date for that Class, a Liquidation Event will occur and the Rapid Amortization Period will begin. The Controlled Accumulation Period for a Class starts on a date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period or, if it applies, a Rapid Accumulation Period starts; or

 . the latest date by which principal and interest for the Series of Certificates can be paid, called the "Series Termination Date."

Controlled Amortization Period

If a Class of Certificates has a Controlled Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Controlled Amortization Period in a specified amount plus any specified amounts not previously paid. If the Series has more than one Class, each Class may have a different priority for payment. The Controlled Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Series Termination Date.

Principal Amortization Period

If a Class of Certificates has a Principal Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Principal Amortization Period. If a Series has more than one Class, each Class may have a different priority for payment. The Principal Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Series Termination Date.

Rapid Accumulation Period

If a Class of Certificates has a Controlled Accumulation Period, it may also have a Rapid Accumulation Period. During a Rapid Accumulation Period, the Trust will periodically deposit available principal in a trust account prior to the Scheduled Payment Date. The Rapid Accumulation Period for a Class starts as specified in the accompanying Prospectus Supplement on a day on or after a designated Liquidation Event has occurred, but in no event later than the Scheduled Payment Date, and ends when one of the following occurs:

 . the Invested Amount for the Class is paid in full;

 . a Rapid Amortization Period starts; or

 . the Scheduled Payment Date.

Rapid Amortization Period

If a Class of Certificates is in a Rapid Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date. If the Series has more than one Class, each Class may have a different priority for payment. For a Class without a Rapid Accumulation Period, the Rapid Amortization Period starts on the day a Liquidation Event occurs. For a Class with a Rapid Accumulation Period, the Rapid Amortization Period starts as specified in the accompanying Prospectus Supplement on a day on or after one or more certain Liquidation Events occurs, but in no event later than the Scheduled Payment Date for that Class. The Rapid Amortization Period ends when any of the following occurs:

 . the Invested Amount for the Class is paid in full; or

 . the Series Termination Date.

Liquidation Events

A "Liquidation Event" for any Series of Certificates will include certain adverse events described in the accompanying Prospectus Supplement, including the following:

 . certain events of insolvency, conservatorship or receivership relating to the Seller; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates and the Agreement--Liquidation Events" in this Prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Finance Charge Receivables allocated to any Series are not needed for that Series, those collections may be applied to certain shortfalls of another Series if such other Series permits such application. See "Description of the Certificates and the Agreement--Shared Collections of Finance Charge Receivables" in this Prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables allocated to any Series are not needed for that Series, those collections may be applied to cover principal payments for another Series if such other Series permits such application. Any reallocation for this purpose will not reduce the Invested Amount for the Series to which those collections were initially allocated. See "Description of the Certificates and the Agreement--Shared Collections of Principal Receivables" in this Prospectus.

CREDIT ENHANCEMENT

Each Class of a Series may be entitled to Enhancement. Enhancement provides additional payment protection to investors in each Class of Certificates that has Enhancement.

"Enhancement" for the Certificates of any Class may take the form of one or more of the following:

 . subordination               . letter of credit

 . collateral interest         . surety bond

 . insurance policy            . spread account

 . cash collateral account     . reserve account

 . currency swap               . interest rate swap or cap

The type, characteristics and amount of an Enhancement will be:

 . based on several factors, including the characteristics of the Receivables and Accounts at the time a Series of Certificates is issued; and

 . established based on the requirements of each Rating Agency rating one or more Classes of the Certificates of that Series.

See "Enhancement" and "Certificate Ratings" in this Prospectus.

OPTIONAL REPURCHASE

The Seller has the option to repurchase any Series of Certificates once the Invested Amount for the Series is reduced to 5% or less of the initial Invested Amount. See "Description of the Certificates and the Agreement--Final Payment of Principal; Termination of Trust" in this Prospectus.

TAX STATUS

Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Seller ("Tax Counsel"), is of the opinion that under existing law Certificates offered by this Prospectus will be characterized as debt for Federal income tax purpos-es. Under the Agreement, each Certificateholder and the Seller will agree to treat the Certificate as debt for Federal, state and local income tax purposes and franchise tax purposes. Tax Counsel is also of the opinion that under ex-isting law the Trust will not be characterized for Federal income tax purposes as an association (or publicly traded corporation) taxable as a corporation.

For additional information concerning such tax opinions and the application of the Federal income tax laws, including whether the Certificates will be characterized as debt for Federal income tax purposes, see "U.S. Federal Income Tax Consequences" in this Prospectus and "Summary of Series Provisions--Tax Status" in the accompanying Prospectus Supplement.

CERTIFICATE RATINGS

Any Certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Certificate Ratings" in this Prospectus.

EXCHANGE LISTING

Any Class of Certificates offered by this Prospectus may be listed on a stock exchange, such as the Luxembourg Stock Exchange, or quoted on an automated quotation system of a registered securities association. The Prospectus Supplement for any Series of Certificates will describe whether or not any Class of such Series will be listed on a stock exchange or so quoted. Listing on a stock exchange or on a quotation system may make it easier for an investor to resell Certificates than if such Certificates can only be resold through a securities broker or dealer. See "Risk Factors--Limited Ability to Resell Certificates" in this Prospectus.

                                 RISK FACTORS

  You should consider the following principal risk factors in deciding whether to purchase the Certificates. The following summary discusses the material risk factors involving ownership of the Certificates. Any additional material risk factors for a particular Series of Certificates will be disclosed in the related Prospectus Supplement.

Limited Ability to Resell
 Certificates By             Any Class of Certificates may or may not be
 Investors.................  listed on a stock exchange or quoted on an automated quotation system of a registered securities association. Listing on an exchange or a quotation system may make it easier for an investor to resell Certificates than if such certificates can only be resold through a securities broker or dealer. The underwriters may assist in resales of the Certificates but they are not required to do so. A secondary market for any Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

Potential Priority of
 Certain Liens May
 Interfere with Payments
 to the Trust..............  The Seller has transferred Receivables to the
                             Trust. However, a court could conclude that the Seller still owns the Receivables and that the Trust holds only a security interest. The Seller has taken certain steps to give the Trustee a "first priority perfected security interest" in the Receivables in the event a court concludes the Seller still owns the Receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the Receivables, a tax or government lien (or other lien permitted under the law without the consent of the Seller) on the Seller's property arising before new Receivables come into existence may get paid before the Trust's interest in the Receivables. Also, if the Seller became insolvent or entered into bankruptcy and the Federal Deposit Insurance Corporation (the "FDIC") were appointed conservator or receiver of the Seller, the FDIC's administrative expenses might be paid from the Receivables before the Trust received any payments on the Receivables. In addition, if the Seller became insolvent or entered into bankruptcy or a receivership, the Trust, under certain circumstances, might not have a perfected security interest in cash collections held by the Seller which had not yet been deposited into the Trust's account. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Certificates and the Agreement--Covenants, Representations and
                             Warranties" in this Prospectus.

Possible Effects of
 Insolvency of the Seller
 May Affect Payments and
 Maturity of                 The Federal Deposit Insurance Act ("FDIA"), as
 Certificates..............  amended by the Financial Institutions Reform,
                             Recovery and Enforcement Act of 1989 ("FIRREA"), provides that a security interest should be respected by the FDIC where--

                             . the Seller's transfer of the Receivables is the
                               grant of a valid security interest in the Receivables to the Trust;

                             . the Seller becomes insolvent and the FDIC is
                               appointed conservator or receiver of the Seller; and

                             . the security interest (a) is validly perfected
                               before the Seller's insolvency and (b) was not taken in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud the Seller or its creditors.

                             FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the Trust of payments collected on the Receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                             . require the Trustee to go through an
                               administrative claims procedure to establish its right to those payments;

                             . request a stay of proceedings with respect to
                               the Seller; or

                             . reject the Seller's contract to transfer
                               Receivables to the Trust and limit the Trust's resulting claim to "actual direct compensatory damages."

                             If a conservator or receiver were appointed for the Seller, then a Liquidation Event would occur for all outstanding Series. Under the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless, generally, holders of more than 50% of the Invested Amount of each Class of outstanding Certificates and anyone else authorized to vote on those matters in a Series Supplement, gave the Trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the Receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power--

                             . regardless of the terms of the Agreement, (a)
                               to prevent the beginning of the Rapid
                               Amortization (or, if applicable, the Rapid
                               Accumulation Period), (b) to prevent the early sale of the Receivables and the termination of the Trust or (c) to require new Principal Receivables to continue being transferred to the Trust; or

                             . regardless of the instructions of those
                               authorized to direct the Trustee's actions under the Agreement, (a) to require the early sale of the Receivables, (b) to require termination of the Trust and retirement of the Certificates or (c) to prohibit the continued transfer of Principal Receivables to the Trust.

                             In addition, if a Servicer Default occurs solely because a conservator or receiver is appointed for the Servicer, the conservator or receiver might have the power to prevent either the Trustee or the Certificateholders from appointing a new Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" and "Description of the Certificates and the Agreement--Servicer Default" in this Prospectus.

Seller's Ability to Change
 Terms of the Receivables
 May Impact Payment
 Patterns of the             The Seller transfers the Receivables to the Trust
 Accounts..................  but continues to own the Accounts. As owner of the Accounts, the Seller retains the right to change various Account terms (including periodic charges and other fees it charges and the required monthly minimum payment). A Liquidation
                             Event could occur if the Seller reduced the periodic charge and other fees it charges and a corresponding decrease in the collection of Finance Charge Receivables resulted. In addition, changes in the Account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                             The Seller will not reduce the periodic rate it charges on the Receivables or other fees if that action would result in a Liquidation Event unless the Seller is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                             The Seller may change other terms of the Accounts only (a) if it has other comparable accounts, it makes the same change to such accounts, or (b) if it does not have other comparable accounts, the change is not made with the intent to materially benefit the Seller over Certificateholders. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures" in this Prospectus.

                             Changes in relevant law, changes in the
                             marketplace or prudent business practices could cause the Seller to change Account terms. See "The Bank's Credit Card Business--Revenue Experience" in this Prospectus.

Consumer Protection Laws
 May Affect Servicer's
 Ability to Collect
 Payments on Receivables...
                             Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress, state legislatures and other regulatory authorities could further regulate the credit card and consumer credit industry in ways that make it more difficult for the Servicer to collect payments on the Receivables or that reduce the periodic charge and other fees that the Seller can charge on credit card account balances. For example, if the Seller were required to reduce its periodic charge and other fees resulting in a corresponding decrease in the Accounts' effective yield, this could lead to a Liquidation Event, resulting in the payment of principal sooner than expected.

                             The Seller makes representations and warranties relating to the validity and enforceability of the Receivables. Subject to certain conditions described under "Description of the Certificates and the Agreement--Covenants, Representations and Warranties," the Seller must accept reassignment of each Receivable that does not comply in all material respects with all requirements of applicable law if such Receivable is charged off as uncollectible or the payments on such Receivable are not available to the Trust. In addition, upon the breach of certain other representations and warranties in the Agreement, the Seller may be required to purchase all outstanding Certificates. We do not anticipate that the Trustee will make any examination of the Receivables, the Accounts or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. See "Description of the Certificates and the Agreement--Covenants, Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" in this Prospectus.

                             If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible. The Certificateholders could suffer a loss if no funds are available from Enhancement or other sources. See "Description of the Certificates and the Agreement--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus.

Uncertain Timing of
 Payments on Receivables
 Affecting Payments to
 Certificateholders........  The Receivables may be paid off at any time. We cannot assure the creation of additional
                             Receivables in the Accounts or that any
                             particular pattern of cardholder payments will occur. The commencement and continuation of a Revolving Period, a Controlled Amortization Period, a Principal Amortization Period or a Controlled Accumulation Period for a Series or Class of that Series depend upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Liquidation Event for one or more Series and the commencement of the Rapid Amortization Period or, if applicable, the Rapid Accumulation Period for each of those Series. If a Liquidation Event occurs, you could receive payment of principal sooner than expected.

Competition in Credit Card
 Industry May Affect
 Seller's Ability to
 Generate Receivables......
                             The Seller's ability to compete in the current highly competitive industry environment will affect its ability to generate new Receivables and might also affect payment patterns on the Receivables. New card issuers have been entering the market while other issuers have been expanding their share of the market through advertising, portfolio acquisitions and pricing competition. Certain credit card issuers offer periodic charges significantly lower than those being assessed on many of the Accounts. The use of affinity (gift awards for card use) or incentive programs may also affect card usage. Certain of the Accounts are in such programs and offer benefits not available to the Seller's other cardholders. A change or termination of benefits in such a program could make the Seller's credit card less attractive to cardholders. Such change or termination could be at the direction of the other party to such a program and beyond the Seller's control. In addition, changes in periodic charges can alter the monthly payment rates of cardholders. A significant decrease in the use of the Seller's credit card or in the monthly payment rates on such credit cards could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. A significant increase in monthly payment rates could hasten the return or accumulation of principal during a Principal Amortization Period, a Rapid Accumulation Period or a Rapid Amortization Period. See "Maturity and Principal Payment Considerations" in this Prospectus.

Subordination Delaying or
 Reducing Payments to
 Subordinated Classes or
 Series....................  Where one or more Classes in a Series are subordinated, principal payments on the
                             subordinated Class or Classes generally will not begin until the senior Class or Classes are repaid. Additionally, if collections of Finance Charge Receivables allocated to a Series are insufficient to cover amounts due for that Series's senior Certificates, the Invested Amount for the subordinated Certificates might be reduced. This would reduce the amount of collections of Finance Charge Receivables available to the subordinated Certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated Certificates. If Receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior Certificateholders and any remaining net proceeds would be paid to subordinated Certificateholders.

Inclusion of Delinquent
 Receivables May Increase
 Charge-offs Allocated to
 Certificateholders........  The Trust includes delinquent Receivables and
                             Receivables of cardholders who may become subject to bankruptcy or insolvency. The Servicer generally will charge off as uncollectible the Receivables of a bankrupt or insolvent cardholder and Receivables which are delinquent beyond a certain time limit. Each Class of Certificates will be allocated a portion of Receivables written off as uncollectible. See "Description of the Certificates and the Agreement--Allocation Percentages" in this Prospectus and "The Bank's Credit Card Business--Loss and Delinquency Experience" in the accompanying Prospectus Supplement. If the charged off amounts allocated to any Certificates exceed the amounts available to cover them, which could occur if the limited amount of Enhancement is reduced to zero, those Certificateholders may not receive the full amount of principal and interest due to them. See "Description of the Class A Certificates and the Agreement--Allocation Percentages," "--
                             Application of Collections," "--Reallocation of Collections," "--Allocation of Funds," and "-- Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying Prospectus Supplement.

Mismatch of Interest Rates
 Charged on Accounts and
 Paid on Certificates May
 Affect Payments to
 Certificateholders........
                             Substantially all of the Accounts have periodic charges set at a variable rate based currently on the prime rate. A Series of Certificates may bear interest at either a fixed rate or at a floating rate based on a different rate index. If the rates charged on the Accounts decline, collections of Finance Charge Receivables may be reduced without a corresponding reduction in the amounts payable as interest on the Certificates and other amounts paid from collections of Finance Charge Receivables.

Issuance of Additional
 Series by the Trust May
 Impact Payments on Other
 Series....................  The Trust has issued other Series of Certificates and is expected to issue additional Series from time to time. The Trust may issue additional Series with terms that are different from your Series without the prior review or consent of any Certificateholders. It is a condition to the issuance of each new Series that each Rating Agency that has rated an outstanding Series confirm in writing that the issuance of the new Series will not result in a reduction or withdrawal of its rating. However, the terms of a new Series could affect the timing and amounts of payments on any other outstanding Series.
Economic Factors May
 Influence Cardholder
 Payment Rates and
 Patterns..................  General economic factors including the rate of inflation, unemployment and relative interest rates may affect card use and cardholder payment patterns. Historically, a substantial number of Accounts have billing addresses in California, Illinois, New York and Texas. Adverse changes in the economic condition in those areas could have a direct effect on the timing and the amounts of payments on the Certificates. See "The Accounts" in the accompanying Prospectus Supplement.
New Accounts Added to
 Trust May Perform
 Differently than Current
 Accounts..................  In addition to the Accounts already designated for the Trust, the Seller is permitted to
                             designate additional accounts and to transfer the receivables in those accounts to the Trust. Under certain circumstances, the Seller may be required to designate new accounts to maintain a certain amount of Receivables in the Trust. Such an addition may become necessary if, for example, the Seller (or the relevant relationship party) terminates an affinity or other type of incentive program and the Seller removes the Receivables generated through such program from the Trust. These new accounts and receivables may have different terms and conditions than the Accounts and Receivables already in the Trust. The new accounts and receivables may perform differently over time than the Accounts and Receivables. If the Seller is required to add accounts, it may not have any accounts suitable for such addition. If the Seller fails to add accounts when required, a Liquidation Event will occur and you could receive payment of principal sooner than expected. See "The Accounts" and "Description of the Certificates and the Agreement--Addition of Accounts" in this Prospectus.
Limited Nature of
 Certificate Rating........  Any rating of the Certificates by a Rating Agency will indicate only such Rating Agency's view on the likelihood that Certificateholders will receive required interest and principal payments and such agency's evaluation of the Receivables and the availability of any Enhancement for the Certificates. The rating will not indicate the likelihood that interest or principal payments will be paid on a scheduled date. The rating also will not address the likelihood that a Liquidation Event will occur, the marketability or market price of the Certificates or the suitability of the Certificates for any investor. A rating is not a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency. Rating agencies other than those requested by the Seller could assign a rating to the Certificates, and any such rating could be lower than any rating assigned by a Rating Agency chosen by the Seller. See "Certificate Ratings" in this Prospectus.

                                   THE TRUST

  First Chicago Master Trust II (the "Trust") was formed for this and like transactions pursuant to a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Agreement") between FCC National Bank, as seller and servicer (the "Bank" or the "Seller"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Prior to formation, the Trust had no assets or obligations. Since its formation, the Trust has not engaged in any business activity but rather (i) acquires and holds receivables existing from time to time (the "Receivables") in certain consumer revolving credit card accounts owned by the Bank (the "Accounts") and other assets of the Trust and proceeds therefrom, (ii) has issued and expects to issue from time to time one or more series (each, a "Series") of asset backed certificates (the "Certificates") which have consisted and may consist of one or more classes (each, a "Class") and (iii) makes payments on Certificates and engages in related activities (including, with respect to any Series, obtaining limited payment or credit support (such support, "Enhancement") and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust. Under the Agreement, the Bank, as servicer, is responsible for servicing, managing and making collections on all the Receivables in the Trust. In certain limited circumstances, the Bank may resign or be removed as servicer, in which event either the Trustee or a third party servicer may be appointed as successor servicer (the Bank or any successor servicer is referred to as the "Servicer"). As described herein, the Servicer receives a monthly fee as servicing compensation which is payable from Interchange, allocations of Finance Charge Receivables and certain other amounts. The Trust has issued and outstanding the Series identified in the accompanying Prospectus Supplement. The Trust's fiscal year ends December 31.

                        THE BANK'S CREDIT CARD BUSINESS

General

  The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA, VISA Gold and Platinum VISA credit card accounts and certain Standard MasterCard, Gold MasterCard and Platinum MasterCard credit card accounts. These accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Incorporated ("MasterCard International") programs and were either originated by the Bank or The First National Bank of Chicago, an affiliate of the Bank ("FNBC"), or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. The Bank is a member of MasterCard International and VISA. The Bank currently offers other VISA and MasterCard credit card accounts with various program features, charges and rate structures. The Bank services these accounts at its headquarters located in Wilmington, Delaware and its operations center located in Elgin, Illinois and retains two affiliated credit card servicing companies, First Card Services, Inc. ("FCSI"), located in Uniondale, New York, and Springfield, Missouri, and NBD Service Corp., located in Indianapolis, Indiana, to perform collection and customer service activities. The Bank recently announced that certain data processing and administrative functions associated with such servicing will be performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "--Description of FDR." It is currently anticipated that FDR will begin to perform such functions by the end of 1999.

  The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International systems. Should either system materially curtail its activities, or should the Bank cease to be a member of MasterCard International or VISA, for any reason, a Liquidation Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used for two types of transactions: purchases and cash advances (including balance transfers). Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine or by writing a check on an account; a balance transfer occurs when a cardholder transfers a credit card balance with another credit card issuer to an account with the Seller. Amounts due with respect to each type of transaction will be included in the Receivables.

  The Receivables consist of amounts charged by cardholders for goods and services and amounts advanced to cardholders as cash advances (the "Principal Receivables") and all related periodic charges, annual fees, late charges, over-limit fees and all other fees billed to cardholders on the Accounts for a Due Period (the "Finance Charge Receivables") and unpaid Finance Charge Receivables for prior Due Periods. In addition, certain Interchange attributable to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables for purposes of a particular Series. Additionally, recoveries collected or realized on certain Defaulted Receivables which were charged off while included in the Trust's assets are also treated as collections of Finance Charge Receivables.

  The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (i) direct mail solicitations for accounts on a prequalified credit basis; (ii) applications made available to prospective cardholders at FNBC, the Bank and their affiliates, at retail outlets, at other financial institutions with which arrangements have been made, on college campuses and in magazines; (iii) affinity marketing; and (iv) purchases of accounts from other credit card issuers.

  If an account is opened in response to a direct mail prequalfied solicitation, the prospective cardholder's name has previously been screened through a credit bureau to ensure that the person meets certain standards of creditworthiness and fiscal responsibility. In the case of prequalified solicitations, the credit limit is based upon the prospective cardholder's creditworthiness as measured by the Seller's risk evaluation process, length and depth of credit experience and usage of credit. In the case of prequalified solicitations where an offer is made for a credit card with a credit line "up to" a predetermined amount, credit line assignment is based on similar criteria at the time of the response.

  Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained and information on such report regarding the applicant may be verified. The ability of the applicant to repay credit card balances is generally evaluated by applying a credit score card, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his obligations. If an application is approved, an initial credit limit is established for the account based on the applicant's credit score, credit history and payment ability.

  Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes solicitation of prospective cardholders through the use of purchased lists. Solicitation activities used in connection with affinity marketing also include: solicitation in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by FNBC and the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such cardholder agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon the Bank's continuing evaluation of the cardholder's payment behavior.

Description of FDR

  The Bank currently expects to use FDR to perform certain data processing and administrative functions associated with servicing the Receivables. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

    FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

  The Bank anticipates using a variety of the services provided by FDR in originating and servicing the Bank's Accounts, including provision of network interface to other card processors through VISA and MasterCard. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

  Currently, the Bank anticipates using FDR's services by the end of 1999.

Collection Efforts

  Efforts to collect delinquent credit card receivables are made by the Bank and FCSI personnel and collection agencies and attorneys retained by the Bank. Under current practice, the Bank includes a request for payment of overdue amounts on all billing statements subsequent to a delinquency. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. Certain cardholders whom the Bank considers higher risk may be contacted when their accounts first become delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. The current policy of the Bank is to recognize losses no later than the 180th day of delinquency (i.e., 210 days after the date of the billing statement), subject to the Bank's reaging policies as described below, although charge-offs may be made earlier in some circumstances. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment and applicable law.

Loss and Delinquency Experience

  The Prospectus Supplement relating to each Series sets forth the loss and delinquency experience with respect to payments by cardholders for substantially all VISA and MasterCard consumer revolving credit card accounts owned by the Bank (excluding certain accounts not originated by the Bank or FNBC) (the "Bank's Portfolio") during the periods shown in the Prospectus Supplement. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth in the Prospectus Supplement for the Bank's Portfolio. In particular, the addition of new receivables may reduce loss and delinquency rates. Receivables in newly originated accounts generally have lower delinquency and loss rates for some initial period (generally, during the first 24 months) than receivables in more seasoned accounts. After such initial period, delinquency and loss rates generally peak and begin to stabilize. There can be no assurance, however, that the addition of receivables in newly originated accounts will reduce loss or delinquency rates or that such receivables will follow the pattern of delinquency and loss described above.

  The Bank has policies to allow delinquent accounts whose cardholders are making good faith efforts to repay overdue amounts to be deemed current ("reaged") provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is generally equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. Accounts that are 30 to 89 days delinquent generally are reaged if the sum of the payments received in the previous four months is equal to the sum of the two oldest minimum payments. An account can be reaged so long as these criteria are met. Upon reaging, the account is deemed current and is no longer included as a delinquent account. A reaged account which subsequently becomes delinquent would not be charged off until the 180th day of delinquency after such reaging.

  In February 1999, the Federal Financial Institutions Examination Council (the "FFIEC") issued revised uniform retail credit classification and account management policies (the "FFIEC Revised Policies") which are applicable to financial institutions such as the Bank. The FFIEC Revised Policies include criteria which must be met before a financial institution such as the Bank may reage an account. Under the revised policies, an account may be reaged if the borrower shows a renewed willingness to repay the outstanding amount owed, the account has been in existence for at least nine months, and the borrower has made at least three minimum consecutive monthly payments or paid an equivalent lump sum amount. In addition, an account cannot be reaged more than once within any 12-month period or more than twice within a five-year period.


  The entire reaging process is executed by the Bank's operating system based on the preset criteria allowing for no manual intervention in the process. In addition to automatic reaging, account closure and usage restrictions are also system controlled and are not subject to manual intervention. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. There is no limit to the number of accounts which the Bank may reage. The Bank may terminate, alter or modify its reaging process at any time and anticipates modifying its reaging process to conform to the FFIEC Revised Policies. The delinquency information set forth in the Prospectus Supplement reflects the application of the Bank's then current reaging process.

Revenue Experience

  The gross revenues from periodic charges and fees billed to cardholders on the Bank's Portfolio are set forth in the Prospectus Supplement for the periods indicated in the Prospectus Supplement.

  The Seller has the right to determine periodic charges (which may be computed on a monthly or daily basis) and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. Under the Agreement, the Seller has agreed that unless required by law or unless, in its good faith judgment, necessary to maintain on a competitive basis its credit card business, it will not reduce the annual percentage rate of periodic charge assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate of any Series. The terms "Portfolio Yield" and "Base Rate" for each Series (or Class thereof) have the meanings set forth in the Prospectus Supplement relating to such Series. The Servicer also has covenanted that it will change other terms relating to the Accounts only if, in the reasonable judgment of the Servicer,
(x) if the Seller owns a comparable segment of the consumer revolving credit card accounts, such change is made applicable to any such comparable segment owned by the Seller which has characteristics the same or substantially similar to the Accounts, or (y) if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over Certificateholders. Except as specified above, there are no restrictions on the Servicer's ability to change the terms of the Accounts.

  The revenues for the Bank's Portfolio shown in the Prospectus Supplement are related to periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic charges on purchases, fees and finance charges. Revenues related to periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Servicer has instituted programs to waive annual fees on certain accounts, has from time to time changed the minimum monthly payment on Accounts, has allowed cardholders to elect a variable rate option and has lowered the spread applicable to certain variable rate Accounts. The Bank introduced a variable rate card in 1987. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. Depending upon fluctuations in interest rates, the variable rate periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. Commencing in 1994, the Bank began offering certain new non-affinity accounts, for purchase transactions, a fixed rate periodic charge for an initial period which then converts into a variable rate. The initial fixed rate offered on such accounts is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. From time to time, the Bank has introduced certain changes to the terms of the Accounts, including increased fees, a reduced minimum monthly payment in those months when a fee is charged to an Account and performance-based pricing whereby certain delinquent accounts are assessed a higher periodic charge. Fluctuations in the prime interest rate, and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience.

  There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Servicer to take other actions which would otherwise change Account terms.

Interchange

  Members participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding full payer receivables and servicing cardholders for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Seller's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise specified in the related Prospectus Supplement, Interchange will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

Competition in the Credit Card Industry

  The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, portfolio acquisitions, target marketing and pricing competition. Certain credit card issuers assess periodic charges at rates significantly lower than the rate currently being assessed on a significant number of the Accounts. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns. Certain of the Accounts (generally those in affinity programs) provide benefits to cardholders of such Accounts which may not be offered to other cardholders. Benefits provided under certain Accounts, including benefits under cardholder affinity programs, could be modified or terminated in the future by the Bank (or in the case of benefits available under affinity programs, the other parties to such programs) which could make the Bank's credit card product less attractive to cardholders. If cardholders choose to use competing sources of credit or alternative accounts of the Bank, the rate at which new Receivables are generated in the Accounts may be reduced and payment patterns with respect to Receivables may be affected. If the rate at which the Bank generates new Receivables decreases significantly at a time when any Series of Certificates are scheduled to receive principal, such Certificateholders might receive principal more slowly than planned.

Year 2000 Readiness Disclosure

  General BANK ONE CORPORATION ("ONE"), the parent corporation of the Bank, has established and continues to execute an overall project plan to address systems-related Year 2000 issues. The plan calls for either modification to or replacement of existing business systems applications. Included in this plan is the repair of the systems of the Servicer, including those systems applications maintained for the Trust. Substantially all of the remaining work under the program which relate to the Trust or Servicer, including testing of critical systems, was completed by the end of 1998.

  The inventory and assessment phase has been completed for all information and non-information technology. At March 31, 1999, 91% of ONE's affected information technology applications were tested and returned to production. ONE expects that all information technology applications, systems and equipment will be Year 2000 compliant by mid-1999. Ongoing facilities and equipment improvements are expected to result in Year 2000 readiness for non-information systems technology by mid-1999.

   Detailed contingency plans exist for critical business system applications to mitigate potential delays or other problems associated with system replacements or vendor delivery dates. Critical business processes have been identified, and the most reasonable recovery strategies have been selected. Contingency plans have been documented and validated for effectiveness. ONE will continue to review and validate the scope and content of its contingency plans throughout 1999.

  Year 2000 readiness is highly dependent on external entities and is not limited to operating risk. ONE is working extensively with external entities to ensure that their systems will be Year 2000 compliant; however, ONE bears risk and could be adversely affected if outside parties, such as customers, vendors, utilities and government agencies, do not appropriately address Year 2000 readiness. In addition, ONE and the Bank may have increased credit risk related to customers whose ability to repay debt is impaired due to Year 2000 readiness costs or risk.

  ONE's Year 2000 project costs are expected to reach $350 million over the life of the project. Year 2000 costs incurred by ONE through March 31, 1999 were approximately $265 million. Notwithstanding the substantial expense involved in Year 2000 compliance issues incurred by ONE, the Trust will not bear any expense in connection with ONE's remediation program.

  Risks. Because the Bank's business is highly reliant on various computer technologies, disruptions caused by Year 2000 failures have the potential to have a material impact on the Bank's operations. Based on the current project status and extensive testing completed and planned, the Bank expects any internal Year 2000 system failure will be handled in the normal course of business and will not have a significant impact on the Bank or the Trust. It is more likely that any impact will result from a third party that the Bank conducts business with directly or indirectly. A likely worse case scenario would involve major disruption of the telecommunications network, a major disruption in the supply of electrical power, failure of one or more of the primary financial switching networks or failure of any primary data servicing provider. Payments to the Trust could be negatively impacted if Year 2000 failures prevent the Bank or other entities from processing customer transactions and cause customers to curtail credit card spending for a period of time.

  Safe Harbor for Forward-Looking Statements. The foregoing forward-looking statements concerning the effects of Year 2000 compliance on the Trust are subject to risks and uncertainties related to the implementation of the remediation plan undertaken by ONE. Factors which could affect such plan include, but are not limited to: failure of third parties providing software, telecommunications, data network and other products or services to the Bank or ONE to become Year 2000 compliant; insufficient staff and other technical resources; and disruptions in the overall consumer credit market due to Year 2000 problems.

                                 THE ACCOUNTS

General

  The Accounts currently consist of substantially all of the VISA(R) and MasterCard(R) consumer revolving credit card accounts existing in all of the Seller's ten billing cycles (billing cycles 0, 1, 2, 3, 4, 5, 6, 7, 8 and 9), excluding certain accounts not originated by either the Seller or FNBC, which met the definition of an "Eligible Account" as of each such account's applicable Cut Off Date or Addition Date. See "Description of the Certificates and the Agreement--Covenants, Representations and Warranties" for a description of the criteria of an Eligible Account. Additional accounts added to each of the foregoing billing cycles in the normal operation of the Seller's credit card business will generally be added on a daily basis as a category of Additional Accounts. See "Description of the Certificates and the Agreement--Addition of Accounts."

  The Seller's VISA and MasterCard accounts are grouped into billing cycles for the purpose of administrative convenience. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders. The Accounts include VISA and MasterCard accounts in billing cycles ending at the close of business on ten separate days in each month. The Seller transferred to the Trust all Receivables existing in the Accounts on the billing date for such Account in either May 1990, September 1990, May 1991, July 1991, May 1992, or June 1996 (each, a "Cut Off Date") and all Receivables generated in each such Account after the applicable Cut Off Date. All monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle for that Account (the monthly billing cycle periods for the Accounts ending in the same month during the term of the Trust being collectively referred to herein as a "Due Period"). Thus, in the case of the June 1999 Distribution Date, for example, monthly collections would be based on the May 1999 Due Period and would reflect collection activity for billing cycles commencing at the opening of business on the 2nd, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th days of April 1999, and ending at the close of business of the 1st, 3rd, 6th, 9th, 12th, 15th, 18th, 21st, 24th and 27th days of May 1999, respectively, with respect to the Accounts in each of such billing cycles.

  Accounts were previously assigned to billing cycles based on the month in which they were opened. More recently, new accounts have been assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. Because the Accounts include substantially all the accounts existing in the Seller's ten billing cycles (except for certain accounts not originated by either the Seller or FNBC), and because the Receivables include all amounts payable by cardholders under the Accounts, the Receivables of some of the Accounts include delinquent or reaged Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent.

  Pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions described below) to designate from time to time additional qualifying VISA and MasterCard consumer revolving credit card accounts of the Bank to be included as Accounts (the "Additional Accounts") and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller currently adds all new accounts opened in the ordinary course of business in the ten billing cycles as a category of Additional Accounts on a daily basis and currently intends to continue the addition of such new accounts. In addition, the Seller is required to designate Additional Accounts (x) to maintain the First Chicago Amount equal to Aggregate Principal Receivables minus the sum of the Invested Amounts for all Series, so that the First Chicago Amount for the related Due Period equals or exceeds 7% of the Aggregate Principal Receivables for the same Due Period, or such lower percentage as is acceptable to the Rating Agencies, subject to certain conditions (the "Minimum First Chicago Interest Percentage") and (y) to maintain, for so long as the Certificates remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the sum of the initial Invested Amounts (or other amounts, if applicable) of all outstanding Series and (the "Minimum Aggregate Principal Receivables"). The aggregate amount of the interest represented by the Exchangeable Seller's Certificate in the Principal Receivables of the Trust is referred to herein as the "First Chicago Amount." The term "Aggregate Principal Receivables" means, for any Due Period, the aggregate amount of Principal Receivables at the end of the prior Due Period. The Seller will convey the Receivables then existing or thereafter created under any such Additional Accounts to the Trust. In lieu of transferring new Receivables to the Trust when the Bank is required to designate Additional Accounts or when the Bank so chooses to do so, the Bank may transfer Participations to the extent permitted by the Agreement.

  Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to accept the removal of certain Accounts designated by the Seller from the Trust (the "Removed Accounts") and to require the Trustee to convey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the applicable Cut Off Dates (to the extent such Accounts continue to exist) plus any Additional Accounts and minus any Removed Accounts. See "Description of the Certificates and the Agreement--Conveyance of Receivables."

  The Prospectus Supplement includes tables summarizing the Accounts by various criteria as well as certain other information relating to the Accounts, including information supplementing the foregoing description of the Accounts. Such information includes the amount of Principal Receivables and Finance Charge Receivables in the Accounts, the average Receivables balance of the Accounts, the average credit limit of the Accounts and the aggregate total Receivables balance as a percentage of the aggregate total credit limit of the Accounts.

Billing and Payments

  The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and periodic charges. The Prospectus Supplement contains information on the current billing and payment characteristics of the Accounts.

  The Bank has the right to determine the periodic charges applicable to the Accounts, including the right to alter or defer minimum monthly payments required under the Accounts or to change various other terms with respect to the Accounts, subject to certain limitations contained in the Agreement. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

  Payments by cardholders to the Bank on the Accounts are processed and applied first to any fees billed to the Accounts, next to billed and unpaid periodic charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled periodic charges. There can be no assurance that periodic rates, fees and other charges will remain at current levels in the future. See "Description of the Certificates and the Agreement--Collection and Other Servicing Procedures."

                                  THE SELLER

  The primary business of the Seller, a wholly-owned subsidiary of ONE, is the processing and issuance of VISA and MasterCard credit cards. The Seller, which was acquired by a predecessor of ONE as of July 1, 1987, from Beneficial Corporation, was named Beneficial National Bank USA prior to its acquisition by ONE. The Prospectus Supplement contains additional information relating to the Seller.

  The principal executive offices of the Seller are located at One Gateway Center, 300 King Street, Wilmington, Delaware 19801 (telephone 302-594-8606). The principal executive offices of ONE are located at One First National Plaza, Chicago, Illinois 60670 (telephone 312-732-4000).

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be paid to the Seller. The Seller intends to use such proceeds for general corporate purposes.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series, following its Revolving Period, collections of Principal Receivables are expected to be distributed to holders of each Class of Certificates (the "Certificateholders") of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a Controlled Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if a Rapid Amortization Period or a Rapid Accumulation Period commences, collections of Principal Receivables will be paid to Certificateholders or accumulated in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or Controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Controlled Accumulation Period, or a Rapid Accumulation Period, as applicable, the manner and priority of principal payments and accumulations among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Liquidation Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

  The Prospectus Supplement includes a table setting forth the highest and lowest cardholder monthly payment rates for the Bank's Portfolio during any month in each period shown in such table and the average cardholder monthly payment rates for all months during such periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown.

  The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Accounts will be similar to the historical experience set forth in the Prospectus Supplement. Further, if a Liquidation Event occurs with respect to a Series, the average life and maturity of the Certificates of such Series could be significantly reduced. Likewise, the sharing of collections of Principal Receivables allocated to other Series with a Series during a Rapid Amortization Period or Rapid Accumulation Period with respect to that Series could significantly reduce the duration of such a period.

  The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, there can be no assurance that future cardholder monthly payment rate experience will be similar to historical experience.

               DESCRIPTION OF THE CERTIFICATES AND THE AGREEMENT

  The Certificates of each Series will be issued pursuant to the Agreement and a Series supplement (each, a "Supplement") entered into between the Bank, as transferor of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Norwest Bank Minnesota, National Association, as Trustee for the Certificateholders. Pursuant to the Agreement, the Seller may execute further Supplements thereto between the Seller and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Certificateholders without charge upon written request. The following summary describes all material terms of the Agreement common to each Series of Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and the related Supplement.

General

  The Certificates will represent an undivided interest in the Trust, including the right to receive, in the aggregate, the applicable Invested Percentage of all collections received with respect to the Receivables in the Trust. The property of the Trust consists of the Receivables generated under the Accounts and under any Additional Accounts hereinafter added to the Trust, all funds to be collected from cardholders in respect of Receivables (other than recoveries with respect to previously charged-off Receivables, unless such recoveries are made available to one or more Series as specified in the related Prospectus Supplement, and insurance proceeds), all moneys on deposit in the Collection Account and any other account established for the benefit of any Series (which account may not be for the benefit of any other Series), the right to receive certain Interchange fees attributable to the Accounts (which right may not be afforded to a Series) and any Enhancement issued with respect to any particular Series (the drawing on or payment of which may not be available to the Certificateholders of any other Series). The Trust will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be senior to other Classes of Certificates (such senior Classes, "Senior Certificates") and one or more of which may be subordinated to other Classes of Certificates (such subordinated Classes, "Subordinated Certificates"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum (the "Certificate Rate") and the availability of Enhancement.

  The assets of the Trust will be allocated among the Certificateholders of each Series and the holder of the Exchangeable Seller's Certificate (and, in certain circumstances, the Enhancement Provider with respect to a Series). The aggregate amount of the interest of the Certificateholders of a Series in the Principal Receivables of the Trust is referred to herein as the "Invested Amount." If specified in any Prospectus Supplement, the term "Invested Amount" with respect to the related Series includes the Collateral Interest with respect to such Series.

  For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates of such Series were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Seller initially will own the Exchangeable Seller's Certificate. The Exchangeable Seller's Certificate represents the undivided interest in the Trust not represented by the Certificates or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Seller's Certificate will have the right to a percentage (the "First Chicago Percentage") of all cardholder payments from the Receivables in the Trust.

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for a Series, the Invested Amount of such Series will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the First Chicago Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, or when principal with respect thereto is accumulating in the Principal Funding Account for such Series, the Invested Amount of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the First Chicago Amount will generally increase to reflect reductions in the Invested Amount for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The First Chicago Amount may also be reduced as the result of an Exchange.

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Certificates offered hereby. No owner of beneficial interests in the Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations ("Participants"), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificate Owners may hold their interests in the Certificates offered hereby through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  DTC management is aware that some computer applications and systems used for processing dates were written using two digits rather than four to define the applicable year and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlements of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

  In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

  The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Seller makes no representations as to the accuracy or completeness of such information.


  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and "U.S. Federal Income Tax Consequences--Foreign Investors."

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code (the "UCC"), and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from FNBC, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement or any Supplement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement or any Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Invested Amount of a Series only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedelbank, societe anonyme ("Cedelbank") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its customers ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the United States Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian Law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement or any Supplement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing in the aggregate not less than 50% of the aggregate Invested Amount of all Series then issued and outstanding advise DTC through Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the affected Certificates and instructions for re-registration, the Trustee will issue the affected Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement (the "Holders").

  Distribution of principal and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein, in the related Prospectus

Supplement and in the Agreement. Interest and principal payments on a Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether a Definitive Certificates or a certificate registered in the name of Cede representing the Certificates of a Series), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to Certificateholders of such Series. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

  Unless otherwise specified in the related Prospectus Supplement, Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be FNBC. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

  For each Series of Certificates and Class thereof, interest will accrue from the relevant issuance date of the Certificates (the "Series Closing Date") on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed, a floating or any other type of interest rate as specified in the related Prospectus Supplement. Interest for each accrual period (each an "Interest Period") will be distributed to Certificateholders on the dates (which may be monthly, quarterly, semi-annually or otherwise) specified in the related Prospectus Supplement (each, a "Distribution Date"). Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Invested Amount during the preceding Due Period or Due Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the dates and the manner for determining Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Series Closing Date and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period or Rapid Accumulation Period, which will begin upon the occurrence of a Liquidation Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in one or more trust accounts (each, a "Principal Funding Account") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Due Period or Due Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related

Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Conveyance of Receivables

  As of each of June 28, 1990, October 25, 1990, June 12, 1991, August 1, 1991, June 1, 1992, and July 1, 1996, the Seller transferred and assigned to the Trust the Receivables in the applicable portion of the Accounts outstanding as of the relevant Cut Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing (including, effective with the June 1998 Due Period, recoveries with respect to previously charged-off Receivables and insurance proceeds).

  In connection with the transfer of the Receivables to the Trust, and the sale of the previously issued Series of Certificates and the Certificates offered hereby, the Seller has reflected and will reflect the transfer of a portion of the Receivables in an amount equal to the sum of the initial Invested Amounts of the previously issued Series of Certificates and the initial Invested Amount of the Series of Certificates offered hereby to the Trust on its books and records. In addition, the Seller has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable Cut Off Date,
(i) its account number and billing cycle, (ii) its collection status, (iii) the aggregate amount outstanding in such Account and (iv) the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, is retaining and is not delivering to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables are not segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables are stamped or marked to reflect the transfer of Receivables to the Trust. The Seller has filed or will file UCC financing statements with respect to the Receivables meeting the requirements of New York, Illinois and Delaware state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

Exchanges

  The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) a certificate which evidences the principal amount of the Seller interest in the Trust (the "First Chicago Interest"), which initially is held by the Seller and which generally is not transferable (the "Exchangeable Seller's Certificate"). The Agreement also provides that, pursuant to any one or more Supplements, the Seller may tender the Exchangeable Seller's Certificate, or the Exchangeable Seller's Certificate and the certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Seller's Certificate (any such tender, an "Exchange"). Under the Agreement, the Seller may define, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the interest payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating to Certificateholders of such Series collections; (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (vii) the percentage used to calculate monthly servicing fees;
(viii) the Minimum First Chicago Interest Percentage; (ix) the minimum amount of Aggregate Principal Receivables required to be maintained through the designation by the Seller of Additional Accounts; (x) the issuer and terms of a letter of credit or other form of Enhancement with respect thereto; (xi) the Base Rate applicable to such Series; (xii) the terms on which the Certificates of such Series may be repurchased by the Seller or remarketed to other investors; (xiii) the Series Termination Date;
(xiv) any deposit into any account maintained for the benefit of Certificateholders of such Series; (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class;
(xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xviii) whether Interchange will be included in funds available to Certificateholders of such Series; (xix) the priority of any Series with respect to any other Series; (xx) the rights of the holders of the Exchangeable Seller's Certificate that have been transferred to the holders of such Series; and (xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Seller will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Seller may offer any Series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. A chart set forth in the Prospectus Supplement provides the Principal Terms and other relevant characteristics of the other outstanding Series which have been issued or are proposed to be issued by the Trust. The Seller intends to offer, from time to time, additional Series.

  The Agreement provides that the Seller may perform Exchanges and define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Controlled Amortization Period, Principal Amortization Period or Rapid Amortization Period (each, an "Amortization Period") or Controlled Accumulation Period or Rapid Accumulation Period (each, an "Accumulation Period") while other Series are not. Thus, certain Series may not be amortizing, or accumulating principal for ultimate payment to Certificateholders, while other Series are in such Amortization Period or Accumulation Period. Moreover, each Series may have the benefits of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement provided by entities different from those providing the letters of credit, Cash Collateral Accounts, Collateral Interests, interest rate swaps or other form of Enhancement with respect to any other Series. Under the Agreement, any such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement shall only be available for the Series to which it relates. Likewise, with respect to each such letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, the Seller may deliver a different letter of credit, loan, collateral, swap or other form of Enhancement agreement. The Agreement also provides that the Seller may specify different coupon rates and monthly servicing fees with respect to each Series. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates, the Monthly Servicing Fee, the Investor Default Amount, Investor Charge-Offs or other amounts payable with respect to any Series will be allocated as provided in such letter of credit, loan, collateral, swap or other form of Enhancement agreement, if applicable. The Seller also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Seller may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

  Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Seller may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its Certificate Rate and (iii) the provider of a letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement, if any, with respect to such Series. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the Certificates of such Series will be characterized as debt under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series, (iii) the letter of credit, Cash Collateral Account, funds for the purchase of the Collateral Interest, interest rate swap or other form of Enhancement, if any, and a letter of credit, loan, collateral, swap or other form of Enhancement agreement with respect thereto executed by the Seller and the provider of the letter of credit, Cash Collateral Account, Collateral Interest, interest rate swap or other form of Enhancement,
(iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Seller's Certificate and the applicable Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Seller's Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and a new Exchangeable Seller's Certificate.

Covenants, Representations and Warranties

  The Seller has covenanted to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from receipt of notice from the Trustee, the Seller will accept the transfer of any Receivable which is charged off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable or (ii) the Agreement does not constitute either (a) a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Receivable, whether then existing or thereafter created, and of all proceeds thereof (including amounts in the Collection Account) or (b) a grant of a first priority perfected security interest in such Receivable and, with certain exceptions and for certain limited periods of time, the proceeds thereof (including amounts in the Collection Account), which security interest is effective as to each Receivable upon the creation thereof. Additionally, under certain conditions, the Seller covenants in the Agreement to accept the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

  The Seller shall accept the transfer of any Receivable, as described above, by deducting the principal balance of such Receivable from the aggregate amount of Principal Receivables used to calculate the First Chicago Interest; provided, however, that if such deduction would reduce the First Chicago Interest below zero or would otherwise not be permitted by law, the Seller will be obligated to make a deposit in the Collection Account in immediately available funds equal to the principal amount of such Receivables (plus periodic charges through the end of the related Due Period to the extent not included in the amount of the Receivable) (the "Transfer Deposit Amount"). Such deposit shall be considered a payment in full of the ineligible Receivable. Any amounts so paid by the Seller shall be allocated in respect of Finance Charge Receivables and Principal Receivables as provided in the Agreement.

  The Seller represented and warranted as of the issuance dates for all previous Series, and will represent and warrant as of the issuance date of the Certificates offered hereby, to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust, that (i) the Agreement constitutes a legal, valid, binding and enforceable obligation of the Seller, (ii) all material information with respect to the Accounts and the Receivables in the list provided to the Trustee was true and correct in all material respects as of the applicable Cut Off Dates and (iii) any Additional Accounts conformed as of the applicable date to the computer file or list of Additional Accounts provided by the Seller to the Trustee on or prior to the date the Receivables in such Additional Accounts were added to the Trust (or in the case of Automatic Additional Accounts, to the computer file or list of Additional Accounts provided by the Seller to the Trustee on the applicable Determination Date as described in "--Addition of Accounts" below). In the event that (x) any of the representations and warranties described in clause (i), (ii) or (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and such event has a material adverse effect on the interests of holders of the Certificates, then either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Seller (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Seller to purchase all Series outstanding within 60 days of such notice. The Seller is obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of Receivables which are not Eligible Receivables, as the case may be. The purchase price is equal to the aggregate Invested Amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable Certificate Rates through the end of the Interest Periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the Certificateholders upon presentation and surrender of their Certificates. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

  An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account or an Eligible Additional Account, (ii) which was created in compliance with all requirements of law and pursuant to a credit card agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon certificateholders, (iii) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vi) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the States of Delaware, Illinois and New York, (vii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (viii) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer, (ix) as to which the Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (x) as to which the Seller has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An "Eligible Account" is defined to mean an account (i) which is a VISA or MasterCard consumer revolving credit card account and was in existence and owned by the Bank at the close of business on its Cut Off Date, (ii) which is payable in United States dollars, (iii) the credit card or cards for which have not been reported lost or stolen, (iv) the receivables in which have not been charged off, (v) which was not originated or originally purchased by Beneficial National Bank USA, (vi) which is not part of certain affinity programs and (vii) which was not originated by The Society for Savings, Hartford, Connecticut.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

  As described above under "The Accounts," the Seller has the right and, in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The

Seller is required to add Additional Accounts if, on a Determination Date, the First Chicago Amount for the related Due Period is less than the Minimum First Chicago Interest Percentage of the Aggregate Principal Receivables for the same Due Period or if, on any Determination Date, Aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement). Each such Additional Account must be an "Eligible Additional Account." An "Eligible Additional Account" is either: (i) an account (a) which is a VISA or MasterCard consumer revolving credit card account which was in existence and owned by the Bank on the date on which such account is to be added to the Trust, (b) which is payable in United States dollars, (c) the credit card or cards for which have not been reported lost or stolen and (d) the receivables in which have not been charged off; (ii) any Automatic Additional Account; or (iii) any other consumer revolving credit card account which the applicable Rating Agency permits to be added to the Trust. The Seller is required to give prior written notice of such additions to the Rating Agency and prior to the date of such addition shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates.

  Accounts opened during the normal operation of the Seller's credit card business in the billing cycles the Receivables of which are included in the Trust (or any other billing cycle of the Seller of which a substantial portion of the Receivables have been transferred to the Trust in the future) may also be added to the Trust automatically on a daily basis ("Automatic Additional Accounts"). Automatic Additional Accounts will not include those accounts purchased by the Seller from another credit card issuer or accounts included in any affinity program or other special program, the accounts of which are not then currently included in the Trust. The Seller, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. The Seller will provide to the Trustee on each Determination Date a computer file or a microfiche list containing a true and complete list showing each Automatic Additional Account included during the Due Period relating to such Determination Date and indicating for each such Automatic Additional Account as of its first billing date (i) its account number and billing cycle,
(ii) its collection status, (iii) the aggregate amount outstanding in such Automatic Additional Account and (iv) the aggregate amount of Principal Receivables in such Automatic Additional Account.

Removal of Accounts

  Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the First Chicago Amount exceeds 15% of Aggregate Principal Receivables with respect to such Determination Date, the Seller may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee, without notice to the Certificateholders. The Seller may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the First Chicago Amount over the amount of Aggregate Principal Receivables required to be maintained pursuant to the Agreement and any Supplement for deletion and removal from the Trust. The Seller is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Seller shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables;
(ii) the Seller shall represent and warrant that no selection procedure used by the Seller which is adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Liquidation Event to occur; (iv) the Seller shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall not have received notice from any Rating Agency of its intention to reduce or withdraw the rating of any Series of Certificates; and
(v) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

Collection Account

  The Trustee has established and maintains in the name of the Trustee, on behalf of the Trust, a segregated trust account for the benefit of the Certificateholders (the "Collection Account"). The Collection Account has been established and is maintained with the trust department of The First National Bank of Chicago, an Eligible Institution. An "Eligible Institution" is defined as a depository institution organized under the laws of the United States or any one of the States thereof, which is a member of the FDIC and which has a short-term unsecured debt rating of at least A-1 and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which maintains the Collection Account as a fully segregated trust account with the trust department of such institution. The Trustee, the Seller or the Servicer, or any affiliate of either of them, may qualify as an Eligible Institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in: (i) obligations fully guaranteed by the United States of America; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency; (iv) money market funds which have the highest rating from the applicable Rating Agency; or (v) any other investment if the applicable Rating Agency confirms in writing that such investment will not adversely affect its rating on any Series (collectively, the "Eligible Investments"); provided that such Eligible Investment will not cause the Trust to be treated as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Any earnings (net of losses and investment expenses) on funds in the Collection Account are paid monthly to the Seller. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

Other Trust Accounts

  If so specified in the Prospectus Supplement relating to a Series, the Trustee shall have the power to establish one or more accounts for such Series, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Prospectus Supplement, each of which series accounts shall be held for the benefit of Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. Such series account will be established at an Eligible Institution (which may be the Trustee or an affiliate of the Seller, Servicer or Trustee) unless otherwise specified in the related Prospectus Supplement. Funds in any series account established by a Series Supplement may be invested in Eligible Investments or otherwise as provided in the related Prospectus Supplement. Any earnings (net of losses and investment expenses) on funds in such series accounts will be paid to, or for the account of, the Seller or as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Servicer will have revocable power to withdraw funds from the series accounts for the purpose of carrying out the Servicer's duties under the Agreement and related Supplement.

Funding Period

  For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Series Closing Date of such Series and ending on a date specified before the commencement of an Amortization Period or an Accumulation Period with respect to such Series (the "Funding Period"), which period will not exceed a year, the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. The amount of such deficiency (the "Pre-Funding Amount") will be placed in a trust account held in the name of the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of one or more other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are added to the Trust or as the Invested Amounts of the other Series of the Trust are reduced. If the Invested Amount does not equal the Full Invested Amount by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior to the expected date of receipt.

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Exchangeable Seller's Certificate to the extent of any increases in the

Invested Amount of such Series. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

  Monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Paired Series

  If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "Paired Series"), such that a reduction in the Invested Amount of one such Series generally results in an increase in the Invested Amount of the other such Series. By pairing two Series, the Trust generally is able to issue more Certificates than if each Series stood alone since the two Series share, to the extent and in the manner described in the related Prospectus Supplements, in the allocation of collections of Principal Receivables. Should a Liquidation Event occur with respect to a Series having a Paired Series or with respect to the Paired Series when the Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Invested Percentage with respect to Principal Receivables for the Series and/or the Paired Series will be reset as described in the related Prospectus Supplements. The effect of such reset may be to decrease the allocation of Principal Receivable collections to a Series and/or its Paired Series or as otherwise described in the related Prospectus Supplements.

Allocation Percentages

  Pursuant to the Agreement, during each Due Period the Servicer will allocate between the Series issued by the Trust and the First Chicago Interest all amounts collected on Finance Charge Receivables and all amounts collected on Principal Receivables and the amount of all Defaulted Receivables. Collections of Finance Charge Receivables (including the applicable portion of Interchange) and Defaulted Receivables will be allocated at all times to a Series, and collections of Principal Receivables will be allocated during the Revolving Period with respect to a Series and generally paid to the Seller or, in certain circumstances, to the Enhancement Provider or to other Series, based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount for such Distribution Date, and the denominator of which is Aggregate Principal Receivables for the related Due Period (the "Floating Allocation Percentage"). During an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), collections of Principal Receivables will be allocated thereto based on the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the end of the day on the last Distribution Date relating to the Revolving Period (or such other amount determined in the manner specified in the related Prospectus Supplement) and the denominator of which is the greater of (a) Aggregate Principal Receivables for the Due Period related to the current Distribution Date and (b) the sum of the numerators used to calculate the Invested Percentages with respect to Principal Receivables for all Series outstanding for the current Distribution Date (the "Fixed Allocation Percentage").

  "Invested Percentage" means, on any date of determination with respect to any Distribution Date: (a) when used with respect to Principal Receivables during an Amortization Period or Accumulation Period with respect to a Series (or Class thereof), the Fixed Allocation Percentage; and (b) when used with respect to Principal Receivables during the Revolving Period with respect to a Series (or Class thereof) and Finance Charge Receivables and Defaulted Receivables at any time, the Floating Allocation Percentage.

  "First Chicago Percentage" means when used with respect to allocations of collections of Finance Charge Receivables and Principal Receivables and the amount of Defaulted Receivables, 100% minus the sum of the applicable Invested Percentages with respect to all Series then issued and outstanding.

Application of Collections

  The Bank, as Servicer, uses for its own benefit all collections received with respect to the Receivables in each Due Period until the business day immediately prior to the related Distribution Date (each, a "Transfer Date") at which time such collections are applied as described below. Under the Agreement, collections on the Receivables for any Due Period are allocated such that all collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period are deemed collections of Finance Charge Receivables and the remaining amount of such collections are deemed collections of Principal Receivables. If the short-term deposit ratings of the Seller are reduced below A-1 or P-1 by the applicable Rating Agency, then the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day of the date of processing and will move the Collection Account, if then held by the Seller, to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller. In addition, if at any time the Seller is not the Servicer, the Servicer will, within five business days, commence the deposit of all collections received with respect to the Receivables in each Due Period into the Collection Account within one business day of the date of processing, and, in such event, the Collection Account, if then held by the Seller, will be moved to an Eligible Institution other than the Seller. Should the Seller be required to make daily deposits into the Collection Account as described above, the Seller, upon the approval of each Rating Agency, may make an estimated allocation of collections between Finance Charge Receivables and Principal Receivables.

  Throughout the existence of the Trust, on or about the 8th day preceding each Distribution Date (each, a "Determination Date"), the Servicer allocates to the Seller, as holder of the Exchangeable Seller's Certificate, an amount equal to the First Chicago Percentage of the aggregate amount of collections allocable to Principal Receivables and Finance Charge Receivables in respect of such Due Period. On each Determination Date with respect to the Revolving Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the Floating Allocation Percentage of the aggregate amount of collections in respect of Principal Receivables for the related Distribution Date, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination Date).

  On each Determination Date with respect to a Controlled Amortization Period or a Controlled Accumulation Period for a Series, the Servicer will allocate to the Seller or, in certain circumstances, to the Enhancement Provider for such Series or to other Series, from collections, an amount equal to the excess of the Fixed Allocation Percentage for the related Distribution Date of the aggregate amount of collections in respect of Principal Receivables over the amount required to be distributed or accumulated as principal with respect to such Series, except that the amount of such allocation with respect to Principal Receivables shall not exceed the amount of the First Chicago Interest in Principal Receivables (after giving effect to any new Receivables transferred to the Trust for the Due Period relating to such Determination
Date).

  On each Distribution Date with respect to a Principal Amortization Period, a Rapid Amortization Period or a Rapid Accumulation Period for a Series, the Servicer will distribute, or accumulate, collections of Principal Receivables allocable to the Certificateholders of such Series in payment of principal, or as accumulation of principal, on the Certificates of such Series.

  The Servicer need not deposit amounts allocable to the Seller as holder of the Exchangeable Seller's Certificate into the Collection Account and instead may pay, or be deemed to pay, to the Seller such amounts as collected.

  Any amounts in respect of Principal Receivables not distributed to the Seller because such Principal Receivables would exceed the First Chicago Interest in Principal Receivables (after giving effect to any new

Receivables transferred to the Trust for the Due Period relating to such Determination Date) ("Unallocated Principal Collections") will be held in the Collection Account until distributable to the Seller or to one or more Series. Any Transfer Deposit Amounts, any Adjustment Payments, any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Liquidation Event caused by the appointment of a receiver or conservator for the Seller or in connection with a Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as collections of Principal Receivables or Finance Charge Receivables, as applicable.

  Payments to Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account, as described above, from payments on the Receivables, amounts required for any optional repurchase or other purchase of the Certificates by the Seller or the proceeds of any sale of the Receivables will be deposited in the Collection Account.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

  The Paying Agent will initially be FNBC. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purposes of making distributions to the Certificateholders.

Discount Option

  If so specified in the Prospectus Supplement for a Series, the Seller may at any time designate a specified fixed or variable percentage as specified in such Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation may be applicable to one or more Series. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then current rating on each outstanding Series affected thereby. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

Shared Collections of Finance Charge Receivables

  To the extent that collections of Finance Charge Receivables allocated to a Series are not needed to make payments to Certificateholders of such Series or other payments required in respect of such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series. There can be no assurance, however, that such Excess Finance Charge Collections will be available to cover such shortfalls.

Shared Collections of Principal Receivables

  To the extent that collections of Principal Receivables allocated to a Series are not needed to make payments to or for the benefit of the Certificateholders of such Series, such collections ("Excess Principal Collections") may be applied to cover principal payments due to or for the benefit of one or more other Series. Any such application of collections will not result in a reduction of the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance, however, that such Excess Principal Collections will be available to cover any shortfall of principal due on any Distribution Date for any Series.

Defaulted Receivables; Rebates and Fraudulent Charges

  The term "Investor Default Amount" means, with respect to any Series and for any Due Period, the product of the Floating Allocation Percentage for such Distribution Date times the amount of Defaulted Receivables; the term "Defaulted Receivables" means, for any Due Period, Receivables which in such Due Period were charged off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. Under existing policies of the Servicer, Receivables which are unpaid will be charged off by the last day of the Due Period in which they become 180 days delinquent (210 days after the date of the billing statement) unless the cardholder cures such default by making a partial payment which qualifies under the standards customarily applied by the Servicer.

  In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from other amounts, including from collections of Finance Charge Receivables available therefor or from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Seller's Certificates, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificates to make up any Investor Default Amount allocable to such Senior Certificates. Any portion of the Investor Default Amount allocable to a Class of Certificates and not covered by collections of Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) will result in a reduction in the Invested Amount of such Class (such reduction, an "Investor Charge-Off"). An Investor Charge-Off for a Class of Certificates will slow down or reduce the return of principal to the Certificateholders of the affected Class. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent Finance Charge Receivables, Enhancement or subordination (or any other source specified in the related Prospectus Supplement) is allocable to such affected Class in excess of other required payments to be made to or in respect of such affected Class on such Distribution Date. Any such reimbursement will result in an increase in the Invested Amount with respect to such Class. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Classes of such Series.

  If the Servicer adjusts the amount of any Receivable because of a rebate, refund or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, the amount of the First Chicago Interest for any Due Period will be reduced by the amount of the adjustment. In addition, the amount of the First Chicago Interest in the Trust will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge. After the Due Period in which any such reduction in the amount of the First Chicago Interest occurred, the principal amount of such Receivable described above will not be included in the calculation of any Invested Percentage. Furthermore, to the extent that the reduction in the First Chicago Interest in Principal Receivables would reduce such interest below zero, the Seller will deposit an offsetting amount of cash into the Collection Account (an "Adjustment Payment") on the related Distribution Date for such Due Period.

Defeasance

  If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or certain Eligible Investments as described in the related Prospectus Supplement sufficient to make all remaining scheduled interest and principal payments on such Series, on the dates scheduled for such payments, and to pay all amounts owing to any Enhancement Provider with respect to such Series, if such action would not result in a Liquidation Event for any Series. Prior to its first exercise of its right to substitute money or Eligible Investments for Receivables, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) an opinion of counsel to the effect that, unless otherwise specified in the related Supplement, the defeasance will not materially adversely impact the Federal income tax characterization of the Series or any other outstanding Series.

Final Payment of Principal; Termination of Trust

  The Certificates of each Series will be subject to optional repurchase by the Seller on any Distribution Date on or after which the Invested Amount of such Series is reduced to an amount less than or equal to 5% of the initial Invested Amount thereof (or such other amount specified in the related Prospectus Supplement), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller. As specified in the related Prospectus Supplement, the repurchase price of the Certificates of a Series will be equal to, at a minimum, the Invested Amount plus accrued and unpaid interest on the Certificates. In any event, the last payment of principal and interest on the Certificates of a Series will be due and payable no later than the Series Termination Date for such Series. In the event that the Invested Amount of a Series is greater than zero on the applicable Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Agreement and the related Supplement, in an amount up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than the total amount of Receivables allocable to such Series). The net proceeds of such sale and any collections on the Receivables will be paid to the Certificateholders of such Series in the priority specified in the related Prospectus Supplement on the Series Termination Date as final payment of the Certificates of such Series.

  Unless the Seller instructs the Trustee otherwise, the Trust will only terminate on the earlier of: (a) the day following the day on which funds shall have been deposited in the Collection Account sufficient to pay in full the aggregate Invested Amounts of all Series outstanding plus accrued interest thereon at the applicable Certificate Rates through the applicable Interest Period or (b) June 1, 2100. Upon the termination of the Trust and the surrender of the Exchangeable Seller's Certificate, the Trustee shall convey to the Seller all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account).

Liquidation Events

  Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the date specified in the related Prospectus Supplement, unless a Liquidation Event with respect to such Series occurs. A Rapid Amortization Period or Rapid Accumulation Period will commence at the beginning of the Due Period during which a Liquidation Event occurs or is deemed to occur. A "Liquidation Event" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

    (i) certain events of insolvency, conservatorship or receivership relating to the Seller; or

    (ii) The Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (i) or (ii), a Liquidation Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event. In addition, a Liquidation Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. If a Liquidation Event occurs and the FDIC is appointed as the receiver for the Bank and no Liquidation Event other than such receivership or insolvency exists, the FDIC may have the power to prevent commencement of a Rapid Amortization Period or a Rapid Accumulation Period.

  In addition to the consequences of a Liquidation Event discussed above, if pursuant to certain provisions of Federal law, the Seller voluntarily goes into liquidation or the FDIC or any other person is appointed a receiver or conservator of the Seller, on the day of such appointment the Seller will immediately cease to transfer

Principal Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of any outstanding Series issued prior to April 19, 1995 (each, a "Preexisting Series"), the Trustee will sell, dispose of or otherwise liquidate the Receivables of all Series in a commercially reasonable manner and on commercially reasonable terms. Furthermore, even if the Receivables are not sold pursuant to the preceding sentence, with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, the holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds will be distributed to the applicable Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" for a discussion of how Federal legislation may affect the Trustee's ability to liquidate the Receivables.

Indemnification

  The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the activities of the Trust or the Trustee pursuant to the Agreement, including those arising from acts or omissions of the Servicer; provided, however, that the Servicer will not indemnify (i) the Trust or the Certificateholders for any liabilities, costs and expenses with respect to Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders or (ii) the Trust, the Certificateholders or the Trustee for liabilities imposed by reason of any wrongful actions taken by or omissions of the Trustee.

  Under the Agreement, the Seller will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Seller will also indemnify each Certificateholder for any such losses, claims, damages or liabilities except to the extent that they arise from any action by such Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of such successor Servicer.

  The Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trustee, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Collection and Other Servicing Procedures

  Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

  In the Agreement, the Servicer covenants that, except as otherwise required by any requirement of law or as is deemed by the Servicer to be necessary in order for the Servicer to maintain its credit card business on a competitive basis based on a good faith assessment by the Servicer of the nature of the competition in the credit card business, it will not reduce the annual percentage rate of the periodic charge assessed on the Receivables or other fees on the Accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield is a rate less than the Base Rate for any Series. The Servicer also covenants that it may change the terms relating to the Accounts, only if in the reasonable judgment of the Servicer, if the Seller owns a comparable segment of accounts, such change is made applicable to any comparable segment of consumer revolving credit card accounts owned by the Seller which have characteristics the same as or substantially similar to the Accounts and if the Seller does not own such a comparable segment, such change is not made with the intent to benefit materially the Seller over the Certificateholders.

  Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluations in relation to increasing credit limits and issuing credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

  In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction; and
(iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except that, in the case of clauses (ii) and (iii) above, the Servicer may make customer service, curing and delinquency adjustments in the ordinary course of business in accordance with prudent servicing practices.

  Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been written off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such transfer will be effected by the Servicer depositing the Transfer Deposit Amount of such Receivable in the Collection Account. This transfer obligation constitutes the sole remedy available to the Certificateholders, if such covenant or warranty of the Servicer is not satisfied. The Trust's interest in any such repurchased Receivable shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

  The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, 1/12 of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the First Chicago Interest and the aggregate Invested Amount of all Series with respect to the related Due Period. The Servicing Fee will be allocated among the First Chicago Interest and Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders of a Series on each Distribution Date (the "Monthly Servicing Fee") generally will be equal to 1/12 of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount of such Series with respect to the related Due Period. All or a portion of the Monthly Servicing Fee for a Series will be paid from collections of Finance Charge Receivables allocable or otherwise available to such Series. A portion of the Monthly Servicing Fee for a Series may be payable from Interchange allocable to such Series. Amounts available from Enhancement or other sources specified in the related Prospectus Supplement may also be available to pay the Monthly Servicing Fee for a Series. The remaining portion of the Servicing Fee will be allocable to the First Chicago Interest. The Monthly Servicing Fee for each Series will be paid from the Collection Account on each Distribution Date.

  The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Servicer

  The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

  Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

Servicer Default

  In the event of any Servicer Default, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a "Service Transfer"), subject to the right of Enhancement Providers, if applicable, to approve such new Servicer. The rights and interests of the Seller under the Agreement in the First Chicago Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, then the Trustee will offer the Servicer the right to accept the transfer of all of the Receivables. The deposit amount for such a transfer for each Series shall be equal to the greater of
(i) the principal amount of such Series, plus accrued interest thereon, at the applicable Certificate Rate, through the end of the applicable Interest Period for such Series and (ii) the average bid price quoted by at least two recognized securities dealers for similar securities rated in the highest rating category by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series. However, if the FDIC is appointed as the receiver or conservator for the Servicer, and no Servicer Default other than such receivership, conservatorship or insolvency exists, the FDIC may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

  A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer or, for so long as the Seller is the Servicer, the Seller to make any payment, transfer or deposit, or to give instructions to the Trustee, or to give notice to the Trustee to make such payment, transfer or deposit, or to give notice of any required withdrawal, drawing or payment required to be made under any form of Enhancement, on the date the Servicer or the Seller, as the case may be, is required to do so under the Agreement or any Supplement (or within a five-day grace period);

    (ii) failure on the part of the Servicer or, for so long as the Seller is the Servicer, the Seller duly to observe or perform any other covenants or agreements of the Servicer or the Seller in the Agreement or any Supplement which has a material adverse effect on the Certificateholders, which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or conservatorship of the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days or referred to under clause (ii) or (iii) for a period of 60 business days shall not constitute a Servicer Default, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Supplement and the Servicer shall provide the Trustee, the Enhancement Providers, if any, applicable to any Series, the Seller and the Certificateholders prompt notice of such failure or delay by the Servicer, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

Reports to Certificateholders

  Unless otherwise specified in the related Prospectus Supplement, for each Series, on each Distribution Date, there will be forwarded to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth: (i) the total amount distributed with respect to the Certificates of such Series; (ii) the amount of the distribution on such Distribution Date allocable to principal; (iii) the amount of such distribution allocable to interest; (iv) the amount of collections processed during the preceding Due Period and allocated in respect of the Certificates of such Series; (v) the Invested Amount of such Series and the Invested Percentages with respect to such Series; (vi) the aggregate outstanding balance of Accounts which are 30 days or more delinquent as of the close of business at the end of the preceding Due Period; (vii) the Investor Default Amount for such Distribution Date; (viii) the amount of Investor Charge-Offs for such Distribution Date and the amount of reimbursements of such Investor Charge-Offs; (ix) the amount of the Monthly Servicing Fee for such

Distribution Date; (x) the amount available under any Enhancement at the close of business on such Distribution Date; (xi) the amount, if any, by which the principal balance of the Certificates of such Series exceeds the Invested Amount of such Series as of the end of the day on the Record Date; and (xii) the "pool factor" as of the end of the related Record Date (consisting of an eight-digit decimal expressing the ratio of the Invested Amount to the initial Invested Amount). In the case of a Series having more than one Class, the Monthly Servicer Report will provide information as to each Class of Certificates.

  On or before January 31 of each calendar year, there will be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Tax Matters."

Evidence as to Compliance

  The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

  The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Conveyance of Accounts

  Subject to the conditions set forth in the succeeding sentence, the Seller may transfer or otherwise convey its interest in Accounts, including the Receivables in such Accounts (subject to the interest of the Trustee), in whole or in part, and, in conjunction with such transfer will execute (and the Trustee will authenticate and deliver to the transferee) a certificate substantially in the form of the Exchangeable Seller's Certificate which represents the transferred interest in such Accounts. The Seller will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978, and (b) expressly assume by an agreement supplemental to the Agreement the performance of the Seller's obligations with respect to such Accounts; (ii) the Seller will deliver to the Trustee and, as required, any Enhancement Provider of a Series, opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Certificates as debt for Federal and applicable state income tax purposes or materially adversely impact the Federal income tax consequences that affect any Certificateholder; (iii) the Seller will obtain from each

Rating Agency a letter confirming that the rating of the Certificates, after such conveyance, will not be lowered or withdrawn; and (iv) the Seller will obtain the consent to the conveyance, as required, of any Enhancement Provider of a Series and of more than 51% of the principal amount of Certificateholders of each Series.

Amendments

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement. In addition, the Agreement and any Supplement may be amended from time to time by the Seller, the Servicer and the Trustee, without Certificateholder consent, to add to or change any of the provisions of the Agreement to provide that bearer certificates issued with respect to any Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered amendments requiring Certificateholder consent under the provisions of the Agreement or any Supplement.

  The Agreement and any Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Invested Amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any Certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

List of Certificateholders

  Upon written request of three or more Certificateholders of record of a Series or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Invested Amount of a Series, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

  The Agreement generally does not provide for any annual or other meetings of Certificateholders.

The Trustee

  Norwest Bank Minnesota, National Association, is Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department.

  For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Trustee has agreed that it will not resign, however, without written confirmation from each Rating Agency that such resignation will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

General

  For any Series, Enhancement may be provided with respect to one or more Classes thereof. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any provider of Enhancement (an "Enhancement Provider"), including (i) brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. The Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement.

Subordination

  If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior

Certificates. If collections of Receivables otherwise distributable to holders of Subordinated Certificates of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cash Collateral Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") held by the Trustee for the benefit of Certificateholders of a Series or one or more Classes thereof. The amount available pursuant to the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made from the Cash Collateral Account.

Collateral Interest

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which may be increased (i) to the extent the Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account, will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to the holders of Certificates offered thereby and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Letter of Credit

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to, or in lieu of, other Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

  The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Surety Bond or Insurance Policy

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Interest Rate Swap

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by an interest rate swap or other similar hedging arrangement. Such interest rate swap or other arrangement will provide for the swapping of certain payments on the Receivables for payments from the provider of the interest rate swap or other arrangement in the manner and amounts specified in the related Prospectus Supplement.

Spread Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit support or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                              CERTIFICATE RATINGS

  Any rating of the Certificates by a Rating Agency will indicate:

  . its view on the likelihood that Certificateholders will receive required interest and principal payments; and
  . its evaluation of the Receivables and the availability of any Enhancement for the Certificates.

  Among the things a rating will not indicate are:

  . the likelihood that interest or principal payments will be paid on a scheduled date;
  . the likelihood that a Liquidation Event will occur;
  . the likelihood that a United States withholding tax will be imposed on
   non-U.S. Certificateholders;
  . the marketability of the Certificates;
  . the market price of the Certificates; or . whether the Certificates are an appropriate investment for any purchaser.

  A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

  The Seller will request a rating of the Certificates offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Seller has transferred interests in the Receivables to the Trust. The Seller covenants and warrants that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables, except for the interest of the Seller as holder of the Exchangeable Seller's Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Seller has taken or will take all actions as are required under New York, Illinois and Delaware law to perfect the Trust's security interest in the Receivables. The Seller also covenants and warrants to the Trust in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the UCC and assuming that the Seller is not at the time of such transfer the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables contained in the Accounts in existence since the time of the addition of such Receivables to the Trust and a valid, subsisting and enforceable first priority perfected security interest in favor of the Trust in the Receivables created thereafter on and after their creation and, with certain exceptions, and for certain limited time periods, the proceeds thereof. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Certificates and the Agreement--Covenants, Representations and Warranties."

  The Seller has represented that the Receivables are either "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. A financing statement covering the Receivables has been filed under the UCC to protect the Trust in case the transfer by the Seller is deemed subject to the UCC as either a sale of accounts or a transfer of accounts or general intangibles as security for an obligation. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties.

  There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the applicable Cut Off Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as receiver of the Seller, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Agreement, however, the Seller has warranted that it has transferred or will transfer the Receivables to the Trust free and clear of the lien of any third party except for certain permitted tax liens. In addition, the Seller covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

  While the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the Seller's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of the Seller or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. If the short term deposit rating of the Seller is reduced to below A-1 or P-1 by the applicable Rating Agency, the Seller will, within five business days, commence the deposit of collections directly into the Collection Account within one business day after the date of processing, and the Collection Account will be moved to an Eligible Institution other than the Seller, which Eligible Institution may be an affiliate of the Seller.

Certain Matters Relating to Receivership

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

  To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest is validly perfected before the Seller's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, the Agreement is continuously a record of the Seller, the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, and the Trustee is the secured party and is not an insider or affiliate of the Seller, that security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Seller, and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a receiver or conservator of the Seller. If, however, a receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Generally, it is expected that in most cases "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, but in one case a United States Federal district court held that such damages should be measured by the fair market value of the repudiated bonds as of the date of repudiation. If this court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Seller repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

  The Agreement provides that, upon the appointment of a receiver or conservator for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event with respect to all Series will occur. Under the Agreement, (x) with respect to any Preexisting Series, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Invested Amount of any Preexisting Series or unless otherwise required by the FDIC as receiver or conservator for the Seller, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables of all Series and (y) with respect to Series issued on or after April 19, 1995 (except as otherwise may be specified in the related Supplement), unless otherwise instructed within a specified period of time by the holders of undivided interests aggregating more than 50% of the Invested Amount of each Class of each such Series (including a majority in interest in each Collateral Interest), each holder of an interest in the First Chicago Interest, holders of more than 50% of the Invested Amount of each Preexisting Series and any other person specified in any Supplement, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the Receivables allocable to all Series other than the Preexisting Series. Such sales, dispositions or other liquidations will be conducted in a commercially reasonable manner and on commercially reasonable terms in accordance with the Agreement. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Liquidation Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the receiver or conservator for the Seller may have the power to continue to require the Seller to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the early commencement of a Rapid Amortization Period or a Rapid Accumulation Period. See "Description of the Certificates and the Agreement--Liquidation Events."

Consumer Protection Laws

  The relationship between the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection statutes. With respect to credit cards issued by the Seller the most significant Federal laws include the Federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, may impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with

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

respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Seller has agreed to accept the transfer of all Receivables that have been written off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates and the Agreement-- Covenants, Representations and Warranties."

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust.

  If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible. The Certificateholders could suffer a loss if no funds are available from Enhancement or other sources. See "Description of the Certificates and the Agreement--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

General

  The following discussion, summarizing all of the material Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Certificates of a Series. Any additional material Federal income tax consequences applicable to a particular Series will be disclosed in the applicable Prospectus Supplement. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

Opinions

  Except to the extent otherwise specified in the related Prospectus Supplement, Skadden, Arps, Slate, Meagher & Flom, LLP ("Tax Counsel") is of the opinion that, under current law as in effect on the Series Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, (i) the Certificates of a Series offered pursuant to a Prospectus Supplement (the "Offered Certificates") will, upon issuance, constitute debt for Federal income tax purposes and (ii) the issuance of such Offered Certificates will not cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation.

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

However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge these conclusions.

  The following is an explanatory discussion of the tax characterization of the Certificates, the taxation of interest income of Certificateholders, the recognition of gain or loss upon the sale of a Certificate, the tax characterization of the Trust and certain other matters.

Characterization of the Certificates as Indebtedness

  The Seller expresses in the Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Seller agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Seller expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

  In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel analyzes and relies on several factors in determining that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

  In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel advises that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

  President Clinton's FY 2000 Budget Proposal includes a provision that would preclude a corporate taxpayer (but not the IRS) from taking any position that the Federal income tax treatment of a transaction is different from that dictated by its "form" if a "tax indifferent person" has a direct or indirect interest in such transaction, unless the taxpayer discloses the inconsistent position on its tax return. The statutory language of the provision has not been drafted, and accordingly it is unclear to what extent, if any, the provision would apply to the Certificates. As drafted, however, the provision would apply only to transactions entered into after the date of first committee action.

Taxation of Interest Income of Certificateholders

  Interest on the Offered Certificates will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Seller intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the Offered Certificates at a "qualified floating rate," Tax Counsel is of the opinion that interest payments on the Offered Certificates should constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received. The Prospectus Supplement specifies whether the Certificates of the Series offered thereby will be issued with OID.

  If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

  A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

  A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

Sale of a Certificate

  In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset; provided, however, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Tax Characterization of the Trust

  The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Seller and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates).

  The opinion of Tax Counsel with respect to Offered Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Seller currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

  If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Seller has taken and intends to take measures designed to enable the Trust to be eligible for such exceptions; however, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Seller. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Seller with respect to Series issued on or after that date.

  If a transaction were treated as creating a partnership between the Seller and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, assuming the partnership is a "publicly traded partnership" (as defined in Section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

  If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FASIT Legislation

  Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates of any Series outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if the Seller were to elect FASIT status for the Trust after that date. To the extent otherwise permitted by the terms thereof, the Agreement may be amended in accordance with the provisions thereof to provide that the Seller may cause a FASIT election to be made for the Trust if the Seller delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust. If a Certificate were a regular interest in a FASIT, a Certificate Owner, including a cash basis Certificate Owner, would be required to report income thereon on the accrual method.

Foreign Investors

  As set forth above, Tax Counsel is of the opinion that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust.

  Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Seller (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Seller's Certificate other than the Seller or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and
(y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

  Recently finalized Internal Revenue Service Treasury Regulations (the "Final Foreign Investor Regulations") could affect the procedures to be followed by a Foreign Investor in establishing such Foreign Investor's status as a Foreign Investor for purposes of the withholding rules (including the back-up withholding rules). The Final Foreign Investor Regulations are effective for payments made after December 31, 2000. Prospective purchasers of the Certificates should consult their tax advisors concerning the Final Foreign Investor Regulations and their potential effect on the ownership of the Certificates.

  A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (ii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificate Owner that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                           STATE AND LOCAL TAXATION

  As a consequence of the issuance of a Collateral Interest or other interests that could be issued by the Trust in the future, it is possible, as noted above, that the Trust could be viewed as a partnership. If the arrangement were treated as creating a partnership for Illinois state tax purposes, the Trust could be subject to the Illinois personal property replacement tax with respect to the portion of the Trust's taxable income, if any, apportioned to Illinois. The imposition of any such tax on the Trust could reduce the amount available for distribution to the Certificate Owners.

  Except as described above, the discussion herein does not address the tax treatment of the Trust, the Certificates or the Certificate Owners under any state, local or foreign tax laws. Prospective investors are urged to consult their own tax advisers regarding the state and local tax treatment of the Trust, and the tax consequences relating to the purchase, ownership and disposition of the Certificates under any applicable state, local or foreign tax law.

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

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "Prohibited Transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Benefit Plan fiduciaries must determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect Prohibited Transactions. The operations of the Trust could result in Prohibited Transactions if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

  Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

  Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates will meet the criteria of publicly-offered securities as set forth above: the underwriters of a Series expect (although no assurances can be given) that interests in each Class of Certificates offered hereby will be held by at least 100 independent investors at the conclusion of the offering thereof; there are no restrictions imposed on the transfer of interests in the Certificates; and interests in the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  If interests in the Class A Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. In addition, the Seller or any underwriter of a Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the Prohibited Transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

  In particular, insurance companies considering the purchase of Certificates of any Series should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock") and the applicability of DOL Prohibited Transaction Exemption 95-60 ("PTE 95-60") and the relief provided under Section 401(c) of ERISA and the regulations thereunder. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 and/or Section 401(c) of ERISA may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock, PTE 95-60, ERISA Section 401(c) or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

                             PLAN OF DISTRIBUTION

  The Seller may sell Certificates (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby sets forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the several underwriters may be required to make in respect thereof.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

  Banc One Capital Markets, Inc. ("BOCM"), an affiliate of the Seller, may from time to time act as an agent or underwriter in connection with the sale of Certificates to the extent permitted by applicable law. Any obligations of BOCM are the sole obligations of BOCM and do not create any obligations on the part of any affiliate of BOCM.

  This Prospectus and related Prospectus Supplements may be used by BOCM in connection with offers and sales related to secondary market transactions in the Certificates. BOCM, to the extent permitted by law, may act as principal or agent in such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of BANK ONE CORPORATION, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Tax Counsel, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                         REPORTS TO CERTIFICATEHOLDERS

  The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to Cede, which is the nominee of DTC and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates and the Agreement--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this Prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

  We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

  The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

  You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov.).

  The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference the documents listed below, any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate our offering of the Certificates.

  . Annual Report on Form 10-K for the year ended December 31, 1998; and
  . Current Reports on Form 8-K dated January 15, 1999, February 12, 1999,
    March 11, 1999, March 12, 1999, April 1, 1999, April 14, 1999, May 12,
    1999, June 11, 1999 and July 15, 1999.

  All such documents were filed under the name of FCC National Bank.

  As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations, BANK ONE CORPORATION, One First National Plaza, Chicago, Illinois 60670; (312) 732-4812.

                         INDEX OF TERMS FOR PROSPECTUS

      Term                                                                 Page
      ----                                                                 ----
Accounts.................................................................     16
Accumulation Period......................................................     32
Additional Accounts......................................................     22
Adjustment Payment.......................................................     40
Aggregate Principal Receivables..........................................     22
Agreement................................................................   5,16
Amortization Period......................................................     32
Automatic Additional Accounts............................................     35
Bank.....................................................................   5,16
Bank's Portfolio.........................................................     18
Base Rate................................................................     19
Benefit Plans............................................................     59
BOCM.....................................................................   2,61
Cash Collateral Account..................................................     49
Cede.....................................................................     26
Cedelbank................................................................     28
Cedelbank Customers......................................................     28
Certificate Owner........................................................     26
Certificate Rate.........................................................     25
Certificateholders.......................................................     24
Certificates.............................................................   5,16
Citibank.................................................................     26
Class....................................................................     16
Code.....................................................................     53
Collateral Interest......................................................     49
Collection Account.......................................................     35
Controlled Accumulation Period...........................................      7
Controlled Amortization Period...........................................      7
Cooperative..............................................................     28
Cut Off Date.............................................................     22
Defaulted Receivables....................................................     40
Definitive Certificates..................................................     29
Depositaries.............................................................     26
Depository...............................................................     26
Determination Date.......................................................     38
Discount Percentage......................................................     39
Distribution Date........................................................   6,30
DOL......................................................................     59
DTC......................................................................     26
Due Period...............................................................     22
Eligible Account.........................................................     34
Eligible Additional Account..............................................     35
Eligible Institution.....................................................     36
Eligible Investments.....................................................     36
Eligible Receivable......................................................     34
Enhancement.............................................................. 5,8,16
Enhancement Provider.....................................................     48
ERISA....................................................................     59
Euroclear................................................................     28
Euroclear Operator.......................................................     28
Euroclear Participants...................................................     28
Excess Finance Charge Collections........................................     39
Excess Principal Collections.............................................     39
Exchange.................................................................     31
Exchange Act.............................................................     27
Exchangeable Seller's Certificate........................................   6,31
FASIT....................................................................     57
FCSI.....................................................................     16
FDIA.....................................................................  10,51
FDIC.....................................................................     10
FDR......................................................................     16
FFIEC....................................................................     19
FFIEC Revised Policies...................................................     19
Final Foreign Investor Regulations.......................................     58
Final Regulation.........................................................     59
Finance Charge Receivables...............................................   6,17
FIRREA...................................................................  10,51
First Chicago Amount.....................................................   6,22
First Chicago Interest...................................................     31
First Chicago Percentage.................................................  25,38
Fixed Allocation Percentage..............................................     37
Floating Allocation Percentage...........................................     37
FNBC.....................................................................     16
Foreign Investors........................................................     57
Full Invested Amount.....................................................     36
Funding Period...........................................................     36
Holders..................................................................     29
Indirect Participants....................................................     27
Interchange..............................................................     20
Interest Funding Account.................................................     30
Interest Period..........................................................     30
Invested Amount..........................................................   6,25
Invested Percentage......................................................   6,37
Investor Charge-Off......................................................     40
Investor Default Amount..................................................     40
IRA......................................................................     59
IRS......................................................................     54
John Hancock.............................................................     60
Liquidation Event........................................................   8,41
MasterCard International.................................................     16
Minimum Aggregate Principal Receivables..................................     22
Minimum First Chicago Interest Percentage................................     22
Monthly Servicer Report..................................................     45
Monthly Servicing Fee....................................................     44
Morgan...................................................................     26
Offered Certificates.....................................................     53
OID......................................................................     54
ONE......................................................................     21

      Term                                                                  Page
      ----                                                                  ----
Paired Series..............................................................   37
Participants...............................................................   26
Paying Agent...............................................................   27
Portfolio Yield............................................................   19
Preexisting Series.........................................................   42
Pre-Funding Account........................................................   36
Pre-Funding Amount.........................................................   36
Prepayable Instrument......................................................   55
Principal Amortization Period..............................................    7
Principal Funding Account..................................................   30
Principal Receivables...................................................... 6,17
Principal Terms............................................................   32
Prohibited Transactions....................................................   59
PTE 95-60..................................................................   60
Rapid Accumulation Period..................................................    7
Rapid Amortization Period..................................................    7
Rating Agency..............................................................    9
Receivables................................................................   16
Record Date................................................................   25
Regulations................................................................   54
Removed Accounts...........................................................   23
Reserve Account............................................................   50
Revolving Period...........................................................    7

      Term                                                                  Page
      ----                                                                  ----
Scheduled Payment Date.....................................................    7
Seller..................................................................... 5,16
Senior Certificates........................................................   25
Series.....................................................................   16
Series Closing Date........................................................   30
Series Termination Date....................................................    7
Servicer................................................................... 6,16
Servicer Default...........................................................   45
Service Transfer...........................................................   44
Servicing Fee..............................................................   44
Spread Account.............................................................   50
Subordinated Certificates..................................................   25
Supplement.................................................................   25
Tax Counsel................................................................ 9,53
Terms and Conditions.......................................................   29
Transfer Date..............................................................   38
Transfer Deposit Amount....................................................   33
Trust...................................................................... 5,16
Trustee.................................................................... 5,16
UCC........................................................................   27
Unallocated Principal Collections..........................................   39
Underwriting Agreement.....................................................   61
VISA.......................................................................   16

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Cedelbank and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC (other than through accounts at Cedelbank or Euroclear) will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

  Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A holder of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. persons (Form W-8). Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

  Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

                                  $550,000,000

                         FIRST CHICAGO MASTER TRUST II
                                     Issuer

                    Floating Rate Asset Backed Certificates
                                 Series 1999-Y

                               FCC National Bank
                              Seller and Servicer

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                                 July 28, 1999
                             ---------------------

                         Banc One Capital Markets, Inc.
                            Bear, Stearns & Co. Inc.
                               J.P. Morgan & Co.
                              Salomon Smith Barney

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A Certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Certificates will deliver a Prospectus Supplement and Prospectus until October 26, 1999.